As filed with the Securities and Exchange Commission on October 28, 2013

Registration No. 333-186054

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LabStyle Innovations Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	3841	45-2973162
(State or other jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Gibor Sport Tower

7 Menahem Begin Street, 23rd Floor

Ramat Gan, Israel 52681

Telephone: (972)-(3)-6222929

Fax Number: (646) 349-3180

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Oren Fuerst, Ph.D.

Executive Chairman

LabStyle Innovations Corp.

Gibor Sport Tower

7 Menahem Begin Street, 23rd Floor

Ramat Gan, Israel 52681

Telephone: (972)-(3)-6222929

Fax Number: (646) 349-3180

(Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Lawrence A. Rosenbloom, Esq.

Ellenoff Grossman & Schole LLP

150 East 42nd Street, 11th Floor

New York, New York 10017

Telephone: (212) 370-1300

Fax Number: (212) 370-7889

Approximate date of proposed sale to public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

On February 14, 2013, the Securities and Exchange Commission (the “SEC”) declared effective a Registration Statement on Form S-1 (File No. 333-186054) (the “Initial Registration Statement”) filed by LabStyle Innovations Corp. (the “Company”). The Company is filing this post-effective amendment to the Initial Registration Statement to update its financial and other disclosures to, among other things, include its audited financial statements for the fiscal year ended December 31, 2012 and its unaudited financial statements for the fiscal quarter ended June 30, 2013.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 28, 2013

LabStyle Innovations Corp.

9,430,162 Shares

Common Stock

This prospectus relates to the offer for sale of an aggregate of up to an aggregate of 9,430,162 shares of common stock, par value $.0001 per share, of LabStyle Innovations Corp. by the selling stockholders named herein. We are not offering any securities pursuant to this prospectus. The shares of common stock offered by the selling stockholders includes: (i) 500,013 shares of common stock underlying warrants with exercise price of $1.00 per share which expire on April 8, 2014; (ii) April 8, 2015; and (iii) 2,840,771 shares of common stock underlying warrants which expire on October 27, 2016 and which have a current exercise price of $1.30 per share. This registration does not mean that such selling stockholders will actually offer or sell any of these shares.  We will not receive any proceeds from the sales of the above shares of our common stock by the selling shareholders.

Our common stock is listed for quotation on the Over-the-Counter Bulletin Board (or OTCBB) and the OTCQB Market operated by OTC Markets Group, Inc. (or OTCQB) under the ticker symbol “DRIO.” On October 25, 2013, closing price of our common stock was $2.47.

Following the effectiveness of the registration statement of which this prospectus forms a part, the sale and distribution of securities offered hereby may be effected in one or more transactions that may take place on the OTCBB or OTCQB, including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders. The selling stockholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of information that should be considered before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 28, 2013.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus. Because it is a summary, it does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should read the entire prospectus carefully, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” When used herein, unless the context requires otherwise, references to the “Company,” “we,” “our” and “us” refer to LabStyle Innovations Corp., a Delaware corporation, collectively with its wholly-owned subsidiary, LabStyle Innovation Ltd., an Israeli corporation, which we sometimes refer to herein as LabStyle Israel.

Our Company

We have developed and are commercializing a patent-pending technology that seeks to bring laboratory testing capabilities to consumers in a distinctive, easy to use and affordable way through the use of smartphones such as iPhones and Androids as well as other mobile devices. In tandem with this effort, we are developing a diabetes-related, cloud-based mobile health (mHealth) software platform designed to facilitate patient insight into how to better manage their diabetes. We were formed in August 2011 as a Delaware corporation.

We are initially applying our technology to address the estimated $10 billion worldwide market for diabetic self-monitoring of blood glucose, or SMBG, market. Diabetes is a disease where insufficient levels, or a total absence, of the hormone insulin produces high levels of glucose in the bloodstream, which can lead to long term adverse effects on a patient’s blood vessels, which can lead to heart attack, stroke, high blood pressure, blindness, kidney disease and nerve damage. As part of controlling blood sugar, many patients must self- monitor their blood glucose levels using home testing kits (called glucometers) and treat high and low blood sugar episodes accordingly to avoid the complications from the disease.

Our first product, DarioTM, is a comprehensive, patent-pending system that combines an all-in-one SMBG device consisting of a lancet (to obtain a blood sample), a device-specific disposable test strip cartridge and a smartphone-driven glucose reader adaptor, coupled with a smartphone app and cloud-based data services. Roughly the size of a pack of gum, we believe that Dario has the potential to replace standalone glucose meters and their kits (lancing , lancets and strips vials) which are the current market standard, most of which have the necessary testing components separated from one another in what we believe is a cumbersome design. Moreover, all but a few glucometers lack an interface with a smartphone, and none will have the software applications associated with Dario, each of which we believe will distinguish Dario as an alternative in the marketplace.

On September 23, 2013, we announced our receipt of CE Mark certification to market Dario. The receipt of the CE Mark allows Dario to be marketed and sold in 32 countries across Europe as well as in certain other countries worldwide. We expect to commence an initial soft launch of Dario for iPhones and other iOS devices in Europe by the second quarter of 2014 with the goal of collecting customer feedback to refine our longer-term roll-out strategy. Further, the Dario app, which is one of the key components of our all-in-one system, has been approved by Apple and will be available in the near future as a free download to European iPhone and other iOS devices users. This means that every diabetic in Europe can soon experience some of the novel functionality of the Dario app even without using the Dario device itself. Over time, we expect to add additional features and functionality in making Dario the new standard of care in diabetes data management. We expect Dario to be the first truly social diabetes management system, with communities of users learning to appreciate and sharing its attributes and benefits.

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With CE mark certification in hand, we also plan to accelerate our ongoing efforts to prepare and file with the U.S. Food and Drug Administration (or FDA) a 510(k) application for marketing of Dario in the United States. This will be followed by regulatory programs in Asia and South America.

Currently, we have third-party manufacturing for the Dario device, the cartridges and test strips and other relevant components in place, and we are preparing to scale-up manufacturing in a manner necessary to support our roll-out. We also have secured leading distributors for Dario to help us reach customers in the U.K., Italy and Belgium in tandem with our online marketing programs. We are making progress in launching innovative online marketing strategies in other countries, including Germany. We are also actively pursuing third-party reimbursement in our key target geographies in Europe, which we expect to be in place for our software launch to occur in the coming months.

Over time, we expect to add additional features and functionality in making Dario the new standard of care in diabetes data management. We expect Dario to be the first truly social diabetes management system, with communities of users learning to appreciate and sharing its attributes and benefits. More broadly, our goal is for the Dario software system to become the centerpiece in a new era of interconnected devices and services that provide healthier and better life for the diabetic patients worldwide. Dario is designed to be a software driven, comprehensive data-management system with sophisticated insight and analytical tools constantly attuned to each individual patient and designed to enable integration with various devices, including most notably the modern, user-friendly Dario glucose monitoring device.

Our proprietary technology (incorporated into Dario) provides a novel body-fluid testing apparatus for performing metered measurement of samples utilizing: (i) a lancing device to obtain a test sample (blood in the case of Dario); and (ii) an adaptor specifically designed to connect a strip designed to absorb the sample, which then produces an electric signal indicating the level of the substance tested for in the sample. The adaptor is then connected to a smartphone via the headphone jack, which allows the test signal to be transmitted to the smartphone, which will then utilize our software application to obtain and display the test result on the device. This is coupled with a set of software features available via a smartphone application as well as internet-based services. We are presently pursuing patent applications in multiple jurisdictions covering the specific processes related to blood glucose level measurement as well as more general methods of rapid tests of body fluids using smartphones and cloud-based services.

Although we are initially targeting only the large and growing SMBG market, we believe our invention has the potential to cover dozens of laboratory tests of bodily fluids (including blood, urine and saliva) that could potentially be undertaken using a smartphone, including blood coagulation, cholesterol, HIV and others.

Our Initial Product — DarioTM

Overview

Our first product, Dario, will target the large and growing SMBG market. Dario is an all-in-one device that includes the glucose reader which is connected to a smartphone via the phone jack, along with a lancing device (a reusable blood-sampling device, when loaded with a disposable lancet) and an integrated, disposable cartridge for test strips. We believe Dario’s design is novel, highly distinctive and functional, and also conveys what we believe will be the modern, technology-driven appeal of Dario. We believe that Dario’s design will offer features that are similar to or superior to the most advanced meters in the market while having a smaller form factor than even the compact meters in the market. The Dario app, which is one of the key components of our all-in-one system, has been approved by Apple and will be available in the near future as a free download to European iPhone and other iOS devices users. This means that every diabetic in Europe can soon experience some of the novel functionality of the Dario app even without using the Dario device itself.

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Due to the product’s integration with the smartphone, Dario will allow test results to be sent and integrated with web-based medical repositories through our Dario smartphone app and, we anticipate, also through web-based services. We believe that Dario’s ease of use will cause prospective users to adopt the product, which could lead to increased blood glucose monitoring by patients. We also see the potential for Dario to act as a focal point for the comprehensive management of diabetes information, including a diabetes management software platform that covers monitoring to therapy and is designed to drive patient insight into how to better manage their diabetes. The Dario app will consider various information patterns like food intake, blood glucose levels, exercise and others. In short, Dario will epitomize our product motto — “Glucose Monitoring for the Mobile AgeTM.”

The SMBG Market

We will initially be focusing on launching Dario in Europe in 2014, and subsequently in North America and other jurisdictions. The diabetes and SMBG markets worldwide and in these submarkets are substantial and growing.

According to International Diabetes Foundation (IDF), some 366 million people worldwide, or 8.3% of adults, were estimated to have diabetes in 2011. About 80% live in low- and middle-income countries. If these trends continue, it is expected that by 2030, some 552 million people, or one adult in 10, will have diabetes. In Europe, the diabetic population was approximately 52.6 million in 2011 according to IDF, and there were approximately 25.8 million diabetics in the U.S. in 2011 according to the American Diabetes Association.

According to Transperancy market research, the global diabetes devices and drugs market was worth USD50.8 billion in 2011 and is expected to reach USD98.4 billion in 2018, growing at an anticipated compounded annual growth rate (or CAGR) of 9.9% from 2011 to 2018. The global diabetes therapeutics devices and drugs market is expected to reach USD72.4 billion by 2018, growing at an estimated CAGR of 10.4% from 2011 to 2018, whereas the global diagnosis and monitoring devices market is expected to reach USD26.0 billion by 2018, growing at an estimated CAGR of 7.8% for the same period. The U.S. is the largest market, contributing close to 40% of the global market for these devices.

Key factors driving market growth include an increasing diabetic population, growing patient awareness, technological advancements, and an increasing number of patients adopting blood glucose self-monitoring. In addition, the affordable cost of blood glucose test strips, together with the continuing evolution towards more frequent daily blood glucose monitoring, are also expected to contribute to market growth. As such, SMBG represents a large market that has grown significantly over the past 30 years and is expected to continue to grow.

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Marketing Strategy

Our initial market focus will be on younger, insulin-dependent diabetics (predominantly Type 1 patients), who are the heaviest users of glucose test strips. Although these patients represent a small subset for the overall diabetes market (as Type 1 diabetics only account for approximately 10% of all diabetic patients), we believe these patients will more readily adopt new mobile phone-based technologies. We and our partners plan to offer Dario at prices that are competitive to those of the current SMBG kits. We plan to gradually broaden our marketing efforts toward the older population, where both insulin and non-insulin dependent Type 2 diabetes is even more prevalent, and patients with “pre-diabetes” (a growing healthcare problem whereby patients exhibit some, but not all, of the diagnostic criteria for diabetes). Although our plan will initially focus on insulin-dependent (in particular, Type 1 patients), diabetes patients who test themselves 4 to 10 times a day, we believe that Dario’s ease of use and the lack of need for a special glucose meter and lancing device will be of major appeal to the even larger Type 2 diabetes population, who typically check their blood glucose levels once or twice a day. Following anticipated initial market launches in both the European and U.S. markets, we plan to explore launching Dario in additional large markets such as Brazil, India and China, possibly through marketing collaborations.

Dario will mainly be marketed directly to the target users. Instead of using traditional retail channels to market our products, we plan to offer Dario devices, strips and related software directly to consumers over the Internet. We will also utilize distribution partners in various jurisdictions. In April 2013, we signed an exclusive distribution agreement for our product with Farla Medical, Inc., a leading medical supplies distributor based in the United Kingdom. Under the terms of the three-year agreement, Farla will market and distribute Dario to primary-care medical practices, clinics, hospitals and patients throughout the United Kingdom and Belgium. In June 2013, we entered into a similar exclusive distribution agreement with Harmonium Pharma covering Italy. Under the terms of the three-year agreement, Harmonium will, on an exclusive, non-transferable and revocable basis, market and distribute Dario at agreed upon prices to primary-care medical practices, clinics, hospitals and patients throughout Italy.

We also expect to collaborate with the medical community to showcase what we expect will be Dario’s clinical equivalence and usability superiority. In this regard, on April 28, 2013, we signed a non-binding memorandum of understanding with a large, multispecialty academic medical center to advance the development of clinical diagnostics utilizing smartphones.

Dario Revenue Model

Our revenues are expected to be derived from sales of Dario’s components, including the device itself, which will be priced similarly to blood glucose monitors in the marketplace, and principally from the recurring sale of our disposable cartridges with 25 test strips. Our customers will also receive access to the Dario app, which will incorporate tools to help diabetic patients manage their disease. Importantly, our revenue model will be driven by the fact that only our test strips, purchased through us and our partners, will be able to be utilized with the Dario device and software, so it is our expectation that we will be the sole source for Dario compatible test strips. In addition to device and test strip related revenue, we anticipate generating revenue in the future from our ability to offer Dario’s subscribers additional products and services based on personalized recommendations, such as location-based, low-sugar food recommendations and the ability to send alerts to caregivers and family and friends. Moreover, the comprehensive data which will be gathered from the use of Dario’s platform by the end-users may enable the company, in the future, to have additional source of revenue.

Our Financial Condition

During 2013, we raised in an aggregate of $10,000,000 ($8,985,510 net of offering expenses) in our private placement which closed in May 2013 (which we refer to as the May 2013 Private Placement) and also received in June and July 2013 additional funding of $500,011 as part of the third and final tranche of a private placement which had its first closing in August 2012 (which we refer to as the August 2012 Private Placement). Moreover, we received funds from several exercises of outstanding warrants to purchase our common stock and may receive additional funding in this manner. We plan to use the proceeds from these offerings primarily to support key manufacturing and marketing initiatives required for the anticipated commercial launch of Dario product in Europe.

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As of June 30, 2013, we had $7,025,282 in cash or cash equivalents and a total stockholders’ deficit accumulated since our inception of $16,585,263. We have not yet generated any revenues from our operations, and we currently have no sources of recurring revenue and are therefore dependent upon external sources for financing our operations. There can be no assurance that we will generate revenues or that we will be able to obtain the necessary financing to continue our operations. As a result, our independent registered public accounting firm has expressed in its auditors’ report on the financial statements for the year ended December 31, 2012 included as part of this prospectus a substantial doubt regarding our ability to continue as a going concern.

According to our management’s estimates, as a result of our May 2013 Private Placement, and based on our budget and the assumption that initial commercial sales will commence during our anticipated timeframes, we believe that we will have sufficient resources to continue our activity at least until the end of February 2014. However, if we are not able to commercially launch Dario or meet our commercial sales targets, and if we are unable to obtain additional capital resources, we may not be able to continue activities beyond that time and to further our business plan. If we cannot continue as a going concern, our stockholders would lose their entire investment in our company.

Corporate Information

We were incorporated under the laws of the State of Delaware on August 11, 2011. Our address is Gibor Sport Tower, 7 Menahem Begin Street, 23rd Floor, Ramat Gan, Israel 52681 and our telephone number is (972)-(3)-6222929.

The Offering

Common Stock Outstanding:	20,065,654 shares as of the date of this prospectus.

Common Stock Offered by Selling Stockholders:	9,430,162 shares (1)

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the selling stockholders. We would, however, receive proceeds upon the exercise of the warrants registered hereunder held by the selling stockholders which, if such warrants are exercised in full, would be approximately $4,400,000 (inclusive of funds received from exercises of such warrants undertaken prior to the date hereof.) Proceeds, if any, received from the exercise of such warrants will be used for working capital and to support our key manufacturing and marketing initiatives required for our anticipated commercial launch of Dario product in Europe. No assurances can be given that any of such warrants will be exercised.

Quotation of Common Stock:	Our common stock is listed for quotation on OTCBB and OTCQB markets under the symbol “DRIO.”

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Risk Factors:	An investment in our Company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

(1)          Includes: (i) shares underlying warrants to purchase an aggregate of 2,840,771of shares of our common stock (taking into account an anti-dilution adjustment) issued in our 2011-2012 Private Placement) and (ii) shares underlying warrants to purchase an aggregate of 1,000,025 shares of our common stock issued in the first and second tranches of our August 2012 Private Placement.

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RISK FACTORS

Investing in our common stock is highly speculative and involves a significant degree of risk. You should carefully consider the following factors and other information in this prospectus before making a decision to invest in our common stock. Additional risks and uncertainties that we are unaware of may become important factors that affect us. If any of the following events occur, our business, financial conditions and operating results may be materially and adversely affected. In that event, the trading price of our common stock may decline, and you could lose all or part of your investment.

Risks Related to our Company and our Business

We were formed in August 2011 and are thus subject to the risks associated with new businesses.

We were formed in August 2011. As such, we are a development stage, “start-up” company with no history of revenue-generating operations. We have only a short operating history by which you can assess our company and our prospects. We are, and expect for the foreseeable future to be, subject to all the risks and uncertainties inherent in a new business and the development and sale of new medical devices. As a result, we still must establish many functions necessary to operate a business, including finalizing our managerial and administrative structure, continuing product and technology development, assessing and commencing our marketing activities, implementing financial systems and controls and personnel recruitment.

Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies in their pre-revenue generating stages, particularly those in the medical device field. Potential investors should carefully consider the risks and uncertainties that a new company with a no operating history will face. In particular, potential investors should consider that there is a significant risk that we will not be able to:

•	implement or execute our current business plan, or that our business plan is sound;

•	maintain our management team and board of directors;

•	raise sufficient funds in the capital markets or otherwise to effectuate our business plan;

•	determine that the processes and technologies that we have developed are commercially viable; and/or

•	attract, enter into or maintain contracts with, and retain customers.

If we cannot execute any one of the foregoing, our business may fail, in which case you would lose the entire amount of your investment in our company.

Given our lack of revenue and cash flow, we will need to raise additional capital, which may be unavailable to us or, even if consummated, may cause dilution or place significant restrictions on our ability to operate.

According to our management’s estimates, based on our current cash on hand and further based on our budget and the assumption that initial commercial sales will commence during our anticipated timeframes, we believe that we will have sufficient resources to continue our activity at least until the end of February 2014.

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Since we might be unable to generate sufficient, if any, revenue or cash flow to fund our operations for the foreseeable future, we will likely need to seek additional equity or debt financing to provide the capital required to maintain or expand our operations. We may also need additional funding for developing products and services, increasing our sales and marketing capabilities, promoting brand identity, and acquiring complementary companies, technologies and assets, as well as for working capital requirements and other operating and general corporate purposes. Moreover, the registration of the common stock issued in this offering for resale and regulatory compliance arising out of being a publicly registered company will dramatically increase our costs.

We do not currently have any arrangements or credit facilities in place as a source of funds, and there can be no assurance that we will be able to raise sufficient additional capital on acceptable terms, or at all. If such financing is not available on satisfactory terms, or is not available at all, we may be required to delay, scale back or eliminate the development of business opportunities and our operations and financial condition may be materially adversely affected.

If we raise additional capital by issuing equity securities, the percentage ownership of our existing stockholders may be reduced, and accordingly these stockholders may experience substantial dilution. We may also issue equity securities that provide for rights, preferences and privileges senior to those of our common stock. Given our need for cash and that equity raising is the most common type of fundraising for companies like ours, the risk of dilution is particularly significant for stockholders of our company.

Debt financing, if obtained, may involve agreements that include liens on our assets, covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, could increase our expenses and require that our assets be provided as a security for such debt. Debt financing would also be required to be repaid regardless of our operating results.

If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our technologies or candidate products, or to grant licenses on terms that are not favorable to us.

Funding from any source may be unavailable to us on acceptable terms, or at all. If we do not have sufficient capital to fund our operations and expenses, we may not be able to achieve or maintain competitiveness, which could lead to the failure of our business and the loss of your investment.

We have not generated revenue and may not generate revenue in the manner in which we anticipate. Further, we expect to incur losses for the foreseeable future.

To date, we have not generated any revenue from sales of our product or otherwise. Since our initial product, Dario, received CE certification only recently, we are currently investing our resources in establishing our production line and other necessary systems required for commercial sales. Although we expect to conduct an initial launch of the Dario app by the end of 2013 and subsequently the Dario product itself, it is unlikely that we will at the outset generate significant revenues, and there is a risk that we will be able to do so in accordance with our anticipated time frame or at all.

Moreover, because of the various risks and uncertainties associated with developing, obtaining and maintaining regulatory approvals and requirements for, manufacturing, marketing and selling Dario, we are unable to predict with any certainty the extent of any future revenues, cash flows, profits or losses or when we will generate positive cash flow or become profitable, if at all. We expect that we will continue to incur significant and increasing operating losses for the foreseeable future as we attempt to initiate and then expand our sales. These losses, among other things, will have an adverse effect on our stockholders’ equity and working capital. Failure to generate revenue or achieve profitability would materially adversely affect the value of our company and our ability to establish and grow our business.

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We cannot accurately predict the volume or timing of any future sales, making the timing of any revenues difficult to predict.

We may be faced with lengthy customer evaluation and approval processes associated with both the Dario software and product. Consequently, we may incur substantial expenses and devote significant management effort and expense in developing customer adoption of Dario, which may not result in revenue generation. We must also obtain regulatory approvals of Dario in the U.S. and other non-European jurisdictions as well as approval for insurance reimbursement in order to initiate sales of Dario, each of which is subject to risk and potential delays, and neither of which may actually occur. As such, we cannot accurately predict the volume or timing of any future sales.

Our independent registered public accounting firm has expressed in its report to our 2012 audited financial statements a substantial doubt about our ability to continue as a going concern.

We are an early stage company, and the development and commercialization of our product is uncertain and expected to require substantial expenditures. We have not yet generated any revenues from our operations to fund our activities, and are therefore dependent upon external sources for financing our operations. There is a risk that we will be unable to obtain necessary financing to continue our operations on terms acceptable to us or at all. As a result, our independent registered public accounting firm has expressed in its auditors’ report on the financial statements included as part of this prospectus a substantial doubt regarding our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of the uncertainty regarding our ability to continue as a going concern. If we cannot continue as a going concern, our stockholders may lose their entire investment in the common stock.

We expect to derive substantially all of our revenues from our principal technology, which leaves us subject to the risk of reliance on such technology.

We expect to derive substantially all of our revenues from sales of products derived from our principal technology. Our initial product utilizing this technology is Dario. As such, any factor adversely affecting sales of Dario, including the product release cycles, regulatory issues, market acceptance, product competition, performance and reliability, reputation, price competition and economic and market conditions, would likely harm our operating results. We may be unable to develop other products utilizing our technology, which would likely lead to the failure of our business.

Moreover, in spite of our efforts related to the registration of our technology, if patent protection is not available for our principal technology, the viability of Dario and any other products that may be derived from such technology would likely be adversely impacted to a significant degree, which would materially impair our prospects.

Certain of our executive officers and directors may become subject to conflicts of interests given their association with other biotechnology or medical device businesses.

Certain of our directors and officers, including Dr. Fuerst and Mr. Stern, are, or may become, in their individual capacities, officers, directors, controlling stockholders and/or partners of or advisors to other entities engaged in a variety of businesses, including in the biotechnology or medical device sector. Thus, there is a risk that these individuals may become subject to conflicts of interest relating to our business given their participation with such other businesses, including, among other things, conflicts relating to time, effort and corporate opportunities. We do not presently have a formal policy for resolving such conflicts of interest should they arise, and the inability to resolve such conflicts should they arise could have an adverse effect on our business.

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Our future performance will depend on the continued engagement of key members of our management team, some of whom are rendering service on a part-time basis.

Our future performance depends to a large extent on the continued services of members of our current management and other key personnel including, in particular, Dr. Oren Fuerst, our Executive Chairman, Erez Raphael, our President and Chief Executive Officer, Mordechi (Motty) Hershkowitz, our Chief Financial Officer, and our other key employees. In the event that we lose the continued services of such key personnel for any reason, this could have a material adverse effect on our business, operations and prospects.

Moreover, Dr. Fuerst is not required to spend a significant portion of his business time on our company’s affairs. There is therefore a risk that other obligations could distract Dr. Fuerst and any of our other part time employees from our business, which could have a negative impact on our ability to effectuate our business plans.

If we are not able to attract and retain highly skilled managerial, scientific and technical personnel, we may not be able to implement our business model successfully.

We believe that our management team must be able to act decisively to apply and adapt our business model in the rapidly changing markets in which we will compete. In addition, we will rely upon technical and scientific employees or third party contractors to effectively establish, manage and grow our business. Consequently, we believe that our future viability will depend largely on our ability to attract and retain highly skilled managerial, sales, scientific and technical personnel. In order to do so, we may need to pay higher compensation or fees to our employees or consultants than we currently expect and such higher compensation payments would have a negative effect on our operating results. Competition for experienced, high-quality personnel is intense and we cannot assure that we will be able to recruit and retain such personnel. We may not be able to hire or retain the necessary personnel to implement our business strategy. Our failure to hire and retain such personnel could impair our ability to develop new products and manage our business effectively.

We will be subject to the risk of reliance on third parties to conduct our clinical trial work.

We depend on independent clinical investigators to conduct our clinical trials. Contract research organizations may also assist us in the collection and analysis of data. These investigators and contract research organizations will not be our employees and we will not be able to control, other than by contract, the amount of resources, including time that they devote to products that we develop. If independent investigators fail to devote sufficient resources to or clinical trials, or if their performance is substandard, it will delay the approval or clearance and commercialization of any products that we develop. Further, the FDA and other regulatory bodies around the world require that we comply with standards, commonly referred to as good clinical practice, for conducting, recording and reporting clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial subjects are protected. If our independent clinical investigators and contract research organizations fail to comply with good clinical practice, the results of our clinical trials could be called into question and the clinical development of our product candidates could be delayed. Failure of clinical investigators or contract research organizations to meet their obligations to us or comply with federal regulations could adversely affect the clinical development of our product candidates and harm our business. Moreover, we intend to have several clinical trials in order to support our marketing efforts and business development purposes. Such clinical trials will be conducted by third parties s well. Failure of such clinical trials to meet their primary endpoints could adversely affect our marketing efforts.

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We will rely on third parties to manufacture and supply our product candidates.

We do not own or operate manufacturing facilities for clinical or commercial production of Dario. We lack the resources and the capability to manufacture Dario on a commercial scale. If our manufacturing partners are unable to produce our products in the amounts that we require, we may not be able to establish a contract and obtain a sufficient alternative supply from another supplier on a timely basis and in the quantities we require. We currently depend, and expect to depend for the foreseeable future, on third-party contract manufacturers.

Dario requires, and our future product candidates, if any, likely will require precise, high quality manufacturing. Any of our contract manufacturers will be subject to ongoing periodic unannounced inspection by the FDA and other non-U.S. regulatory authorities to ensure strict compliance with quality system regulations, including current good manufacturing practices and other applicable government regulations and corresponding standards. If our contract manufacturers fail to achieve and maintain high manufacturing standards in compliance with quality system regulations, we may experience manufacturing errors resulting in patient injury or death, product recalls or withdrawals, delays or interruptions of production or failures in product testing or delivery, delay or prevention of filing or approval of marketing applications for our products, cost overruns or other problems that could seriously harm our business.

Any performance failure on the part of our contract manufacturers could delay clinical development or regulatory clearance of our product candidates or commercialization of our future product candidates, depriving us of potential product revenue and resulting in additional losses. In addition, our dependence on a third-party for manufacturing may adversely affect our future profit margins. Our ability to replace an existing manufacturer may be difficult because the number of potential manufacturers is limited and the FDA must approve any replacement manufacturer before it can begin manufacturing our product candidates. Such clearance would require additional non-clinical testing and compliance inspections. It may be difficult or impossible for us to identify and engage a replacement manufacturer on acceptable terms in a timely manner, or at all.

Supply problems could harm our business.

Our initial product, Dario, will be marketed via the Internet, directly to consumers, and we will also utilize local distribution partners. Our ability to generate sales of Dario will depend on our ability to:

•	procure components such as strips and lancets, cartridges, connectors and other on a timely basis from a limited number of suppliers and manufactures;

•	properly coordinate efforts with our distribution partners;

•	assemble and ship products to consumers on a timely basis with appropriate quality control;

•	develop online distribution and shipment processes; and

•	manage inventory and develop processes to deliver customer support.

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Our inability to achieve any of the foregoing could significantly impair our ability to operate our business.

We anticipate that in the future we will generally commit to purchase component parts from suppliers based on sales forecasts of our products. If we cannot change or be released from these non-cancelable purchase commitments, and if orders for our products do not materialize, we could incur significant costs related to the purchase of excess components which could become obsolete before we can use them. Additionally, a delay in production of the components or inaccuracy in our sales forecast could materially adversely impact our operating results if we are unable to timely ship ordered products or provide replacement parts under warranty or maintenance contracts.

If Dario fails to satisfy current or future customer requirements, we may be required to make significant expenditures to redesign the product, and we may have insufficient resources to do so.

Dario is being designed to address an evolving marketplace and must comply with current and evolving customer requirements in order to gain market acceptance. There is a risk that Dario will not meet anticipated customer requirements or desires. If we are required to redesign our products to address customer demands or otherwise modify our business model, we may incur significant unanticipated expenses and losses, and we may be left with insufficient resources to engage in such activities. If we are unable to redesign our products, develop new products or modify our business model to meet customer desires or any other customer requirements that may emerge, our operating results would be materially adversely affected and our business might fail.

Failure in our online marketing efforts could significantly impact our ability to generate sales.

In several of our principal target markets, we plan to utilize online marketing in order to create awareness to Dario. Our management believes that using online advertisement through affiliate networks and a variety of other pay-for-performance methods will be superior for marketing and generating sales of Dario rather than utilizing traditional, expensive retail channels. However, there is a risk that our marketing strategy could fail. Because we plan to use non-traditional retail sales tools and to rely on healthcare providers to educate our customers about Dario, we cannot predict the level of success, if any, that we may achieve by marketing Dario via Internet. The failure of our online marketing efforts would significantly and negatively impact our ability to generate sales.

Our Dario smartphone application, which is a key to our business model, is available via Apple’s iOS and we expect it to subsequently be available via Google’s Android platforms and maybe in the future via additional platforms. If we are unable to achieve or maintain a good relationship with each of Apple and Google or similar platform, or if the Apple App Store or the Google Play Store or any other applicable platform were unavailable for any prolonged period of time, our business will suffer.

A key component of the Dario offering will be an iPhone or Android application which will incorporate tools to help diabetic patients manage their disease. This application is compatible with Apple’s iOS and is expected to be subsequently compatible with Google’s Android platforms and may in the future via additional platforms. If we are unable to make our Dario application compatible with these platforms, or if there is any deterioration in our relationship with either Apple or Google or others after our application is available, our business would be materially harmed.

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We will be subject to each of Apple’s and Google’s standard terms and conditions for application developers, which govern the promotion, distribution and operation of games and other applications on their respective storefronts. Each of Apple and Google has broad discretion to change its standard terms and conditions, including changes which could require us to pay to have our Dario application available for downloading. In addition, these standard terms and conditions can be vague and subject to changing interpretations by Apple or Google. We may not receive any advance warning of such changes. In addition, each of Apple and Google have the right to prohibit a developer from distributing its applications on its storefront if the developer violates its standard terms and conditions. In the event that either Apple or Google ever determines that we are in violation of its standard terms and conditions, including by a new interpretation, and prohibits us from distributing our Dario application on its storefront, it would materially harm our business.

Additionally, we will rely on the continued function of the Apple App Store and the Google Play Store as digital storefronts where our Dario application may be obtained. There have been occasions in the past when these digital storefronts were unavailable for short periods of time or where there have been issues with the in-app purchasing functionality within the storefront. In the event that either the Apple App Store or the Google Play Store is unavailable or if in-app purchasing functionality within the storefront is non-operational for a prolonged period of time, it would have a material adverse effect on the ability of our customers to secure the Dario application, which would materially harm our business.

As we plan to conduct business internationally, we will be susceptible to risks associated with international relationships.

We intend to operate our business internationally, initially in Europe and subsequently in the United States and other markets including, but not limited to, Brazil, India and South Africa. The international operation of our business will require significant management attention, which could negatively affect our business if it diverts their attention from their other responsibilities. In the event that we are unable to manage the complications associated with international operations, our business prospects could be materially and adversely affected. In addition, doing business with foreign customers subjects us to additional risks that we do not generally face in the United States. These risks and uncertainties include:

•	management, communication and integration problems resulting from cultural differences and geographic dispersion;

•	localization of products and services, including translation of foreign languages;

•	delivery, logistics and storage costs;

•	longer accounts receivable payment cycles and difficulties in collecting accounts receivable;

•	difficulties supporting international operations;

•	difficulties supporting customer services;

•	changes in economic and political conditions;

•	impact of trade protection measures;

•	complying with import or export licensing requirements;

•	exchange rate fluctuations;

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•	competition from companies with international operations, including large international competitors and entrenched local companies;

•	potentially adverse tax consequences, including foreign tax systems and restrictions on the repatriation of earnings;

•	maintaining and servicing computer hardware in distant locations;

•	keeping current and complying with a wide variety of foreign laws and legal standards, including local labor laws;

•	securing or maintaining protection for our intellectual property; and

•	reduced or varied protection for intellectual property rights, including the ability to transfer such rights to third parties, in some countries.

The occurrence of any or all of these risks could adversely affect our international business and, consequently, our results of operations and financial condition.

We expect to be exposed to fluctuations in currency exchange rates, which could adversely affect our results.

Because we expect to conduct a material portion of our business outside of the United States but report our financial results in U.S. Dollars, we face exposure to adverse movements in currency exchange rates. Our foreign operations will be exposed to foreign exchange rate fluctuations as the financial results are translated from the local currency into U.S. Dollars upon consolidation. If the U.S. Dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions will result in increased revenue, operating expenses and net income. Similarly, if the U.S. Dollar strengthens against foreign currencies, the translation of these foreign currency denominated transactions will result in decreased revenue, operating expenses and net income. As exchange rates vary, sales and other operating results, when translated, may differ materially from our or the capital market’s expectations.

Non-U.S. governments often impose strict price controls, which may adversely affect our future profitability.

We intend to seek approval to market Dario and our future product candidates, if any, in both the U.S. and in non-U.S. jurisdictions. If we obtain approval in one or more non-U.S. jurisdictions, we will be subject to rules and regulations in those jurisdictions relating to our products. In some countries, particularly countries of the European Union, each of which has developed its own rules and regulations, pricing may be subject to governmental control under certain circumstances. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a medical device candidate. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product to other available products. If reimbursement of our product candidates is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, we may be unable to achieve or sustain profitability.

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Our device, software and associated business processes may contain undetected errors, which could limit our ability to provide our services and diminish the attractiveness of our service offerings.

Our device, software or our business processes may contain undetected errors, defects or bugs. As a result, our customers or end users may discover errors or defects in our devices, software or the systems we design, or the products or systems incorporating our designs and intellectual property may not operate as expected. We may discover significant errors or defects in the future that we may not be able to fix. Our inability to fix any of those errors could limit our ability to provide our products, impair the reputation of our brand and diminish the attractiveness of our product offerings to our customers.

In addition, we may utilize third party technology or components in our products and we rely on those third parties to provide support services to us. Failure of those third parties to provide necessary support services could materially adversely impact our business.

As our operating subsidiary is in Israel, we will be faced with the risks associated with doing business in that country.

Our operating subsidiary, along with its management team and our research and development facilities, is located in Israel. Although substantially all of our sales will be made to consumers outside Israel and the manufacturing of Dario will be based primarily on parts made in other countries, we are and will nonetheless be directly influenced by the political, economic and military conditions affecting Israel. For example, major hostilities involving Israel (such as the November 2012 hostilities between Israel and Hamas in the Gaza Strip) or the interruption or curtailment of trade between Israel and its present trading partners could have a material adverse effect on our existing business relationships and on our operating results and financial condition. Furthermore, several countries restrict business with Israeli companies, which may impair our ability to create new business relationships or to be, or become, profitable.

Risks Related to Our Intellectual Property

The failure to obtain or maintain patents, licensing agreements and other intellectual property could materially impact our ability to compete effectively.

In order for our business to be viable and to compete effectively, we need to develop and maintain, and we will heavily rely on, a proprietary position with respect to our technologies and intellectual property. We filed a Patent Cooperation Treaty (or PCT) application for a “FLUIDS TESTING APPARATUS AND METHODS OF USE” in May 2011 (PCT/IL2012/000369) which incorporates two U.S. provisional applications submitted in the preceding year. The PCT covers the specific processes related to blood glucose level measurement as well as more general methods of rapid tests of body fluids and has subsequently been converted into several national phase patent applications. We have also filed a significant number of other patent applications for aspects of both the Dario product and software. We have also obtained numerous Web domains.

However, our patents have not been granted by a patent office. In addition, there are significant risks associated with our actual or proposed intellectual property. The risks and uncertainties that we face with respect to our pending patent and other proprietary rights principally include the following:

•	pending patent applications we have filed or will file may not result in issued patents or may take longer than we expect to result in issued patents;

•	we may be subject to interference proceedings;

•	we may be subject to opposition proceedings in foreign countries;

•	any patents that are issued to us may not provide meaningful protection;

•	we may not be able to develop additional proprietary technologies that are patentable;

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•	other companies may challenge patents licensed or issued to us;

•	other companies may have independently developed and/or patented (or may in the future independently develop and patent) similar or alternative technologies, or duplicate our technologies;

•	other companies may design around technologies we have licensed or developed; and

•	enforcement of patents is complex, uncertain and very expensive.

We cannot be certain that patents will be issued as a result of any of our pending or future applications, or that any of our patents, once issued, will provide us with adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since publication of discoveries in scientific or patent literature often lags behind actual discoveries, we cannot be certain that we were the first to make our inventions or to file patent applications covering those inventions.

It is also possible that others may have or may obtain issued patents that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. As to those patents that we have licensed, our rights depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so.

In addition to patents and patent applications, we depend upon trademarks, trade secrets and proprietary know-how to protect our proprietary technology. We require our employees, consultants, advisors and collaborators to enter into confidentiality agreements that prohibit the disclosure of our confidential information to any other parties. We will also require our employees and consultants to disclose and assign to us their ideas, developments, discoveries and inventions. These agreements may not, however, provide adequate protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure in violation of these agreements.

Costly litigation may be necessary to protect our intellectual property rights and we may be subject to claims alleging the violation of the intellectual property rights of others.

We may face significant expense and liability as a result of litigation or other proceedings relating to patents and intellectual property rights of others. In the event that another party has also filed a patent application or been issued a patent relating to an invention or technology claimed by us in pending applications, we may be required to participate in an interference proceeding declared by the United States Patent and Trademark Office to determine priority of invention, which could result in substantial uncertainties and costs for us, even if the eventual outcome was favorable to us. We, or our licensors, also could be required to participate in interference proceedings involving issued patents and pending applications of another entity. An adverse outcome in an interference proceeding could require us to cease using the technology, substantially modify it or to license rights from prevailing third parties.

The cost to us of any patent litigation or other proceeding relating to our licensed patents or patent applications, even if resolved in our favor, could be substantial, especially given our early stage of development. Our ability to enforce our patent protection could be limited by our financial resources, and may be subject to lengthy delays. A third party may claim that we are using inventions claimed by their patents and may go to court to stop us from engaging in our normal operations and activities, such as research, development and the sale of any future products. Such lawsuits are expensive and would consume significant time and other resources. There is a risk that a court will decide that we are infringing the third party’s patents and will order us to stop the activities claimed by the patents. In addition, there is a risk that a court will order us to pay the other party damages for having infringed their patents.

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Moreover, there is no guarantee that any prevailing patent owner would offer us a license so that we could continue to engage in activities claimed by the patent, or that such a license, if made available to us, could be acquired on commercially acceptable terms. In addition, third parties may, in the future, assert other intellectual property infringement claims against us with respect to our services, technologies or other matters.

International patent protection is particularly uncertain, and if we are involved in opposition proceedings in foreign countries we may have to expend substantial sums and management resources.

Patent and other intellectual property law outside the United States is even more uncertain than in the United States and is continually undergoing review and revisions in many countries. Further, the laws of some foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States. For example, certain countries do not grant patent claims that are directed to business methods and processes. In addition, we may have to participate in opposition proceedings to determine the validity of our foreign patents or our competitors’ foreign patents, which could result in substantial costs and diversion of our efforts.

Risks Related to Our Industry

We face intense competition in the self monitoring blood glucose markets and we may not be able to compete in our industry.

With our first product, Dario, we expect to compete directly and primarily with large pharmaceutical and medical device companies: Abbott Laboratories, Bayer Healthcare Division, Johnson & Johnson LifeScan, Roche Diagnostics and Sanofi. The first four of these companies have more than 90% combined market shares of the SMBG business and strong research and development capacity for next generation products. Their dominant market position since the late 1990s and significant control over the market could significantly limit our ability to introduce Dario or effectively market and generate sales of the product. We will also compete with numerous second-tier and third-tier competitors.

We are a “start-up” company with no meaningful history of operations, and most of our competitors have long histories and strong reputations within the industry. They have significantly greater financial and human resources than we do. They also have more experience and capabilities in researching and developing testing products, obtaining and maintaining regulatory clearances and other requirements, manufacturing and marketing those products than we do. There is a significant risk that we may be unable to overcome the advantages held by our competition, and our inability to do so could lead to the failure of our business and the loss of your investment.

Competition in the SMBG markets is extremely intense, which can lead to, among other things, price reductions, longer selling cycles, lower product margins, loss of market share and additional working capital requirements. To succeed, we must, among other critical matters, gain consumer acceptance for Dario and potential future products incorporating our principal technology and offer better strategic concepts, technical solutions, prices and response time, or a combination of these factors, than those of other competitors. If our competitors offer significant discounts on certain products, we may need to lower our prices or offer other favorable terms in order to compete successfully. Moreover, any broad-based changes to our prices and pricing policies could make it difficult to generate revenues or cause our revenues, if established, to decline. Some of our competitors may bundle certain software products at low prices for promotional purposes or as a long-term pricing strategy. These practices could significantly reduce demand for Dario or potential future products or constrain prices we can charge. Moreover, if our competitors develop and commercialize products that are more effective or desirable than Dario or the other products that we may develop, we may not convince our customers to use our products. Any such changes would likely reduce our commercial opportunity and revenue potential and could materially adversely impact our operating results.

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It may be difficult for us to establish market acceptance of Dario, which would significantly impair our viability.

We are faced with the risk that the marketplace will not be receptive to Dario over competing products and that we will be unable to compete effectively. Failure of our products to achieve market acceptance could have a material adverse effect on our business, financial condition and results of operations. Factors that could affect our ability to establish Dario or any potential future products include:

•	the development of products or platforms and design and methodology services, which could result in a shift of customer preferences away from our products and services and significantly decrease revenue;

•	the increase use of improved diabetes drugs that could encourage certain diabetics to test less often, resulting in less usage of self-monitoring test device for certain types of diabetics;

•	the challenges of developing (or acquiring externally-developed) technology solutions that are adequate and competitive in meeting the requirements of next-generation design challenges;

•	the significant number of current competitors in SMBG market who have significantly greater name recognition and more recognizable trademarks and who have established relationships with diabetics healthcare providers and payors; and

•	intense competition to attract acquisition targets, which may make it more difficult for us to acquire companies or technologies at an acceptable price or at all.

If we are unable to establish market acceptance of Dario, our business would likely fail and you would lose your investment in our company.

If we fail to respond quickly to technological developments our products may become uncompetitive and obsolete.

The SMBG market and other markets in which we plan to compete experience rapid technology developments, changes in industry standards, changes in customer requirements and frequent new product introductions and improvements. If we are unable to respond quickly to these developments, we may lose competitive position, and our products or technologies may become uncompetitive or obsolete, causing revenues and operating results to suffer. To compete, we must develop or acquire new products and improve our existing products and processes on a schedule that keeps pace with technological developments and the requirements for products addressing a broad spectrum and designers and designer expertise in our industries. We must also be able to support a range of changing customer preferences. For instance, as non-invasive technologies become more readily available in the market, we may be required to adopt our platform to accommodate the use of non-invasive or continuous blood glucose sensors. We cannot guarantee that we will be successful in any manner in these efforts.

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The regulatory clearance process which we must navigate is expensive, time-consuming, and uncertain and may prevent us from obtaining clearance for the commercialization of Dario or our future product candidates, if any.

The research, design, testing, manufacturing, labeling, selling, marketing and distribution of medical devices are subject to extensive regulation by the FDA and non-U.S. regulatory authorities, which regulations differ from country to country. See “Business – Government Regulation.”

We will not be permitted to market Dario outside of Europe, including in the United States or elsewhere, until we receive a regulatory clearance. In addition, as of the date of this prospectus, in Europe we will be able to market Dario only for Apple IOS devices. Marketing of Dario for non-IOS devices will require additional interactions with the relevant Notified Body. In the U.S., regulatory clearance would take the form of a clearance letter under the 510(k) premarket notification process, or approval of a Section 515 premarket approval (or PMA) from the FDA, depending on the nature of the device. Although we have received CE Mark Certificate to market Dario in Europe, we have not submitted an application or premarket notification in the U.S. or other non-European jurisdictions. Obtaining clearance of any premarket application can be a lengthy, expensive and uncertain process. While the FDA normally reviews and clears a premarket notification in three months, there is no guarantee that our products will qualify for this more expeditious regulatory process, which is reserved for Class I and II devices, nor is there any assurance that, even if a device is reviewed under the 510(k) premarket notification process, the FDA will review it expeditiously or determine that the device is substantially equivalent to a lawfully marketed premarket notification device. If the FDA fails to make this finding, then we cannot market the device. In lieu of acting on a premarket notification, the FDA may seek additional information or additional data which would further delay our ability to market the product. In addition, failure to comply with FDA, non-U.S. regulatory authorities or other applicable U.S. and non-U.S. regulatory requirements may, either before or after product clearance or approval, if any, subject us to administrative or judicially imposed sanctions, including:

•	restrictions on the products, manufacturers or manufacturing process;

•	adverse inspectional observations (Form 483), warning letters or non-warning letters incorporating inspectional observations;

•	civil and criminal penalties;

•	injunctions;

•	suspension or withdrawal of regulatory clearances or approvals;

•	product seizures, detentions or import bans;

•	voluntary or mandatory product recalls and publicity requirements;

•	total or partial suspension of production;

•	imposition of restrictions on operations, including costly new manufacturing requirements; and

•	refusal to clear or approve pending applications or premarket notifications.

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The FDA can delay, limit or deny clearance or approval of a medical device candidate for many reasons, including:

•	a medical device candidate may not be deemed safe or effective, in the case of a premarket approval application;

•	a medical device candidate may not be deemed to be substantially equivalent to a lawfully marketed non-premarket approval device in the case of a 510(k) premarket notification;

•	FDA officials may not find the data from pre-clinical studies and our Dario clinical trial (or any future trials) sufficient;

•	the FDA might not approve our third-party manufacturer’s processes or facilities; or

•	the FDA may change its clearance or approval policies or adopt new regulations.

We may be unable to complete required clinical trials, or we may experience significant delays in completing such clinical trials, which could significantly delay our targeted product launch timeframe and impair our viability and business plan.

The completion of any future clinical trials for Dario or other trials that we may be required to undertake in the future could be delayed, suspended or terminated for several reasons, including:

•	our failure or inability to conduct the clinical trial in accordance with regulatory requirements;

•	sites participating in the trial may drop out of the trial, which may require us to engage new sites for an expansion of the number of sites that are permitted to be involved in the trial;

•	patients may not enroll in, remain in or complete, the clinical trial at the rates we expect; and

•	clinical investigators may not perform our clinical trial on our anticipated schedule or consistent with the clinical trial protocol and good clinical practices.

If our clinical trial is delayed it will take us longer to ultimately commercialize Dario and generate revenues. Moreover, our development costs will increase if we have material delays in our clinical trial or if we need to perform more or larger clinical trials than planned. We may be faced with similar risks in connection with future trials we conduct.

Our failure to meet or maintain necessary or potential regulatory requirements, in relevant target markets, could hurt our ability to distribute and market our products.

Dario or our potential future products may fall under the regulatory purview of various centers at the FDA as described above and similar health authorities in foreign regions or countries where we intend to do business, such as in the European Union. The FDA’s 510(k) clearance process may take from three to twelve months, or longer, and may or may not require additional human clinical data. The premarket approval process may take from eleven months to three years, or even longer, and will likely require significant supporting human clinical data.

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In addition, on September 23, 2013, the FDA issued final guidance (which we refer to herein as the Guidance) for developers of mobile medical applications, or apps, which are software programs that run on mobile communication devices and perform the same functions as traditional medical devices. The Guidance outlines the FDA’s tailored approach to mobile apps.  The FDA plans to exercise enforcement discretion (meaning it will not enforce requirements under the Federal Drug & Cosmetic Act) for the majority of mobile apps as they pose minimal risk to consumers. The FDA plans to focus its regulatory oversight on a subset of mobile medical apps that present a greater risk to patients if they do not work as intended. We anticipate that the Dario app will be subject to the Guidance.

Delays in obtaining the regulatory clearance or approval from the FDA or its equivalents in foreign market could adversely affect our revenues and profitability. We cannot predict whether or when we will be permitted to commercialize Dario.

We may also become subject to numerous post-marketing regulatory requirements, which include labeling regulations and medical device reporting regulations, which may require us to report to different regulatory agencies if our devices cause or contribute to a death or serious injury, or malfunction in a way that would likely cause or contribute to a death or serious injury. In addition, these regulatory requirements may change in the future in a way that adversely affects us. If we fail to comply with present or future regulatory requirements that are applicable to us, we may be subject to enforcement action by regulatory agencies, which may include, among others, any of the following sanctions:

•	untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;

•	customer notification, or orders for repair, replacement or refunds;

•	voluntary or mandatory recall or seizure of our current or future products;

•	imposing operating restrictions, suspension or shutdown of production;

•	refusing our requests for 510(k) clearance or pre-market approval of new products, new intended uses or modifications to Dario or future products;

•	rescinding 510(k) clearance or suspending or withdrawing pre-market approvals that have already been granted; and

•	criminal prosecution.

The occurrence of any of these events may have a material adverse effect on our business, financial condition and results of operations.

If we or our manufacturers fail to comply with the FDA’s Quality System Regulation or any applicable state equivalent, our operations could be interrupted and our operating results could suffer.

We, our manufacturers and suppliers must, unless specifically exempt by regulation, follow the FDA’s Quality System Regulation and are also subject to the regulations of foreign jurisdictions regarding the manufacturing process. If our affiliates, our manufacturers or suppliers are found to be in significant non-compliance or fail to take satisfactory corrective action in response to adverse QSR inspectional findings, the FDA could take enforcement actions against us and our manufacturers which could impair our ability to produce our products in a cost-effective and timely manner in order to meet our customers’ demands. Accordingly, our operating results could suffer.

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Healthcare policy changes, including ongoing efforts to reform the U.S. healthcare system, may have a material adverse effect on us.

Dario utilizes a standard electrochemical glucose testing method and is expected to benefit from existing regulatory approvals worldwide for traditional, non-disposable monitors, test-strips and lancets, in order to have a more rapid pathway to market. However, the SMBG markets have experienced downward pressure on product pricing because the Federal and state governments have made various cost containment efforts on health care expenditures. Furthermore, the industry faces uncertainty brought by the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 and of any potential healthcare reform that could impact tax and reimbursement rates. The implementation of these laws or the adoption of healthcare reform proposals in the future could thus impose limitations on the prices we will be able to charge for our products, or the amounts of reimbursement available for our products from governmental agencies or third-party payors. These limitations could have a material adverse effect on our financial position and results of operations.

We anticipate that legislation could change access to health care products, increase rebates, reduce prices or the rate of price increases, or cap reimbursement rates for medical devices. We also anticipate that legislation could impose sales or excise tax on the medical device manufacturing sector. Any change on medical device taxation and downward trending reimbursement rates would directly impact all aspects of our industry, including our operations and the demand for our products. To the extent such cost containment efforts are not offset by the growth of diabetics population, greater patient access to healthcare and other factors, our future revenues and operating income would be reduced.

We may be subject to federal, state and foreign healthcare fraud and abuse laws and regulations.

Many federal, state and foreign healthcare laws and regulations apply to the SMBG business and medical devices. We may be subject to certain federal and state regulations, including the federal healthcare programs’ Anti-Kickback Law, the federal Health Insurance Portability and Accountability Act of 1996, and other federal and state false claims laws. The medical device industry has been under heightened scrutiny as the subject of government investigations and enforcement actions involving manufacturers who allegedly offered unlawful inducements to potential or existing customers in an attempt to procure their business, including arrangements with physician consultants. If our operations or arrangements are found to be in violation of such governmental regulations, we may be subject to civil and criminal penalties, damages, fines, exclusion from the Medicare and Medicaid programs and the curtailment of our operations. All of these penalties could adversely affect our ability to operate our business and our financial results.

Product liability suits, whether or not meritorious, could be brought against us due to an alleged defective product or for the misuse of Dario or our potential future products. These suits could result in expensive and time-consuming litigation, payment of substantial damages, and an increase in our insurance rates.

If Dario or any of our future products are defectively designed or manufactured, contain defective components or are misused, or if someone claims any of the foregoing, whether or not meritorious, we may become subject to substantial and costly litigation. Misusing our devices or failing to adhere to the operating guidelines or the device producing inaccurate meter readings could cause significant harm to patients, including death. In addition, if our operating guidelines are found to be inadequate, we may be subject to liability. Product liability claims could divert management’s attention from our core business, be expensive to defend and result in sizable damage awards against us. We presently have no insurance against such claims, and even if we are able to obtain such insurance (of which no assurances can be given), we may not have sufficient insurance coverage for all future claims. Any product liability claims brought against us, with or without merit, could increase our product liability insurance rates or prevent us from securing continuing coverage, could harm our reputation in the industry and could reduce revenue. Product liability claims in excess of our insurance coverage would be paid out of cash reserves harming our financial condition and adversely affecting our results of operations.

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If we are found to have violated laws protecting the confidentiality of patient health information, we could be subject to civil or criminal penalties, which could increase our liabilities and harm our reputation or our business.

Part of our business plan includes the storage and potential monetization of medical data of users of Dario. There are a number of federal and state laws protecting the confidentiality of certain patient health information, including patient records, and restricting the use and disclosure of that protected information. In particular, the U.S. Department of Health and Human Services promulgated patient privacy rules under the Health Insurance Portability and Accountability Act of 1996 (which we refer to herein as HIPAA). These privacy rules protect medical records and other personal health information by limiting their use and disclosure, giving individuals the right to access, amend and seek accounting of their own health information and limiting most use and disclosures of health information to the minimum amount reasonably necessary to accomplish the intended purpose. We may face difficulties in holding such information in compliance with applicable law. If we are found to be in violation of the privacy rules under HIPAA, we could be subject to civil or criminal penalties, which could increase our liabilities, harm our reputation and have a material adverse effect on our business, financial condition and results of operations.

Risks Related to the Ownership of Our Common Stock

Our majority stockholders will control our company for the foreseeable future, including the outcome of matters requiring stockholder approval.

Our founders, officers and directors collectively have an approximately 59.97% beneficial ownership of our company. As a result, such individuals will have the ability, acting together, to control the election of our directors and the outcome of corporate actions requiring stockholder approval, such as: (i) a merger or a sale of our company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our articles of incorporation and bylaws. This concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other stockholders and be disadvantageous to our stockholders with interests different from those individuals. Certain of these individuals also have significant control over our business, policies and affairs as officers or directors of our company. Therefore, you should not invest in reliance on your ability to have any control over our company. See “Principal Stockholders.”

We may be unable to establish a liquid market for our common stock due to the manner in which we became a publicly reporting company.

Because we did not become an SEC reporting company by the traditional means of conducting an initial public offering of our common stock, but rather through a self-registration process, we may be unable to establish a liquid market for our common stock. Moreover, we do not expect security analysts of brokerage firms to provide coverage of our company in the near future. In addition, investment banks may be less likely to agree to underwrite primary or secondary offerings on behalf of our company or its stockholders in the future than they would if we had become a public reporting company by means of an initial public offering of common stock. If all or any of the foregoing risks occur, it would have a material adverse effect on our company.

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An active trading market for our common stock may not develop or be sustained.

As we are in our early stages, an investment in our company will likely require a long-term commitment, with no certainty of return. Although our common stock is listed for quotation on the OTCBB and OTCQB markets under the symbol of DRIO, we cannot predict whether an active market for our common stock will ever develop in the future.  In the absence of an active trading market:

•	investors may have difficulty buying and selling or obtaining market quotations;

•	market visibility for shares of our common stock may be limited; and

•	a lack of visibility for shares of our common stock may have a depressive effect on the market price for shares of our common stock.

The OTCBB and OTCQB markets are relatively unorganized, inter-dealer, over-the-counter markets that provide significantly less liquidity than NASDAQ or the NYSE MKT (formerly known as the NYSE AMEX).  In this event, there would be a highly illiquid market for our common stock and you may be unable to dispose of your common stock at desirable prices or at all. Moreover, there is a risk that our common stock could be delisted from the OTCBB and OTCQB, in which case it might be listed on the so called “Pink Sheets”, which is even more illiquid than the OTCQB.

The lack of an active market impairs your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire additional intellectual property assets by using our shares as consideration.

We may not maintain qualification for OTC Bulletin Board or OTCQB inclusion, and therefore you may be unable to sell your shares.

Our common stock became eligible for an un-priced quotation on the OTCBB and OTCQB on April 8, 2013. We are also required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to be current in our periodic securities reporting obligations.

However, trading of our common stock could be suspended. If for any reason our common stock does not become eligible or maintain eligibility for quotation on the OTCBB or OTCQB or a public trading market does not develop, purchasers of shares of our common stock may have difficulty selling their shares should they desire to do so. If we are unable to satisfy the requirements for quotation on the OTCBB and OTCQB, any quotation of in our common stock could be conducted in the “pink” sheets market. As a result, a purchaser of our common stock may find it more difficult to dispose of, or to obtain accurate quotations as to the price of their shares. This would materially and adversely affect the liquidity of our securities.

The market price our common stock may be significantly volatile.

The market price for our common stock may be significantly volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly or annual operating results;

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•	changes in financial or operational estimates or projections;

•	conditions in markets generally;

•	changes in the economic performance or market valuations of companies similar to ours; and

•	general economic or political conditions in the United States or elsewhere.

In particular, the market prices for securities of medical device and life sciences companies have historically been particularly volatile. Some of the factors that may cause the market price of our common stock to fluctuate include:

•	any delay in or the results of our clinical trials;

•	any delay in manufacturing of our products;

•	any delay with the approval for reimbursement for the patients from their insurance companies;

•	our failure to comply with regulatory requirements;

•	the announcements of clinical trial data, and the investment community’s perception of and reaction to those data;

•	the results of clinical trials conducted by others on products that would compete with ours;

•	any delay or failure to receive clearance or approval from the FDA and other regulatory agencies or bodies;

•	our inability to commercially launch products or market and generate sales of our products, including Dario;

•	failure of Dario or any other products, even if approved for marketing, to achieve any level of commercial success;

•	our failure to obtain patent protection for any of our technologies and products (including those related to Dario) or the issuance of third party patents that cover our proposed technologies or products;

•	developments or disputes concerning our product’s intellectual property rights;

•	our or our competitors’ technological innovations;

•	general and industry-specific economic conditions that may affect our expenditures;

•	changes in market valuations of similar companies;

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•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, capital commitments, new technologies, or patents;

•	failure to adequately manufacture Dario or any other products through third parties;

•	future sales of our common stock or other securities;

•	period-to-period fluctuations in our financial results; and

•	low trading volume of our common stock;

In addition, if we fail to reach an important research, development or commercialization milestone or result by a publicly expected deadline, even if by only a small margin, there could be significant impact on the market price of our common stock. Additionally, as we approach the announcement of anticipated significant information and as we announce such information, we expect the price of our common stock to be particularly volatile, and negative results would have a substantial negative impact on the price of our common stock.

In some cases, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our business operations and reputation.

Our common stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our common stock may be a “penny stock” if it meets one or more of the following conditions: (i) the stock trades at a price less than $5 per share; (ii) it is not traded on a “recognized” national exchange; or (iii) is issued by a company (such as ours) that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to: (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

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FINRA sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

You may face significant restrictions on the resale of your shares due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this prospectus. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

Because certain of our executive officers and directors reside outside of the United States, it may be difficult for you to enforce your rights based on the United States federal securities laws or otherwise against such officers and directors in the United States or to enforce judgments of United States courts against them in Israel.

Certain of our executive officers and directors reside outside of the United States in Israel. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States federal securities laws or otherwise against such persons in the courts of either the United States or Israel, and even if civil judgments are obtained in courts of the United States, to enforce such judgments in Israeli courts.

Our compliance with complicated U.S. regulations concerning corporate governance and public disclosure will result in additional expenses. Moreover, our ability to comply with all applicable laws, rules and regulations is uncertain given our management’s relative inexperience with operating U.S. public companies.

As a publicly reporting company, we are faced with expensive and complicated and evolving disclosure, governance and compliance laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and the Dodd-Frank Act. New or changing laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards of a U.S. public company are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

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Moreover, our executive officers have little experience in operating a U.S. public company, which makes our ability to comply with applicable laws, rules and regulations uncertain. Our failure to company with all laws, rules and regulations applicable to U.S. public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and stock price.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements, which could leave our stockholders without information or rights available to stockholders of more mature companies.

For as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the JOBS Act), we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of an extension of time to comply with new or revised financial accounting standards.

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved;.

We expect to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” Because of these lessened regulatory requirements, our stockholders would be left without information or rights available to stockholders of more mature companies.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. Consequently, our financial statements may not be comparable to companies that comply with public company effective dates. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

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There may be limitations on the effectiveness of our internal controls, and a failure of our control systems to prevent error or fraud may materially harm our company.

Proper systems of internal controls over financial accounting and disclosure are critical to the operation of a public company. As we are a start-up company, we are at the very early stages of establishing, and we may be unable to effectively establish such systems, especially in light of the fact that we expect to operate as a publicly reporting company. This would leave us without the ability to reliably assimilate and compile financial information about our company and significantly impair our ability to prevent error and detect fraud, all of which would have a negative impact on our company from many perspectives.

Moreover, we do not expect that disclosure controls or internal control over financial reporting, even if established, will prevent all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. Failure of our control systems to prevent error or fraud could materially adversely impact us.

We may be unable to complete our analysis of our internal controls over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our company and, as a result, the value of our common stock.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by our management on, among other things, the effectiveness of our internal control over financial reporting for our fiscal year ended December 31, 2014. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our independent registered public accounting firm has issued an opinion on our internal control over financial reporting as describe below.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the JOBS Act. We will remain an “emerging growth company” for up to five years unless the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time in which case we would cease to be an “emerging growth company” as of the following December 30.

At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Our remediation efforts may not enable us to avoid a material weakness in the future. Any of the foregoing occurrences, should they come to pass, could negatively impact the public perception of our company, which could have a negative impact on our stock price.

We are in the very early stages of the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective.

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If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline, and we may be subject to investigation or sanctions by the SEC.

Anti-takeover provisions in our charter documents and Delaware law could discourage, delay or prevent a change in control of our Company and may affect the trading price of our common stock.

We are a Delaware corporation and the anti-takeover provisions of the Delaware General Corporation Law may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders. In addition, our certificate of incorporation and bylaws may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Our certificate of incorporation and bylaws:

•	authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to thwart a takeover attempt;

•	provide that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office;

•	provide that special meetings of stockholders may only be called by our Chairman and/or President, our board of directors or a super-majority (66 2/3%) of our stockholders;

•	place restrictive requirements (including advance notification of stockholder nominations and proposals) on how special meetings of stockholders may be called by our stockholders;

•	do not provide stockholders with the ability to cumulate their votes; and

•	provide that only a super-majority of our stockholders (66 2/3%) may amend our bylaws.

We do not currently intend to pay dividends on our common stock in the foreseeable future, and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid cash dividends on our common stock and do not anticipate paying any cash dividends to holders of our common stock in the foreseeable future. Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Upon dissolution of our company, you may not recoup all or any portion of your investment.

In the event of a liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, the proceeds and/or assets of our company remaining after giving effect to such transaction, and the payment of all of our debts and liabilities will be distributed to the stockholders of common stock on a pro rata basis. There can be no assurance that we will have available assets to pay to the holders of common stock, or any amounts, upon such a liquidation, dissolution or winding-up of our Company. In this event, you could lose some or all of your investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	our lack of operating history;

•	our current and future capital requirements and our ability to satisfy our capital needs;

•	our ability to manufacture, market and sell Dario;

•	our ability to complete required clinical trials of our product and obtain clearance or approval from the FDA or other regulatory agents in different jurisdictions;

•	our ability to maintain or protect the validity of our patents and other intellectual property;

•	our ability to retain key executive members;

•	our ability to internally develop new inventions and intellectual property;

•	interpretations of current laws and the passages of future laws; and

•	acceptance of our business model by investors.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Please see “Risk Factors” for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the selling stockholders named in this prospectus. All proceeds from the sale of the common stock will be paid directly to the selling stockholders.

We have previously received approximately $287,000 of proceeds from the exercise of the warrants held by the selling stockholders, and would receive proceeds upon the exercise of the remaining warrants held by the selling stockholders which, if such warrants are exercised would be approximately $4,400,000. Proceeds, if any, received from the exercise of such warrants are currently expected to be used for working capital and general corporate purposes. No assurances can be given that any of additional such warrants will be exercised.

DIVIDEND POLICY

We have never paid any cash dividends on our common stock. We anticipate that we will retain funds and future earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future following this offering. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements and other factors that our board of directors deems relevant. In addition, the terms of any future debt or credit financings may preclude us from paying dividends.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Prospective investors should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We were formed in August 2011 as a Delaware corporation. We have developed and are commercializing a patent-pending technology that seeks to bring laboratory testing capabilities to consumers in a distinctive, easy to use and affordable way through the use of smartphones such as iPhones and Androids. Our initial product is Dario, a stylish, easy-to-use medical device and software system that will compete in more than $10 billion dollar estimated worldwide market for patient self-monitoring of blood glucose (SMBG) products. Dario is a comprehensive, patent-pending system that combines an all-in-one SMBG device consisting of a lancet (to obtain a blood sample), a device-specific disposable test strip cartridge and a smartphone-driven glucose reader adaptor, coupled with a smartphone app and cloud-based data services. We are presently pursuing patent applications in multiple jurisdictions covering the specific processes related to blood glucose level measurement as well as more general methods of rapid tests of body fluids using smartphones and cloud-based services.

Critical Accounting Policies

Overview

Our financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (or US GAAP). Our fiscal year ends December 31.

This Management’s Discussion and Analysis of Financial Condition and Results of Operations discuss our financial statements, which have been prepared in accordance with US GAAP. The preparation of these financial statements requires making estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses for the reporting periods. On an ongoing basis, we evaluate such estimates and judgments. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ (perhaps significantly) from these estimates under different assumptions or conditions.

While all the accounting policies impact the financial statements, certain policies may be viewed to be critical. Our management believes that the accounting policies which involve more significant judgments and estimates used in the preparation of our consolidated financial statement include warrants liability, stock-based compensation, capitalization of costs and useful lives of assets:

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Warrant liability

The fair value of the liability for certain warrants issued to investors and our previous placement agents in connection with our financings to date was calculated using the Binomial model. We accounted for these warrants according to the provisions of ASC 815, “Derivatives and Hedging - Contracts in Entity’s Own Equity” and, based on the anti-dilution protections contained in the warrants, we classified them as liabilities, measured at fair value each reporting period until they will be exercised or expired, with changes in the fair values being recognized in our statement of operations as financial income or expense. Exercised warrants are being measured at fair value as of their exercise date and subsequently reclassified from liability to additional paid in capital.

Stock-Based Compensation

We account for stock-based compensation in accordance with ASC 718 “Compensation- stock compensation” which requires companies to estimate the fair value of equity-based payment awards on the date of grant using the Black-Scholes option-pricing model.

The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in our consolidated income statements.

We recognize compensation expenses for the value of awards granted based on the straight line method over the requisite service period of each of the awards, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered option. Ultimately, the actual expenses recognized over the vesting period will only be for those shares that vest.

We selected the Black-Scholes option pricing model as the most appropriate fair value method for stock-option awards based on the market value of the underlying shares at the date of grant. This option-pricing model requires a number of assumptions, of which the most significant are the expected stock price volatility and the expected option term. Expected volatility was calculated based upon historical volatilities of similar entities in the related sector index. The expected option term represents the period that stock options are expected to be outstanding and is determined based on the simplified method until sufficient historical exercise data will support using expected life assumptions. The risk-free interest rate is based on the yield from U.S. treasury bonds with an equivalent term. We have historically not paid dividends and has no foreseeable plans to pay dividends.

Our net loss for the second quarter of 2013 includes stock-based compensation costs, with respect to option granted to employees and directors of the company, in the amount of $486,295 as compared to $184,588 for the same period in 2012 or $1,763,547 for the first six months of 2013 as compared to $311,181 for the same period in 2012.

We apply ASC 718 and ASC 505-50 “Equity-Based Payments to Non-Employees”, with respect to options and warrants issued to non-employees. ASC 718 requires the use of option valuation models to measure the fair value of the options and warrants at the measurement date.

In connection with options granted to non-employees for services received for the second quarter of 2013 and 2012, and our determination of the fair value of our common shares, we have recorded stock-based compensation expense of $45,177 and $87,600, respectively, or $87,323 and $87,600 for the first six months of 2013 and 2012, respectively, which represent the fair value of non-employee options grants. At the end of each financial reporting period prior to vesting, the value of these options, as calculated using the Black-Scholes option pricing model, was re-measured using the then current fair value of our common shares.

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Production Equipment

Capitalization of Costs. During 2012 and 2013, we have made certain investments in production equipment associated with our Dario product. We capitalize direct incremental costs of a third party manufacturer related to such production equipment. We cease construction cost capitalization relating to our production equipment once it is ready for its intended use and held available for occupancy. All renovations and betterments that extend the economic useful lives of assets and / or improve the performance of the production equipment are capitalized.

Useful Lives of Assets. We are required to make subjective assessments as to the useful lives of our production equipment for purposes of determining the amount of depreciation to record on an annual basis with respect to our construction of the production equipment. These assessments have a direct impact on our net income (loss). Tooling and production equipment which are part of our production equipment are depreciated on a straight-line basis over a period of up to five years, except any renovations and betterments which are depreciated over the remaining life of the production equipment.

Extended Transition Period for “Emerging Growth Companies.”

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business Act of 2012 (known as the JOBS Act). This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. Consequently, our financial statements may not be comparable to companies that comply with public company effective dates. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

Results of Operations

Three and six months ended June 30, 2013 and 2012:

Revenues

For the period of three and six months ended June 30, 2013 and 2012 we did not generate any revenues.

Cost of Revenues

For the period of three and six months ended June 30, 2013 and 2012 we did not generate any cost of revenues from operations.

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Research and Development Expenses

Our research and development expenses increased to $1,415,805 for the second quarter of 2013 from $449,148 for the second quarter of 2012. Research and development expenses increased to $2,091,219 for the first six months of 2013 from $620,818 for the first six months of 2012. This increase was mainly due to recruitment of new employees, production expenses which were not capitalized and inventory expenses which were deferred to the second quarter of 2013 due to clinical trials performed during such period.

Research and development expenses consist mainly of payroll expenses to employees involved in research and development activities, expenses related to our Dario product and related software application, subcontracting, labor contractors and engineering expenses, depreciation and maintenance fees related to equipment and software tools used in research and development, and facilities expenses associated with and allocated to research and development activities.

Marketing and pre-production costs

Our marketing and pre-production costs increased to $664,063 for the second quarter of 2013 from none for the second quarter of 2012. Marketing and pre-production costs increased to $1,161,091 for the first six months of 2013 from none for the first six months of 2012. This increase is mainly due to recruitment of new employees, production equipment depreciation, payments to certain contractors, related travel and payment for several marketing matters.

Marketing and pre-production costs consist mainly of payroll expenses of marketing and pre-production employees, travel of such employees, trade show expenses, depreciation of our production equipment and facilities expenses associated with and allocated to marketing and pre-production.

General and Administrative Expenses

Our general and administrative costs increased to $1,516,206 for the second quarter of 2013 from $417,201 for the second quarter of 2012. General and administrative costs increased to $3,419,931 for the first six months of 2013 from $740,277 for the first six months of 2012. This increase is mainly due to option compensation expenses for option issuances to employees and directors, office related expenses and legal, accounting and other professional expenses.

Our general and administrative expenses consist mainly of payroll expenses for management and employees, accounting and legal fees, expenses related to investor relations, as well as our office expenses.

Finance Expenses, net

Our finance expenses, net increased to $1,690,398 for the second quarter of 2013 from $881 for the second quarter of 2012. Finance expenses, net increased to $3,841,100 for the first six months of 2013 from $77,018 for the first six months of 2012. This increase is mainly due to revaluation of warrants to investors and a service provider, that are recorded as liability and presented at fair value each reporting period, and issuance cost related to warrants to investors and such service provider.

Net loss

Net loss for the three and six months periods ended June 30, 2013 was $5,286,472 and $10,513,341, respectively. Net loss for the three and six months periods ended June 30, 2012 was $867,230 and $1,438,113, respectively.

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Plan of Operation

We expect to begin to generate revenues during 2014, which reflects our goal of commercially launching our Dario product in 2014 following receipt of applicable regulatory clearances or approvals and following soft lunch of our software by the end of 2013. Through our Israeli subsidiary, LabStyle Innovation Ltd., our plan of operations is to continue the development of our product and technology.

We expect to incur a minimum of approximately $8.9 million in expenses in order to effectuate our business for the next 12 months. During such period, we expect (subject to obtaining regulatory clearances or approvals) to commercially launch Dario in Europe. In support of this goal, we estimate that such $8.9 million in expenses will be utilized to fund the following activities:

•	initial and ramp up of mass production, marketing and sales efforts related to Dario devices and test strips;

•	continued product development and related activities (including costs associated with our now completed clinical trials and costs of application development and data storage capabilities as well as any necessary design modifications);

•	continued work on registration of our patents worldwide;

•	regulatory matters;

•	professional fees associated with being a publicly reporting company; and

•	general and administrative matters.

Liquidity and Capital Resources

Since our inception, we have generated significant losses and expect to continue to generate losses for the foreseeable future. There is no assurances that we will be able to obtain an adequate level of financing needed for our near term requirements or the long-term development and commercialization of our product. These conditions raise substantial doubt about our ability to continue as a “going concern”.

As of June 30, 2013 we had $7,025,282 in cash and cash equivalents.

According to our management’s estimates, based on our budget, and assuming that initial commercial sales will not commence during our anticipated timeframes, we believe that we will have sufficient resources to continue our activity at least until the end of February 2014. However, if we are required to incur additional pre-production or other costs such those related to design modifications, increases in general administrative expenses such as increased personnel or continued regulatory compliance, and if we are unable to obtain additional capital resources, we will not be able to continue activities at current levels or at all beyond the end of February 2014.

Additionally, readers are advised that available resources may be consumed more rapidly than currently anticipated, resulting in the need for additional funding sooner than expected. Should this occur during 2013, we will need to seek additional capital to fund (i) further development and, if needed, testing of our initial product and its related application and data storage components, (ii) our efforts to obtain regulatory clearances or approvals necessary to be able to commercially launch such product, (iii) expenses which will be required in order to start production of our product, (iv) sales and marketing efforts and (v) general working capital. Such funding may be unavailable to us on acceptable terms, or at all. Our failure to obtain such funding when needed could create a negative impact on our stock price or could potentially lead to the failure of our company. This would particularly be the case if we are unable to obtain regulatory clearance or approval for, and commercially launch, Dario in the jurisdictions and in the timeframes we expect.

Off-Balance Sheet Arrangements

As of date of this prospectus, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4) of Regulation S-K.

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BUSINESS

Overview

We have developed and are commercializing a patent-pending technology that seeks to bring laboratory testing capabilities to consumers in a distinctive, easy to use and affordable way through the use of smartphones such as iPhones and Androids as well as other mobile devices. In tandem with this effort, we are developing a diabetes-related, cloud-based mobile health (mHealth) software platform designed to facilitate patient insight into how to better manage their diabetes. We were formed in August 2011 as a Delaware corporation.

We are initially applying our technology to address the $10 billion estimated worldwide market for diabetic self-monitoring of blood glucose, or SMBG. Our first product, DarioTM, is a comprehensive, patent-pending system that combines an all-in-one SMBG device consisting of a lancet (to obtain a blood sample), a device-specific disposable test strip cartridge and a smartphone-driven glucose reader adaptor, coupled with a smartphone app and cloud-based data services. We believe that Dario has the potential to replace the need for stand alone, self-powered glucose meters, which are the current standard of care. Dario also comes with a related smartphone application and offers web-based services for diabetic patients.

On September 23, 2013, we announced our receipt of CE Mark certification to market Dario. The receipt of the CE Mark allows Dario to be marketed and sold in 32 countries across Europe as well as in certain other countries worldwide. We expect to commence an initial soft launch of Dario for iPhones and other iOS devices in Europe by the second quarter of 2014 with the goal of collecting customer feedback to refine our longer-term roll-out strategy. Further, the Dario app, which is one of the key components of our all-in-one system, has been approved by Apple and will be available in the near future as a free download to European iPhone and other iOS devices users. This means that every diabetic in Europe can soon experience some of the novel functionality of the Dario app even without using the Dario device itself. Over time, we expect to add additional features and functionality in making Dario the new standard of care in diabetes data management. We expect Dario to be the first truly social diabetes management system, with communities of users learning to appreciate and sharing its attributes and benefits.

With CE Mark Certificate in hand, we also plan to accelerate our ongoing efforts to prepare and file a 510(k) application with the FDA for marketing clearance of Dario in the United States. This will be followed by regulatory programs in Asia and South America.

Currently, we have third-party manufacturers for the Dario device, for the cartridges, and test strips in place and we are preparing to scale-up manufacturing in a manner necessary to support our roll-out. We also have secured leading distributors for Dario to help us reach customers in the U.K., Italy and Belgium in tandem with our online marketing programs. We are making progress in launching innovative online marketing strategies in other countries, including Germany. We are also actively pursuing third-party reimbursement in our key target geographies in Europe, which we expect to be in place for our software launch to occur in the coming months.

Over time, we expect to add additional features and functionality in making Dario the new standard of care in diabetes data management. We expect Dario to be the first truly social diabetes management system, with communities of users learning to appreciate and sharing its attributes and benefits. More broadly, our goal is for the Dario software system to become the centerpiece in a new era of interconnected devices and services that provide healthier and better life for the diabetic patients worldwide. Dario is designed to be a software driven, comprehensive data-management system with sophisticated insight and analytical tools constantly attuned to each individual patient and designed to enable integration with various devices, including most notably the modern, user-friendly Dario glucose monitoring device.

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Our Technology

We have worked since the first half of 2010 to develop our principal technology, for which broad patent protection, with a combination of two U.S. provisional patent applications and our International PCT patent application, was applied for in 2011. We have converted the PCT into national phase applications in the jurisdictions in which we are targeting the commercial launch of Dario. As such, corresponding national applications were filed in November 2012 in the U.S., Europe, Israel, Brazil, China, Australia, India, South Africa and Germany. We have also filed many other patent applications related to the Dario product and software.

By using smartphones and other mobile devices (which are used by millions of people around the world) as the heart of the test device, we believe that patients will more readily perform on-the-go testing, leading to increased usage and better healthcare management. In addition, the integration with the smartphone enables the data to be seamlessly integrated into a comprehensive data management program which incorporates features such as a results and trends log, community and alerts features and personalized lifestyle change recommendations. In short, Dario will epitomize our product motto — “Glucose Monitoring for the Mobile AgeTM.”

Although we are initially targeting the SMBG market with our first product Dario, we believe our invention has the potential to cover dozens of laboratory tests of bodily fluids (including blood, urine and saliva tests) that could potentially be undertaken using a smartphone, including, among others, blood coagulation, cholesterol and HIV tests.

Our Initial Product – DarioTM

We believe that the diabetic SMBG market presents the most attractive initial application for our proprietary technology as there are millions of potential diabetic users of a smartphone-enabled glucose monitoring technology. As such, our first product, Dario, will seek to revolutionize the way diabetic patients around the world manage their disease.

Roughly the size of a pack of gum, Dario is an all-in-one device that includes the glucose reader which is connected to a smartphone via the phone jack, along with a lancing device (a reusable blood-sampling device, when loaded with a disposable lancet) and an integrated, disposable cartridge for test strips. We believe that Dario has the potential to replace stand-alone glucose meters which are the current market standard, most of which have the necessary testing components separated from one another in what we believe is a cumbersome design. Moreover, all but a few glucometers lack an interface with a smartphone, and none will have the software applications and web-based services associated with Dario, each of which we believe will distinguish Dario as an alternative in the marketplace.

Our revenues are expected to be derived from sales of Dario’s components, including the device itself, which will be priced similarly to blood glucose monitors in the marketplace, and principally from the recurring sale of our disposable cartridges with 25 test strips. Our customers will also receive access to our smartphone application, which will incorporate tools to help diabetic patients manage their disease. Importantly, our revenue model will be driven by the fact that only our test strips, purchased through us and our partners, will be able to be utilized with the Dario device and software, so it is our expectation that we will be the sole source for Dario compatible test strips. In addition to device and test strip related revenue, we anticipate generating revenue in the future from our ability to offer Dario’s subscribers additional products and services based on personalized recommendations, such as location-based, low-sugar food recommendations and the ability to send alerts to caregivers and family and friends. Moreover, the comprehensive data which will be gathered from the use of Dario’s platform by the end-users may enable the company, in the future, to have additional source of revenue.

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We believe the following features of our Dario product and the manner in which we plan to market and distribute our product will help position Dario to gain users and drive revenue growth:

•	Look and Feel. While utilizing the same state of the art electro-chemical, blood-based measurement techniques as standard glucose monitors and offers familiar usability, Dario is easily integrated with the patient’s own smartphone and offers a distinctive look and feel. Furthermore, unlike the market standards, Dario has an integrated lancing device and disposable strip cartridge. This eliminates the need for a separate glucose monitor, lancing device and strip bottle and, we believe, will make Dario the glucose device with among the smallest footprint in the market. Furthermore, Dario will have smartphone applications incorporating software tools to help diabetic patients manage their disease.

•	Large Market of Potential Users. Our reliance on diabetics within the massive smartphone market gives us an established potential user-base. In the U.S., Nielsen reports that 55% of new cell phone buyers purchased a smartphone as their new handset, an increase from 34% one year ago. Of all U.S. mobile users, 38% now own a smartphone, and smartphones are increasingly becoming the choice of the typical phone user. In many countries (including the U.S.), smartphones are also typically heavily subsidized by the cellular providers through discounted pricing associated with related plan subscriptions, enabling Dario to benefit from the extensive marketing by cellular companies of these devices. We believe that it is reasonable to assume that the percentage of smartphone users with diabetes mirrors that of the general population.

•	Marketing and Distribution. Our planned Internet-based, direct-to-consumer marketing and distribution will seek to reduce the reliance on traditional retail channels. We believe that our direct to consumer, online distribution plan, coupled with the fact that our Dario adapter is integrated in one unit with a lancing device and strip cartridge (which we believe will be viewed as favorable by customers) may enable a rapid ramp up of our revenue. This approach is also designed to effectively create brand awareness with a significantly reduced use of our capital resources versus the amounts required via the traditional, offline retail channels. In addition, in various jurisdictions, we will distribute Dario through local distributers.

•	“Expanding the Pie”. Our goal is to obtain significant market share using technological innovations and by expanding the total SMBG market size “pie” through offering a user-friendly device that utilizes an existing platform and installed potential user base (smartphones and smartphone users, respectively). We will endeavor to emphasize the user friendly nature of Dario to expand the total SMBG market size by convincing existing diabetes patients to test their glucose levels more frequently and by convincing the “nontesting” population to adopt glucose monitoring.

•	Competitive Cost of Goods Sold. Based on our market research and discussions with our test strip manufacturer, we believe that our anticipated outsourced manufacturing cost of the test strips will be similar to our estimate of our competitors’ cost for existing single-use disposable strips. In addition, we believe the manufacturing costs of our Dario device will be competitive with those of the leading glucometers.

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•	Opportunities for Commercialization Partnerships. Recent pharmaceutical company entrants into the SMBG market (such as Perigo and Sanofi) are licensing and/or acquiring technologies, seeking differentiation, thereby providing us with opportunities for more rapid commercialization through partnerships. Therefore, we will explore the possibility of entering into commercialization agreements, including an upfront payment, supply agreement and royalty payments, with strategic partners.

Currently there are a few new market entrants in the SMBG space that are attempting to utilize computer or smartphone connectivity, including the Bayer Contour and the recently introduced Sanofi IBGStar and GlucoDock (which is currently only available outside of the U.S.). Both devices, however, are traditional, free-standing glucose monitors that require connection to a computer or smartphone via the USB Port (the Contour) or the dock connecting port (IBGstar and GlucoDock). Furthermore, none of these devices offer the integration of an all-in-one unit that includes a lancing device and strip cartridge.

Thus, we believe Dario will bring an entirely new dynamic to the SMBG device market. We believe that our primary business model for Dario is clean and simple — sales of proprietary glucose test strips (the disposable component) directly to consumers, leveraging an installed base of mobile phones. The entire mechanism consists of a small and simple adaptor combined with a strip which is connected to the smartphone’s headphone jack, with the strip test results being read by the smartphone.

Background on Diabetes

Diabetes is a chronic disease that arises when the pancreas does not produce enough (or ceases to produce) insulin, or when the body cannot effectively use the insulin it produces. Insulin is a hormone made by the pancreas that enables cells to take in glucose from the blood and use it for energy. Failure to produce insulin, or of insulin to act properly, or both, leads to raised glucose (sugar) levels in the blood (hyperglycemia), which can be detected with a blood test. Excess glucose in the blood has been shown to cause damage to blood vessels and is thus associated with long-term damage to the body and failure of various organs and tissues, including the retina and the kidneys. There are three main types of diabetes:

Type 1 diabetes is sometimes called insulin-dependent, or juvenile, diabetes. It is caused by an auto-immune reaction where the body’s defense system attacks the insulin-producing cells located in a person’s pancreas. The reason why this occurs is not fully understood. People with Type 1 diabetes produce very little or no insulin. The disease can affect people of any age, but usually occurs in children or young adults. People with this form of diabetes need injections of insulin every day in order to control the levels of glucose in their blood. Type 1 diabetes patients constitute approximately 10% of the overall number of patients, but are much more extensive users of SMBG, as these diabetics need to measure their glucose levels 4-10 times day (versus the typical once or twice a day for a Type 2 diabetic patient). The vast majority of Type 1 diabetes patients are insulin dependent.

Type 2 diabetes is sometimes called adult-onset diabetes and accounts for at least 90% of all cases of diabetes. It is characterized by insulin resistance and relative insulin deficiency, either of which may be present at the time that diabetes becomes clinically manifest. The diagnosis of Type 2 diabetes usually occurs after the age of 40 but can occur earlier, especially in populations with high diabetes prevalence. Type 2 diabetes can remain undetected for many years and the diagnosis is often made from associated complications or incidentally through an abnormal blood or urine glucose test. It is often, but not always, associated with obesity, which itself can cause insulin resistance and lead to elevated blood glucose levels, which can cause the same long-term damage as occurs in Type 1 diabetes. A growing portion of the Type 2 diabetes patients are insulin dependent or use insulin as part of their treatment.

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Gestational diabetes (GDM) is a form of diabetes consisting of high blood glucose levels during pregnancy. It develops in one in 25 pregnancies worldwide and is associated with complications in the time period immediately before and after birth. GDM usually disappears after pregnancy but women with GDM and their offspring are at an increased risk of developing Type 2 diabetes later in life. Approximately half of women with a history of GDM go on to develop Type 2 diabetes within five to ten years after delivery.

We also believe we will be able to target patients with pre-diabetes, also called metabolic syndrome. Metabolic syndrome is a combination of medical disorders that increase the risk of developing cardiovascular disease and diabetes. Studies have shown that pre-diabetes affects more than 20% of the population in the Western world, and its prevalence increases with age. This population is typically prescribed with periodic lab-based glucose level testing (which requires a doctor visit, significantly reducing the compliance level) and typically does not involve the utilization of self monitoring glucose devices.

The Diabetic and SMBG Markets and the Dario Solution

Diabetes is a growing epidemic for which no cure exists, but for which treatments (including a regimen of frequent blood glucose testing) are available.  According to International Diabetes Foundation (IDF), some 366 million people worldwide, or 8.3% of adults, are estimated to have diabetes in 2011. About 80% live in low- and middle-income countries. If these trends continue, by 2030, some 552 million people, or one adult in 10, will have diabetes.  In Europe, the diabetic population was approximately 52.6 million in 2011 according to IDF, and there were approximately 25.8 million diabetics in the U.S. in 2011 according to the American Diabetes Association.  The medical Journal Lancet has reported that number of worldwide diabetics has doubled over the past thirty years.  While about 70% of the increase has been attributed in the Lancet report to population growth and aging, the balance was linked to changing diets, rising obesity levels and less physical activity.  In the U.S., one in four adults has diabetes.  An additional 79 million U.S. adults have pre-diabetes, which puts them at high risk for developing Type 2 diabetes.  Approximately 138 million adult diabetics live in China and India, with approximately 12 million in Brazil and 10 million in Russia.  Many public health experts consider the rise in diabetes to be more alarming than the rise in high blood pressure rates and cholesterol levels.

It is also estimated that the costs of diabetes complications account for between 5% and 10% of total healthcare spending in the world.  Early diagnosis of warning signs and ongoing monitoring of diabetes are the keys to the prevention and treatment of the disease, with blood glucose monitoring being the primary method of diagnosis and disease management, coupled with matching blood glucose readings with food (i.e., carbohydrate) and insulin or other medication intake.

Since blood glucose self-monitoring is a key part of managing diabetes, the market for SMBG products required to service these many patients is also large.  According to Business Insights, the global diabetes device market was estimated to be worth $13.9 billion in 2010, growing at a compounded annual growth rate of 6.6% from 2005 to 2010). In 2010, 71% of the market’s value was made up by the sales of glucose monitoring devices, mainly dominated by SMBG devices. The market for SMBG was $9.6 billion in 2010 and is forecast to reach $12.6 billion by 2016, growing at a compounded annual growth rate of 4.6% from 2010 to 2016). The biggest drivers for growth in the diabetes device market will be the increased prevalence and awareness of diabetes. The U.S. is the largest market, contributing close to 40% of the global market for these devices.  In fact, the SMBG testing market, which barely existed in 1980, now accounts for approximately a quarter of the entire in vitro diagnostics industry.

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Key factors driving market growth include increasing diabetic population, growing patient awareness, technological advancements and increasing number of patients adopting blood glucose self-monitoring. In addition, the affordable cost of blood glucose test strips, and increase in daily monitoring, are also expected to contribute to market growth. As such, self-monitoring of blood glucose (SMBG) represents a large market that has grown significantly over the past 30 years and is expected to continue to grow.

We have specifically designed Dario to compete in this vast market. As described above, Dario is a fully integrated disposable strip/adaptor device, combined with a lancet that, combined with the common smartphone, could replace the need for self-powered glucose meters and the associated kit which are the current standard of care.

Industry Background and the Dario Opportunity

From a competition perspective, four companies currently dominate the SMBG business, controlling approximately 90% of the market: Roche Diagnostics (part of Hoffman-LaRoche), LifeScan (a Johnson & Johnson company), Bayer Healthcare Division, and Abbott Laboratories. These “big four” offer a wide variety of SMBG products and have led the market since the late 1990s. Numerous second-tier and third-tier competitors, including several in Asia, hold the remaining 10% of the market. We believe that the SMBG offerings by all vendors are pretty much the same, with very mild differentiation of the main feature sets of the devices. This is akin to the differentiation among personal computers (PCs) during the 1990s and 2000s, where most of them had the same key feature set of Microsoft Windows and Intel Processors.

We believe that now is the time to change the SMBG market. Dario is offering a fresh look at SMBG. Dario’s design is intended to eliminate the need for separate glucose monitors or carb-calculators and awkward and cumbersome connectivity to computer-based results diaries. Our intention is for Dario to bring glucose monitoring to the mobile age and we will seek to secure significant market share through Dario’s novel approach to SMBG.

With respect to the U.S. SMBG market, the principal barriers to entry (all of which we believe the features of Dario can overcome) can be summarized as follows:

•	Achieving significant product differentiation in the eyes of diabetes patients or insurance payers. We believe that Dario offers a novel design that is compatible with the usability of the current devices, yet offers a modern look and feel when compared to products in the marketplace. Marketing of the product directly to consumers will emphasize the product’s distinguishing attributes, without incurring the significant product introduction expenses typically incurred for the marketing of a standard glucometer via traditional retail channels.

•	Costs. We anticipate that low manufacturing costs for the Dario adaptor and the similarity to our competitors’ estimated cost of manufacturing the strips, when coupled with the direct-to-consumer marketing, creates the potential for providing us with a meaningful cost advantage versus most vendors of traditional glucometers.

•	Difficulty obtaining shelf space at the pharmacy. With many products on the market, a new entrant has to battle for visibility on the shelf. Dario will avoid this obstacle by utilizing Internet based direct-to-consumer marketing and sales.

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•	The challenge of influencing diabetes specialists to recommend another SMBG product to patients. We will seek to introduce and present Dario to the medical community through our participation in academic and professional conferences. Dario will mainly be marketed directly to our target users, who we believe are increasingly becoming the primary decision makers in choosing their glucose monitoring equipment.

We thus believe that Dario’s specific features and trends in the marketplace create a significant opportunity to penetrate the market and effectively compete with and gain market share against the established players.

Utilization of Mobile Health Applications

Smartphone applications are becoming the “killer apps” for mobile health solutions (so called mHealth). Although the potential benefits of mHealth solutions have been widely discussed for over a decade, the market is now starting to emerge from the trial phase. According to a publicly available 2010 study by research2guidance, smartphone applications will enable the mHealth industry to reach 500 million of a total 1.4 billion worldwide smartphone users in 2015. We believe that Dario is designed to play directly into this trend.

Currently more than 70% of the mHealth applications in major “app stores” are adhering to the paid business model according to research2guidance. With more and more traditional healthcare providers joining the mobile applications market, we expect the business models will broaden to include healthcare services, advertising and drug sales revenues. According to research2guidance, with the growing sophistication level of mHealth applications, only 14% of the total market revenue in the next 5 years will come from application download, advertisement and transaction revenue, whereas 76% of total mHealth application market revenue will come from related services and products. We believe that Dario will be well-positioned to benefit from that trend.

Dario will be accompanied by its own smartphone and web-based application that will allow users to easily record, transmit and store key data points such as glucose level, insulin and carbohydrate intake. The app will also incorporate community-based social networking components aimed at making use of Dario more attractive to users. Potential examples include games with rewards and online competition for compliance in testing and consistency of glucose readings.

Sales and Marketing

Dario will be an Internet-driven product. Dario was designed for the mobile age and will be powered by the Internet as an effective route of launching and marketing new consumer products. We plan to sell directly to consumers and also collaborate with distributors and online marketing firms in various jurisdictions. It is estimated that a typical Type 1 diabetes patient, who is testing his or her blood sugar 4 to 10 times a day, uses 120 to 300 strips each month, which, creates the potential for a substantial and predictable revenue stream.

On the marketing side, we plan to primarily utilize online marketing in order to create awareness of Dario. Rather than solely rely on online advertisement, we will also consider revenue sharing with affiliate networks and a variety of other pay-for-performance methods commonly used in online commerce.

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Our initial marketing will be focused on the early adapter diabetics, and we expect to gradually broaden our marketing efforts (and benefitting from viral marketing) toward the entire diabetic population. We plan to initially focus on insulin dependent diabetic patients. While this population constitutes about 20-30% of the diabetic patient population, we estimate it to be responsible for over 40% of the revenue from blood glucose monitoring. Dario’s ease of use and the lack of need for a special glucometer are also expected to be of major appeal to the entire Type 2 diabetes population. With our initial market launch, we expect to address the European and U.S. markets. This will be followed, possibly through marketing collaborations, by targeting additional large markets such as Brazil.

In addition to our direct sales efforts, we plan to utilize distribution partners. On April 25, 2013, we entered our first distribution agreement with Farla Medical Limited, a United Kingdom-based company, under which Farla will act as our exclusive distributor for Dario in the United Kingdom and Belgium. Under the terms of our agreement, Farla will, on an exclusive, non-transferable and non-sublicenseable basis, market and distribute Dario and its all-in-one software system and proprietary test strips at agreed upon prices to primary-care medical practices, clinics, hospitals and patients throughout the United Kingdom and Belgium following our final establishment of the Dario manufacturing system and supply chain. Farla will also be responsible for promoting Dario in the named geographies. Planned marketing campaigns are directed to diabetes centers, gatherings of medical professionals, the United Kingdom national healthcare system and social media marketing. We will support Farla’s work to build awareness and drive sales of Dario via patient awareness utilizing its own online presence and will be responsible for obtaining all applicable regulatory registrations for the product. . The term of our agreement with Farla is for three (3) years, subject to automatic twelve (12) month renewal terms unless terminated. The agreement is subject to earlier termination for cause.

In addition, on June 24, 2013, we entered into a similar distribution agreement with Harmonium Pharma, an Italian company. Under the terms of the agreement, Harmonium will exclusively market and distribute Dario and its all-in-one software system and proprietary test strips to primary-care medical practices, clinics, hospitals and patients throughout Italy following receipt of CE mark. Planned marketing campaigns are directed to diabetes centers, gatherings of medical professionals, the Italian national healthcare system and social media outlets. LabStyle will support Harmonium’s work to build awareness and drive sales of Dario via patient awareness utilizing its own online presence. The term of our agreements with Harmonium is for three (3) years unless earlier terminated. The agreement is subject to earlier termination for cause.

Moreover, we are making progress in launching innovative online marketing strategies in other countries, including Germany. We are also actively pursuing third-party reimbursement in our key target geographies in Europe, which we expect to be in place for our software launch to occur in the coming months.

We also expect to collaborate with the medical community to showcase what we expect will be Dario’s clinical equivalence and usability superiority. In this regard, on April 28, 2013, we signed a non-binding memorandum of understanding with a large, multispecialty academic medical center to advance the development of clinical diagnostics utilizing smartphones.  Under the framework agreed to in the memorandum, our company and the center will leverage our respective expertise to advance the development of medical devices and software utilizing smartphones for the personal monitoring of blood glucose and blood coagulation.  The center’s biomedical, clinical and commercialization expertise is expected to combine with our intellectual property, technological, software development and business development expertise to advance projects that could result in new products or technologies in these fields. The memorandum of understanding is not formally binding, and potential definitive arrangements between us and the center with respect to applicable projects that advance to a sufficient stage will be memorialized in, and be subject to, appropriate definitive documentation to be agreed to by the parties.

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Manufacturing

As we do not plan to engage in manufacturing activity ourselves, we plan to have supply agreements with manufacturers for the Dario device, glucose test strips, lancing devices and lancets. We have arrangements in place with commercial scale manufacturers for both the Dario devices and for our test strips.

In June 2012, we entered into an agreement with a Korean supplier to supply test strips, connectors and other related components for Dario. The agreement covers a period of three years, but the agreement provides that we have no obligation to continue work with this supplier as it is cancellable upon specified notice. We believe that other suppliers could be obtained if necessary.

In addition, in September 2012, we entered into an initial work order arrangement with a U.S. manufacturer to effectuate the final commercial design for, and manufacture, the molds for the Dario devices. Work commenced under this arrangement in the fourth quarter of 2012, with the goals of (i) producing the initial devices, (ii) estimating the costs to produce additional devices at scale and (iii) exploring alternatives, if required, to reduce the cost of the devices. These efforts have yielded positive results and manufacturing cost savings. As we move closer to full commercial scale manufacturing activities in anticipation of our commercial launch of Dario in 2014, we expect to enter into a formal supply agreement with this U.S. manufacturer which we expect would cover a period of two years with no obligation to continue work with the supplier as it shall be cancellable upon specified notice. As of the date of this prospectus, the formal agreement has not been signed. We believe that other suppliers could be obtained if necessary, and we own the specialized equipment used to manufacture Dario devices.

Insurance Reimbursement

In the United States and in other jurisdictions such as Germany and England, we expect that Dario’s test strips should generally be available for full or partial patient reimbursement by third-party payers.  We expect to work with third-party payers in the countries into which we expect to market Dario in order to establish coverage for test strips, although we cannot be sure of this being obtained.  As of the date of this prospectus, we have begun this process, either on our own or third parties such as Farla, in anticipation of our 2014 commercial launch of Dario in Europe.

Clinical Trials

In June 2013, we completed a required User Performance evaluation study to evaluate the accuracy of blood glucose level results obtained from fingertip using Dario compared to reference equipment (YSI 2300 STATPLUS) and to evaluate the ease of use of the Dario device by the first time user. This study was in connection with our regulatory submissions for the product in Europe and accordance with ISO 15197:2003. The study was performed in Israel with the Dario device and included 230 participants, whose ages were between 8 and 80, under varied diabetic conditions. The subjects were recruited from 3 different sites: the diabetes clinic at Wolfson Medical Center in Tel Aviv, Hertzelia Medical Center in Hertzelia and from Diabetic Medical Center (DMC) in Tel Aviv. As required by Israeli law, the study was confirmed by a local ethical committee.

The purpose of the study was to demonstrate the accuracy of the Dario compared with the YSI reference device and to evaluate how the first time users of the Dario (1) use it under minimal guidance materials (i.e., quick user guide and iPhone App) in an effort to demonstrate how the use of the Dario device and related software could potentially improve patient care and diabetic compliance, (2) to understand the potential weaknesses of the device and introduce methods of overcoming them to the users and (3) to establish the proposition that any user can operate the device compared to other devices on the market.

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For the blood glucose levels results above 75 mg/dL, 96.2% of the patients met the minimum acceptable accuracy as described in the ISO 15197:2003. For the blood glucose levels results below 75 mg/dL, 100% of the patients met the minimum acceptable accuracy as described in the ISO 15197:2003.

Over 95% of the patients indicated that the Dario was easy to use, understood training materials and easily used the I-phone application. The data base had been locked and was included in our European CE mark regulatory filing.

Government Regulation

The principal markets that we are initially targeting for Dario are the European Union and the United States. The following is an overview of the regulatory regimes in these jurisdictions as well as in Brazil, which we currently believe will be the third geographic location we may target.

United States Regulation Generally

In the United States, devices are subject to varying levels of regulatory control, the most comprehensive of which requires that a clinical evaluation be conducted before a device receives approval for commercial distribution.  Under Section 201(h) of the Food, Drug, and Cosmetic Act, a medical device is an article, which, among other things, is intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment or prevention of disease, in man or other animals. We believe that Dario will be classified as a medical device and subject to regulation by numerous agencies and legislative bodies, including the FDA and its foreign counterparts.  FDA regulations govern product design and development, pre-clinical and clinical testing, manufacturing, labeling, storage, pre-market clearance or approval, advertising and promotion, and sales and distribution. Specifically, the FDA classifies medical devices into one of three classes.  Class I devices are relatively simple and can be manufactured and distributed with general controls.  Class II devices are somewhat more complex and require greater scrutiny.  Class III devices are new and frequently help sustain life.

Unless an exemption applies, each medical device commercially distributed in the United States will require a 510(k) clearance, 510(k)+“de-novo” clearance, or a pre-market approval (or PMA) from the FDA.

510(k) Clearance Process. To obtain 510(k) clearance, an applicant must submit a premarket notification demonstrating that the proposed device is substantially equivalent in intended use and in safety and effectiveness to a “predicate device” – either a previously 510(k) cleared device or a preamendment device for which the FDA has not called for premarket applications. The FDA’s 510(k) clearance process usually takes from four to 12 months, but it can last longer. After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, requires a new 510(k) clearance or could even require a premarket application approval. The FDA requires each manufacturer to make this determination in the first instance, but the FDA can review any such decision. If the FDA disagrees with the determination, the agency may retroactively require the manufacturer to seek 510(k) clearance or premarket application approval. The FDA also can require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance or premarket application approval is obtained.

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De Novo Classification. If the FDA denies 510(k) clearance of a device because it is novel and an adequate predicate device does not exist, the “de novo classification” procedure can be invoked based upon reasonable assurance that the device is safe and effective for its intended use. This procedure approximates the level of scrutiny in the 510(k) process but may add several months to the clearance process. If the FDA grants the request, the device is permitted to enter commercial distribution in the same manner as if 510(k) clearance had been granted.

Premarket Application Approval Process. If the FDA denies 510(k) clearance for a product, and denies de novo classification, the product must follow the premarket application approval process, which requires proof of the safety and effectiveness of the device to the FDA’s satisfaction. A premarket application must provide extensive preclinical and clinical trial data and also information about the device and its components regarding, among other things, device design, manufacturing and labeling. After approval of a premarket application, a new premarket application or premarket application supplement is required in the event of a modification to the device, its labeling or its manufacturing process. The premarket application approval pathway is much more costly, lengthy and uncertain. It generally takes from one to three years or longer.

We believe that Dario will be classified as Class II and that we will make a 510(k) submission for the product; however, no assurances can be given that it will not need to undergo “de-novo” review or be classified as Class III device requiring a PMA. Both the 510(k) clearance and PMA processes can be expensive and lengthy and entail significant user fees, unless exempt. We will follow the commonly used industry practice, including those described in the FDA draft guidelines for glucose monitors and test strips, such as “Total Product Life Cycle for Portable Invasive Blood Glucose Monitoring Systems.”

As mentioned above, to obtain 510(k) clearance for Dario or any of our potential future devices (or for certain modifications to devices that have received 510(k) clearance), we must submit a pre-market notification demonstrating that the proposed device is substantially equivalent to a previously cleared 510(k) device or a pre-amendment device. The FDA’s 510(k) clearance pathway generally takes from three to twelve months from the date the application is completed, but can take significantly longer. After a medical device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a significant change in its intended use, requires a new 510(k) clearance.

European and Non-European Regulation Generally

Sales of medical devices outside the United States are subject to foreign regulatory requirements that vary widely from country to country. These laws and regulations range from simple product registration requirements in some countries to complex clearance and production controls in others. As a result, the processes and time periods required to obtain foreign marketing approval may be longer or shorter than those necessary to obtain FDA approval.

Commercialization of medical devices in Europe is regulated by the European Union. The European Union presently requires that all medical products bear the CE mark, an international symbol of adherence to quality assurance standards and demonstrated clinical effectiveness. Compliance with the Medical Device Directive (MDD) or the Active Implantable Medical Device Directive (AIMD) or the In Vitro Diagnostic Medical Device Directive (IVDMDD) as audited by a Notified Body and certified by a recognized European Competent Authority, permits the manufacturer to affix the CE mark on its products.

We anticipate that Dario will be subject to the MDD as well as subject to the IVDMDD.  Compliance with the MDD as well as the IVDMD Directives and obtaining a CE Mark involve obtaining International Organization for Standardization (ISO) 13485 certification, an internationally recognized quality system, and approval of the product’s technical file by a Notified Body and certified by a recognized European Competent Authority.

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In September 2013, we obtained ISO 13485 certification for our quality management system and CE Mark certification to market Dario. The granting of the CE Mark allows Dario to be marketed and sold in 32 countries across Europe as well as in certain other countries worldwide. We expect to commence an initial soft launch of the product in Europe in the coming months, with the goal of collecting customer feedback to refine its longer-term roll-out strategy.

We may also seek regulatory approval to market Dario in foreign countries that do not rely on the CE Mark. To date, the only non-CE Mark jurisdictions which we have identified as an intended target market for our product are South Africa, Russia, India and Brazil, with Brazil currently being the most likely jurisdiction we will target after the EU and the United States. To the extent that we seek to market our product in other non-CE Mark countries in the future, we will be required to comply with the applicable regulatory requirements in each such country.  Such regulatory requirements vary by country and may be onerous.  As a result, no assurance can be given that we will be able to satisfy the regulatory requirements to sell our products in any such country.

For example, in Brazil, all medical devices imported into or distributed within Brazil must first be registered with the Agência Nacional de Vigilância Sanitária, also known as ANVISA or the National Health Surveillance Agency. Established in 1993 under Brazil’s Ministry of Health, ANVISA is an independently administered, financially autonomous regulatory agency responsible for the regulation and oversight of medical devices and other medical products in Brazil. Specifically, ANVISA is responsible for the registration of medical devices and for the maintenance of a registered products database. Unlike the EU notified body system or the 510(k) system of the FDA, ANVISA performs all registration and inspection functions within the agency.

Only companies based in Brazil can apply for ANVISA registration. Therefore, companies (like ours) based elsewhere that do not have subsidiaries in Brazil must depend on Brazilian-based third parties, such as hosting companies, distributors and dealers, to obtain ANVISA registration for medical devices. Under such an arrangement, the local third party holds the ANVISA registration, and a manufacturer must maintain an effective commercial relationship with a third party to ensure the ongoing maintenance of a registration.

Clinical Studies

Even when a clinical study has an approved Investigational Device Exemption (IDE) from FDA under significant risk (SR) determination, has been approved by an Institutional Review Board (IRB) under non-significant risk (NSR) determination and/or has been approved by local or regional Ethic Committee, the study is subject to factors beyond a manufacturer’s control, including, but not limited to the fact that the institutional review board at a given clinical site might not approve the study, might decline to renew approval which is required annually, or might suspend or terminate the study before the study has been completed. There is no assurance that a clinical study at any given site will progress as anticipated; the interim results of a study may not be satisfactory leading the sponsor or others to terminate the study, there may be an insufficient number of patients who qualify for the study or who agree to participate in the study, or the investigator at the site may have priorities other than the study. Also, there can be no assurance that the clinical study will provide sufficient evidence to assure the FDA or other non-US regulatory authorities that the product is safe, effective and performs as intended as a prerequisite for granting market clearance.

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Post-Clearance Matters

Even if the FDA or other non-US regulatory authorities approve or clear a device, they may limit its intended uses in such a way that manufacturing and distributing the device may not be commercially feasible. After clearance or approval to market is given, the FDA and foreign regulatory agencies, upon the occurrence of certain events, are authorized under various circumstances to withdraw the clearance or approval or require changes to a device, its manufacturing process or its labeling or additional proof that regulatory requirements have been met.

A manufacturer of a device approved through the premarket approval application process is not permitted to make changes to the device which affects its safety or effectiveness without first submitting a supplement application to its premarket approval application and obtaining FDA approval for that supplement.  In some instances, the FDA may require a clinical trial to support a supplement application.  A manufacturer of a device cleared through a 510(k) submission or a 510(k)+“de-novo” submission must submit another premarket notification if it intends to make a change or modification in the device that could significantly affect the safety or effectiveness of the device, such as a significant change or modification in design, material, chemical composition, energy source or manufacturing process.  Any change in the intended uses of a premarket approval application device or a 510(k) device requires an approval supplement or cleared premarket notification.  Exported devices are subject to the regulatory requirements of each country to which the device is exported, as well as certain FDA export requirements.

Mobile Medical Applications Guidance

On September 23, 2013, the FDA issued final guidance (which we refer to herein as the Guidance) for developers of mobile medical applications, or apps, which are software programs that run on mobile communication devices and perform the same functions as traditional medical devices. The Guidance outlines the FDA’s tailored approach to mobile apps.  The FDA plans to exercise enforcement discretion (meaning it will not enforce requirements under the Federal Drug & Cosmetic Act) for the majority of mobile apps as they pose minimal risk to consumers. The FDA plans to focus its regulatory oversight on a subset of mobile medical apps that present a greater risk to patients if they do not work as intended. The FDA is focusing its oversight on mobile medical apps that:

•	are intended to be used as an accessory to a regulated medical device – for example, an application that allows a health care professional to make a specific diagnosis by viewing a medical image from a picture archiving and communication system (PACS) on a smartphone or a mobile tablet; or

•	transform a mobile platform into a regulated medical device – for example, an application that turns a smartphone into an electrocardiography (ECG) machine to detect abnormal heart rhythms or determine if a patient is experiencing a heart attack.

Mobile medical apps that undergo FDA review will be assessed using the same regulatory standards and risk-based approach that the FDA applies to other medical devices. We anticipate that the Dario software app will be subject to the Guidance.

Ongoing Regulation by FDA

Even after a device receives clearance or approval and is placed on the market, numerous regulatory requirements apply. These include:

•	establishment registration and device listing;

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•	quality system regulation, which requires manufacturers, including third party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all phases of the product life-cycle;

•	labeling regulations and FDA prohibitions against the promotion of products for uncleared, unapproved or “off-label” uses, and other requirements related to promotional activities;

•	medical device reporting regulations, which require that manufacturers report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if the malfunction were to recur;

•	corrections and removals reporting regulations, which require that manufacturers report to the FDA field corrections and product recalls or removals if undertaken to reduce a risk to health posed by the device or to remedy a violation of the Federal Food, Drug and Cosmetic Act that may present a risk to health; and

•	post-market surveillance regulations, which apply when necessary to protect the public health or to provide additional safety and effectiveness data for the device.

Failure to comply with applicable regulatory requirements can result in enforcement action by the FDA, which may include any of the following sanctions: fines, injunctions, civil or criminal penalties, recall or seizure of our current or future products, operating restrictions, partial suspension or total shutdown of production, refusing our request for 510(k) clearance or PMA approval of new products, rescinding previously granted 510(k) clearances or withdrawing previously granted PMA approvals.

We may be subject to announced and unannounced inspections by the FDA, and these inspections may include the manufacturing facilities of our subcontractors. If, as a result of these inspections, the FDA determines that our or our subcontractor’s equipment, facilities, laboratories or processes do not comply with applicable FDA regulations and conditions of product approval, the FDA may seek civil, criminal or administrative sanctions and/or remedies against us, including the suspension of our manufacturing and selling operations.

Ongoing Regulation by International Regulators

International sales of medical devices are subject to foreign government regulations, which may vary substantially from country to country.

In order to maintain the right to affix the CE Mark to sell medical devices in the European Union, an annual surveillance audit in the company premises and, if needed, at major subcontractors’ premises needs to be carried out by the Notified Body. Additionally, the European Directives dictate the following requirements:

•	Vigilance system, which requires to immediately notifying the relevant Competent Authority when a company product has been involved in an incident that led to a death; led to a serious injury or serious deterioration in the state of health of a patient, user or other person; or might have led to death, serious injury or serious deterioration in health’ and

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•	Post market surveillance including a documented procedure to review experience gained from devices on the market and to implement any necessary corrective action, commensurate with the nature and risks involved with the product

Failure to comply with applicable regulatory requirements can result in enforcement action be the regulatory agency, which may include any of the following sanctions: fines, injunctions, civil or criminal penalties, recall or seizure of our current or future products, operating restrictions, partial suspension or total shutdown of production, refusing our request for renewing clearance and/or registration of our products or granting clearance/registration for new products.

State Licensure Requirements

Several states require that durable medical equipment (or DME) providers be licensed in order to sell products to patients in that state. Certain of these states require that DME providers maintain an in-state location. If these rules are determined to be applicable to us and if we were found to be noncompliant, we could lose our licensure in that state, which could prohibit us from selling our current or future products to patients in that state.

Federal Anti-Kickback and Self-Referral Laws

The Federal Anti-Kickback Statute prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce the:

•	referral of a person;

•	furnishing or arranging for the furnishing of items or services reimbursable under Medicare, Medicaid or other governmental programs; or

•	purchase, lease, or order of, or the arrangement or recommendation of the purchasing, leasing, or ordering of any item or service reimbursable under Medicare, Medicaid or other governmental programs.

To the extent we are required to comply with these regulations, it is possible that regulatory authorities could allege that we have not complied, which could subject us to sanction. Noncompliance with the federal anti-kickback legislation can result in exclusion from Medicare, Medicaid or other governmental programs, restrictions on our ability to operate in certain jurisdictions, as well as civil and criminal penalties, any of which could have an adverse effect on our business and results of operations.

Federal law also includes a provision commonly known as the “Stark Law,” which prohibits a physician from referring Medicare or Medicaid patients to an entity providing “designated health services,” including a company that furnishes durable medical equipment, in which the physician has an ownership or investment interest or with which the physician has entered into a compensation arrangement. Violation of the Stark Law could result in denial of payment, disgorgement of reimbursements received under a noncompliant arrangement, civil penalties, and exclusion from Medicare, Medicaid or other governmental programs.

Federal False Claims Act

The Federal False Claims Act provides, in part, that the federal government may bring a lawsuit against any person whom it believes has knowingly presented, or caused to be presented, a false or fraudulent request for payment from the federal government, or who has made a false statement or used a false record to get a claim approved. In addition, amendments in 1986 to the Federal False Claims Act have made it easier for private parties to bring “qui tam” whistleblower lawsuits against companies. Penalties include fines ranging from $5,500 to $11,000 for each false claim, plus three times the amount of damages that the federal government sustained because of the act of that person.

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Civil Monetary Penalties Law

The Federal Civil Monetary Penalties Law prohibits the offering or transferring of remuneration to a Medicare or Medicaid beneficiary that the person knows or should know is likely to influence the beneficiary’s selection of a particular supplier of Medicare or Medicaid payable items or services. Noncompliance can result in civil money penalties of up to $10,000 for each wrongful act, assessment of three times the amount claimed for each item or service and exclusion from the Federal healthcare programs.

State Fraud and Abuse Provisions

Many states have also adopted some form of anti-kickback and anti-referral laws and false claims acts. A determination of liability under such laws could result in fines and penalties and restrictions on our ability to operate in these jurisdictions.

Administrative Simplification of the Health Insurance Portability and Accountability Act of 1996

The Health Insurance Portability and Accountability Act of 1996, or HIPAA, mandated the adoption of standards for the exchange of electronic health information in an effort to encourage overall administrative simplification and enhance the effectiveness and efficiency of the healthcare industry. Ensuring privacy and security of patient information is one of the key factors driving the legislation.

Intellectual Property

Patent applications

On May 8, 2011, certain of our founders filed Patent Cooperation Treaty (or PCT) Application No. PCT/IL2011/000369, titled “Fluids Testing Apparatus and Methods of Use”. This PCT took priority from two preceding U.S. provisional applications filed by our founders, with the earliest priority date being May 9, 2010. The PCT application was transferred to us by our founders on October 27, 2011.

This application covers the novel blood glucose measurement device, comprising the glucometer; and an adaptor that connects the glucometer to a smart-phone to receive power supply and data display, storage and analysis. A PCT search report and written opinion on patentability we received from World Intellectual Property Organization (known as WIPO) was very positive, including only two “Y” citations, meaning no significant prior art was found with regards to novelty and inventiveness of the application. Corresponding national applications of our PCT were filed in November 2012 in the U.S., Europe, Israel, Brazil, China, Australia, India, South Africa and Germany.

Additional 3 provisional applications were recently filed covering the data flow and architecture as well as future development of the device, and additional patent applications are expected to be filed covering additional aspects of the core Dario technology.

We are also preparing numerous additional patent filings related to the core Dario technology. We are also seeking to develop and protect new intellectual property around future generations of Dario hardware and software with the goal of achieving enhanced functionality, user interface and data usability.

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Design patents and patent applications on the Dario device

To create market distinction and branding for Dario, three US Design Applications have been filed covering the glucometer and the cartridge. These applications were granted and registered in the United States. We have filed national applications also in Argentina, Australia, Brazil, Canada, China, Europe, Russia, Hong-Kong, India, Israel, Japan, Korea, Mexico and South Africa.

Design patents and patent applications on the Dario App

In addition, three US Design Applications have been filed covering our smartphone display screens with graphical user interface. These design application were granted and registered in the United States. We have filed national applications also in Argentina, Australia, Brazil, Canada, China, Europe, Russia, Hong-Kong, India, Israel, Japan, Korea, Mexico and South Africa.

Trademark applications

We have also filed four trademark applications covering the Dario name, logo and the “Nothing Holds Me Back” slogan for Dario, as well as our company’s name. The marks were granted and registered in the United States, national applications were filed in Israel, China, Mexico, Japan, Russia, South Korea, Australia, New Zealand, Brazil, Argentina, South Africa, Canada, Hong-Kong and India.

Protection on disposable test strip cartridge

The Dario device includes a disposable part containing the test strips. To protect the disposable part and prevent generic competition, we have sought several complementary protection means, including recognition of the Dario strips by the device as well as for ensuring that the strips are kept in appropriate conditions of humidity and expiry. There are additional design elements used to recognize the cartridge for which protection is also being sought.

Other intangible assets

As the number of Dario users grows, large amount of data will be collected from diabetic patients, comprising their blood sugar levels, meal composition and timing, physical exercise (intensity and duration) as well as many other factors, which are useful for creating meaningful correlations between these factors and insulin use. We expect that this database will be highly valuable and may be capitalized in many ways. The accumulation of this type of know-how and related algorithms are protected as trade secrets using specialized confidentiality protocols.

Our intellectual property is continuously reviewed and monitored by our management and is timely protected as soon as it is created. In addition, we regularly review and monitor the intellectual property of our competition and the developments in the field.

Competition

We face competition principally from two arenas:

Direct competition from existing companies in the blood based glucose monitors market. We will compete directly and primarily with large pharmaceutical and medical device companies, including, but not limited to, Abbott Laboratories, Bayer Healthcare Division, Johnson & Johnson LifeScan, Roche Diagnostics and Sanofi. While the market is highly competitive, we believe that Dario will carry numerous significant comparative advantages versus other devices in the market. Some of these devices are now offered as connected devices to smartphones, such as the Sanofi iBGStar.

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The Dario device is offering an all-in-one glucose monitoring system, including a small form factor glucose reader, lancing device and a strip cartridge connected to existing smartphones, which will enable Dario to offer features that are similar to or superior to the most advanced meters in the market (such as the Contour and Ultrasmart) while having a smaller form factor than the compact meters in the market (FreeStyle Lite and OneTouch UltraMini). We believe this design will be attractive to diabetic patients.

Non-invasive and continuous blood glucose monitors. While there are numerous continuous blood glucose monitoring technologies in the market, we believe they are expensive to use and are therefore offered mainly for temporary usage and in medical settings (such as hospitals). There have been a wealth of attempts for non invasive glucose monitors, but we are not aware of any that are available in the market or are expected to reach the market with significant presence over the next few years.

Employees

We currently have 14 full time employees and 7 part time employees. We have employment agreements with our three executive officers. See “Management – Employment Agreements.”

Facilities

We maintain our headquarters at Gibor Sport Tower, 7 Menahem Begin Street, 23rd Floor, Ramat Gan, Israel 5268101. We believe our facilities are adequate for our current operations.

Previous Financings

To date, we have undertaken the following private placement transactions:

Founders Shares

In connection with our formation in August 2011 and the contribution of intellectual property to our company in October 2011, our founders (including an affiliate of Dr. Oren Fuerst and Dr. David Weintraub, each of whom are executives and/or directors of our company) received an aggregate of 7,500,000 shares of common stock for nominal consideration.

Also, on August 11, 2011, in connection with our formation, we closed a private placement of 2,000,000 shares of our common stock to an aggregate of 9 accredited investors for an aggregate purchase price of $10,000.

Our 2011-2012 Private Placement

On October 27, 2011, we conducted the initial closing of a private placement offering (which we refer to herein as our 2011-2012 Private Placement) of an aggregate of 2,461,000 shares of our common stock at a purchase price of $1.00 per share and warrants to purchase an aggregate of 2,461,000 shares of our common stock with an exercise price of $1.50 per share out of which 130,000 warrants (141,305 warrants after anti-dilutive adjustments as describe below) were exercised as of the date of this prospectus for a total funds of $195,000. The remaining outstanding warrants are exercisable at any time within five (5) years from October 27, 2011. The $1.50 exercise price was adjusted to $1.30 per share due to the August 2012 Private Placement described below and the number of shares of common stock underlying such warrants was adjusted upward by 371,017 shares in the aggregate as a result of the completion of all three tranches of the August 2012 Private Placement as described below.

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The final closing of the 2011-2012 Private Placement occurred on March 30, 2012. There were a total of 45 accredited investors in the 2011-2012 Private Placement. Spencer Trask Ventures, Inc. (who we refer to herein as Spencer Trask), acted as the placement agent for the 2011-2012 Private Placement. The gross proceeds to us from the 2011-2012 Private Placement were $2.461 million.

We have registered the shares of common stock, and shares of common stock underlying the warrants (including shares of common stock underlying warrants due to anti-dilution adjustments), issued in the 2011-2012 Private Placement for public resale by the selling stockholders named herein and their assigns pursuant to our original registration statement which was declared effective on February 14, 2013.

As part of its compensation for acting as placement agent for the 2011-2012 Private Placement, we issued warrants to Spencer Trask and its designees to purchase an aggregate of 482,200 shares of common stock with an exercise price of $1.00 and additional warrants to purchase an aggregate of 482,200 shares of common stock with an exercise price of $1.50 per share (subsequently adjusted downward to $1.30) out of which 44,462 and 33,752 (37,004 warrants after anti-dilutive adjustments as describe below), respectively, were exercised as of the date of this prospectus for a total funds of $4,572 (a total of 77,526 adjusted warrants were cashless exercised, see also below). Such remaining outstanding warrants contain a “cashless exercise” feature and are exercisable at any time prior to April 8, 2016. Due to the completion of all three tranches of the August 2012 Private Placement described below, the shares underlying Spencer Trask’s warrants were increased by 72,455 shares in the aggregate. We do not plan to register the shares of common stock underlying the warrants issued to Spencer Trask for public resale.

Our August 2012 Private Placement

On August 31, 2012, we consummated a private placement transaction (which we refer to as the August 2012 Private Placement) with 13 accredited investors, including existing stockholders of our company. Pursuant to this financing, we issued an aggregate of 500,014 shares of our common stock at a price equal to $1.00 per share (for gross proceeds of $500,014) and issued warrants to purchase an aggregate of 500,014 shares of our common stock with an exercise price of $1.00 per share.

In addition, the investors in the August 2012 Private Placement irrevocably committed to purchase an additional 1,000,022 shares of common stock in the aggregate at $1.00 per share and warrants to purchase an aggregate of 1,000,022 shares of our common stock with an exercise price of $1.00 per share, for gross proceeds of $1,000,022. Such purchases were agreed to take place in two tranches (each consisting of 500,011 shares and 500,011 warrants): the first on the 90th day following the date (which we refer to as the Funding Trigger Date) as of which both: (A) registration statement covering the shares of our common stock issued and underlying warrants issued in our August 2012 Private Placement has been declared effective by the Securities and Exchange Commission and (B) we have received a ticker symbol for our common stock and caused our common stock to be eligible for trading on the Over-the-Counter Bulletin Board, OTCQB Market or similar trading system and the second on the 180th day following the Funding Trigger Date. To evidence this irrevocable commitment, each investor executed a promissory note in our favor to fund for their pro rata portion of the additional investments as of the foregoing dates. The total gross proceeds from the August 2012 Private Placement assuming funding of all three tranches were $1,500,036, not including any potential warrant exercises. No placement agents were utilized in connection with the August 2012 Private Placement.

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One-half of the warrants issued in the August 2012 Private Placement have an exercise period ending on April 8, 2014, and the exercise period for the remaining one-half of the warrants ends on April 8, 2015.

On February 11, 2013, in order to ensure the compliance of the August 2012 Private Placement with the requirements of the federal securities laws, we entered into an Addendum with the investors in the August 2012 Private Placement. The Addendum modifies the timing for the second and third tranche of the August 2012 private placement and provides that such second tranche will be funded by the 5th business day following the effectiveness of our original Form S-1 declared on February 14, 2013 and the third tranche on or before the 100th day following the date (which was April 8, 2013) on which both: (i) any registration statement covering the sale or resale of any of our securities is declared effective and (ii) we have received a ticker symbol for our common stock and caused our common stock to be eligible for trading on the Over-the-Counter Bulletin Board, OTCQB Market or similar trading system. The amount and pricing of the securities to be purchased in such second and third tranche was not modified, and the investors remain irrevocably committed to funding their portions of such tranches. As a result of the foregoing, the third tranche was due to be funded by no later than July 17, 2013.

On February 21, 2013, the investors in our August 2012 Private Placement funded the second tranche of their investment. As a result, we issued an aggregate of 500,011 shares of our common stock at a price equal to $1.00 per share (for gross proceeds of $500,011) and issued warrants to purchase an aggregate of 500,011 shares of our common stock with an exercise price of $1.00 per share.

We have registered the shares of common stock, and shares of common stock underlying the warrants, issued in the first and second tranche of our August 2012 Private Placement for public resale by the selling stockholders named herein and their assigns pursuant to our original registration statement which was declared effective on February 14, 2013.

On June 26, 2013, we consummated the third tranche of the August 2012 Private Placement and issued 500,011 shares of our common stock at a price equal to $1.00 per share (for gross proceeds of $500,011) and issued warrants to purchase an aggregate of 500,011 shares of our common stock with an exercise price of $1.00 per share.

Pursuant to the Addendum referred to above, the investors were granted certain registration rights with respect to the securities to be issued in the third tranche of the August 2012 private placement. We registered the shares of common stock, and shares of common stock underlying the warrants, issued in the third tranche of August 2012 Private Placement for public resale pursuant to a separate registration statement that was declared effective on July 24, 2013.

As of the date of this prospectus, 92,000 warrants issued as part of the August 2012 Private Placement were exercised for a total funds of $92,000.

Our October 2012 Private Placement

On October 17, 2012, we consummated a final closing of a separate private placement transaction (which we refer to as the October 2012 Private Placement) with 44 accredited investors, including existing stockholders of our company. Pursuant to this financing, we issued an aggregate of 1,795,009 shares of our common stock at a price equal to $1.50 per share (for gross proceeds of $2,692,513). We utilized the services of four FINRA member broker-dealers as finders for this private placement, including Spencer Trask, and we paid commissions to such finders equal to 10% of the funds they each raised in cash and warrants to purchase an aggregate of 179,502 shares of our common stock out of which 26,612 warrants were exercised for a total funds of $1,041 (25,918 warrants were cashless exercised as described below) as of the date of this prospectus. Such remaining outstanding finder warrants contain a “cashless exercise” feature and are exercisable at any time prior to October 16, 2015. We are not registering the shares of common stock underlying the finder warrants for public resale.

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We have registered the shares of common stock issued in the October 2012 Private Placement for public resale by the selling stockholders named herein and their assigns pursuant to our original registration statement that was declared effective on February 14, 2013.

Our May 2013 Private Placement

On May 10, 2013, we consummated a final closing of a separate private placement transaction (which we refer to as the May 2013 Private Placement) with 126 accredited investors, including existing stockholders of our company. Pursuant to this financing, an aggregate of 40 units of the Company were offered and sold for gross proceeds of $10,000,000. Each unit consisted of 100,000 shares of our common stock and warrants to purchase 50,000 shares of common stock. Each unit was priced at $250,000 per unit, or $2.50 for one share of common stock and 0.5 of a warrant. The warrants have an exercise price of $5.00 per share and expire on April 4, 2016. In the aggregate, 4,000,000 shares of common stock and warrants to purchase 2,000,000 shares of common stock were issued in the May 2013 Private Placement.

Aegis Capital Corp. (or Aegis) acted as the placement agent for the May 2013 Private Placement, and Aegis utilized the services of FINRA member sub-agents. We paid to Aegis or its sub-agents an aggregate cash fee and non-accountable allowance of $950,000 and issued to Aegis or its designees warrants (substantially similar to the warrants issued to investors in the May 2013 Private Placement, but containing a cashless exercise feature) to purchase an aggregate of 400,000 shares of our common stock at $2.50 per share and additional warrants to purchase 200,000 shares of our common stock at $5.00 per share.

We do not plan to register the shares of common stock underlying the finder warrants for public resale.

In our registration statement which was declared effective on July 24, 2013, we registered the shares of common stock, and shares of common stock underlying the warrants, issued in the May 2013 Private Placement for public resale by the selling stockholders named herein and their assigns.

Legal Matters

We are not currently subject to any material legal proceedings. However, we may from time to time become a party to various legal proceedings arising in the ordinary course of our business.

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MANAGEMENT

All directors hold office for one-year terms until the election and qualification of their successors. Officers are appointed by our board of directors and serve at the discretion of the board, subject to applicable employment agreements. The following table sets forth information regarding our executive officers and the members of our board of directors as of the date of this prospectus.

Name	Age	Position(s)
Oren Fuerst, Ph.D.	45	Executive Chairman
Erez Raphael	40	Chief Executive Officer and President
Mordechi (Motty) Hershkowitz	38	Chief Financial Officer, Treasurer and Secretary
Dr. David Weintraub	61	Director
Malcolm Hoenlein	68	Director
Nahum D. Melumad	57	Director
Adam K. Stern	49	Director
Prof. Itamar Raz	65	Director

Except for the two years right (commencing October 27, 2011) of Spencer Trask to appoint one member to our board of directors, there are no arrangements between our directors and any other person pursuant to which our directors were nominated or elected for their positions. There are no family relationships between any of our directors or executive officers.

Oren Fuerst, Ph.D. is our Executive Chairman. Until August 2013, he served as our Chief Executive Officer. Dr. Fuerst is a serial entrepreneur, investor, advisor and inventor of technologies commercialized by numerous medical companies. He presently serves as the Managing Director and Chairman of Strategic Models, a New York-based investment, strategy and ideas group nurturing boutique, which he founded in 1999, of Geb Invest Group and of Fuerst Technologies. Strategic Models is one of the founding stakeholders of LabStyle. In 2009, Dr. Fuerst co-founded and became Chairman of Circ MedTech, a developer of PrePex, an HIV prevention medical device. In 2011, Dr. Fuerst co-founded and became Chairman of Hiterpia, a development stage company developing a dietary supplement for enhanced brain function, Medivizor, a health informatics service, and Eco-Fusion, platform for enhanced quality of life, combining mobile and cloud based software and wearable sensors for healthy individuals and people in rehabilitation. In 2007, he co-founded and became Chairman of Tevel Angels and later Tevel Global, a network of investors with a focus on investing in early-stage Israeli-related technology companies, including numerous medical devices and software companies. From 1999 to 2003, he was the initiator and later co-Director of the Technology Valuation Executive Program at Columbia Business School, and from 1997 to 2000, he served as a faculty member at Yale University School of Management and Yale International Center for Finance, focusing on International and Technology Valuation and Management. Dr. Fuerst is also involved in numerous not for profit organizations, mostly related to healthcare in disadvantaged communities. We believe Dr. Fuerst is qualified to serve on our board of directors due to his status as one of our founders and a co-inventor of our core technology and also because of his extensive experience in innovation, finance and product development with life sciences companies. Dr. Fuerst holds an M.Phil. and Ph.D. from Columbia Business School with a dissertation topic of the linkages of game theory, valuation and corporate stock exchange listing. He holds a dual bachelor’s degree from Tel Aviv University (Dual Magna Cum Laude) in Accounting and Economics.

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Erez Raphael has served as our President and Chief Executive Officer since August 9, 2013. He previously and since October 2012 served as our Vice President of Research and Development. Mr. Raphael has over 17 years of industry experience, having been responsible in his career for product delivery, technology and business development. Prior to joining our company in 2012, from 2010 to 2012, Mr. Raphael served as Head of Business Operations Nokia Siemens Networks, where he was responsible for establishing and implementing a new portfolio business unit directed towards marketing and sales of complimentary products. Prior to that, from 1998 to 2010, he held increasingly senior positions at Amdocs Limited (NYSE:DOX) where he was ultimately responsible for advising the Chief Technology Officer and implementing matters of overall business strategy. Mr. Raphael holds a BA in economics and business management from Haifa University.

Mordechi (Motty) Hershkowitz has been our Chief Financial Officer since March 2012 and was appointed as our Treasurer and Secretary in May 2012.  From 2006 to 2011, Mr. Hershkowitz was the head of a department in the taxation group at BDO Israel.  Prior to his position at BDO, from 2004 to 2006, Mr. Hershkowitz was a manager at Pelephone Communication Ltd., a mobile phone service company in Israel.  From 2002 to 2004, Mr. Hershkowitz was involved in the management of several not-for-profit entities focusing in the areas of education and schools. Mr. Hershkowitz is a lecturer at The College of Management Academic Studies in Israel.  He is a Certified Public Accountant in Israel and holds a BA in business management and accounting from Ono Academic College in Kiryat Ono, Israel.

Dr. David Weintraub is a founding director and stockholder of our company. Dr. Weintraub has more than 25 years of experience in medical technologies, including the founding of numerous companies, including Versamed (acquired by GE Healthcare in 2008 for over $40 million), a developer of a novel line of respirators. Dr. Weintraub founded the first Women Health Center in Israel in 1987 and practices obstetrics and gynecology in his private clinic. Dr. Weintraub has also served as the Medical Director of the Ramat Aviv Medical Center in Tel Aviv since 2003. As part of his medical device experience, from 2004 to 2005, he was the Medical Director of UltraShape Ltd., a medical device company, and from 2006 to 2009, he was the co-founder and Medical Director of medical device maker Anima. He also managed and maintained his own private clinic from 2006 to 2009. We believe Dr. Weintraub is qualified to serve on our board of directors due to his status as one of our founders and also because of his extensive experience with medical technologies. He graduated from the Sackler School of Medicine, Tel Aviv University in 1980.

Malcolm Hoenlein has been a director of our company since August 31, 2011. Since 1986, Mr. Hoenlein has served as Chief Executive Officer and Executive Vice Chairman of the Conference of Presidents of Major American Jewish Organizations, the coordinating body on international and national concerns for 52 national American Jewish organizations. Previously, he served as the founding Executive Director of the Jewish Community Relations Council of Greater New York. Prior to that, he was the founding Executive Director of the Greater New York Conference on Soviet Jewry. A National Defense Fellow at the Near East Center of the University of Pennsylvania, Mr. Hoenlein taught International Relations in the Political Science Department and served as a Middle East specialist at the Foreign Policy Research Institute. In addition, he served on the editorial staff of ORBIS, the Journal of International Affairs. He serves as a director of several companies, including Bank Leumi USA, PureSafe Water Systems, Inc. (OTCBB:PSWS), Powermat USA, O.D.F. Optronics Ltd. and WellSense Technologies. We believe Mr. Hoenlein is qualified to serve on our board of directors because of his extensive experience serving on the boards of public and private companies. Mr. Hoenlein has a B.A. in Political Science from Temple University and a Masters Degree in International Relations from the University of Pennsylvania, as well as an honorary Doctorate of Laws from Touro College and an honorary Doctorate of Humane Letters from Yeshiva University.

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Prof. Nahum D. Melumad has been a director of our company since August 31, 2011. He is the James Dohr Professor of Accounting and Business Law at the Columbia Business School (CBS). He has been a member of the CBS faculty since 1993. Between 2000 and 2006, he served as the chairman of the accounting division at the CBS. Professor Melumad is the recipient of the 2005 Annual CBS Dean’s Award for Excellence in MBA/EMBA teaching. Between 2003 and 2008, he co-directed the Columbia Business School/New York Stock Exchange Program for directors of public companies titled Integrity in Financial Disclosure. Prior to joining CBS, he was a member of the faculty at the Stanford Business School. Professor Melumad has served as a consultant and advisor to many organizations, including Bristol-Myers Squibb, General Electric, Johnson & Johnson, the New York Stock Exchange, and Morgan Stanley. We believe Prof. Melumad is qualified to serve on our board of directors because of his extensive experience in public company accounting and audit matters. Professor Melumad is a CPA, received M.B.A. and Ph.D. degrees from the University of California at Berkeley and earned is B.A. degree from Tel Aviv University.

Adam K. Stern has been a director of our company since October 27, 2011. Mr. Stern has over 25 years of venture capital and investment banking experience focusing primarily on the technology and life science industries. Since November 2012, Mr. Stern has served as the Managing Director of Private Equity Banking at Aegis Capital Corp. and the Chief Executive Officer of SternAegis Ventures. From 1997 to November 2012, Mr. Stern was affiliated with Spencer Trask Ventures, Inc., most recently as Senior Managing Director. From 1989 to 1997, he was associated with Josephthal & Co., members of the New York Stock Exchange, where he served as Senior Vice President and Managing Director of Private Equity Marketing and held increasingly responsible positions. He has been a licensed securities broker since 1987 and a General Securities Principal since 1991. From May 2007 until June 2011, he served as a director of Prolor Biotech Inc. (NYSE MKT: PBTH) and he rejoined the board in November 2012. In addition, he has served as a director of InVivo Therapeutics Holdings Corp. (OTCBB:NVIV) since October 2010 and Organovo Holdings, Inc. (OTCBB:ONVO) since February 2012. We believe Mr. Stern is qualified to serve on our board of directors because of his extensive experience in corporate finance and experience in the technology and life science industries. Mr. Stern holds a Bachelor of Arts degree with honors from the University of South Florida in Tampa.

Prof. Itamar Raz has been a director of our company since June 25, 2013. He also serves as the head of our Scientific Advisory Board, which is in formation. Prof. Raz is a world renowned expert in diabetes care and research. He currently services as the head of the Diabetes Unit of Hadassah Hebrew University Medical Center in Jerusalem, the head of the Israel National Council of Diabetes of the Israel Ministry of Health (which is responsible for formulating Israeli national policies), the President of D-Cure, a diabetes not-for-profit organization and the head of the Israel Diabetes Research Group. He also serves as a member of Advisory Boards at Novo Nordisk, Astra Zeneca/Bristol-Myers Squibb, Sanofi, Merck Sharp & Dohme, and Eli Lilly and as a consultant for InsuLine Medical Ltd, Andromeda Biotech Ltd and Astra Zeneca/Bristol-Myers Squibb. Prof. Raz has published over 260 research papers including biennial publications of a Supplement to Diabetes Care summarizing proceedings of the European Controversies to Consensus in Obesity, Diabetes and Hypertension (CODHy) meeting. He also holds editorial positions on a number of medical journals. Prof. Raz’s medical career began in 1985 at Hadassah University Hospital as Senior Physician, specializing in Internal Medicine. From 1986 to 1992, Prof. Raz was head of Hebrew University Student Services, and in 1988 he was appointed Senior Lecturer at Hadassah University Hospital’s Department of Internal Medicine. In 1989, Prof. Raz was appointed Chief Physician of Internal Medicine, and as head of the Diabetes Clinic at Hadassah University Hospital in 1992. In 1995, Prof. Raz became an Associate Professor at the Department of Internal Medicine, Hadassah University Hospital. In 2001, he was appointed Director of the hospital’s Center for Prevention of Diabetes and its Complications. Since 2003, Prof. Raz has served as Professor of Internal Medicine at the Department of Internal Medicine, Hadassah University Hospital. Prof. Raz graduated from Hebrew University & Hadassah School of Pharmacy with a Bachelor of Science in 1973. In 1981, he graduated from Hebrew University & Hadassah School of Medicine with an M.D. and completed his residency at Hadassah University Hospital from 1981 to1985, specializing in internal medicine.

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Key Employees

Below are the biographies of a certain key non-executive officer employee of our company

Shai Eisen has served as our General Manager—North America and Vice President of Operations since September 2013.  Mr. Eisen has both technical and operations management as well as business and product development experience and a proven organization-building track record.  From 1997 to 2007, he worked at Saifun Semiconductors Ltd., where he was one of the first employees and held key technical and operational leadership positions.  From 2011 to 2013, Mr. Eisen served as Vice President - Operations at Q-Core Medical, Ltd., where he managed the company’s day-to-day business and led all production, supply-chain, support, engineering and quality disciplines.  Mr. Eisen holds a degree in Electrical Engineering from Northwestern University and an MBA from Columbia University.

Dr. Liron Hadar has served as our Director of Engineering and New Products Development since April 2013.  Dr. Hadar has extensive research and development and engineering experience in the medical device sector with multidisciplinary technical know-how in global project management and system development.  She has a proven knowledge in the development and transfer of medical device designs to actual production through feasibility, conceptual and detailed design.  Prior to joining our company, Dr. Hadar from served from 2007 to 2012 as a Research and Development Project Manager at Medingo Ltd., an Israeli diabetes product company that was acquired by Roche. During 2007, Dr. Hadar held a Post Doctorate position at the Biomedical Engineering Department at the Technion (Israel Institute of Technology) and initiated processes that served the platform for the company that became Regentis Biomaterials Ltd.  Dr. Hadar holds Ph.D. and an undergraduate degree in Chemical Engineering from the Technion.

Shoshana Friedman is a co-founder of our company and serves as our Vice President of Regulation, Quality Assurance and Clinical Trials. Since 2006, Ms. Friedman has served as President and CEO of Push-Med LLC, a provider of regulatory, quality assurance and clinical services to the medical device and biotechnology industries. From 2002 to 2006, Ms. Friedman was Senior Vice President, Regulatory and Clinical Affairs and a member of the senior management team of Given Imaging (NASDAQ: GIVN). She has been a member of Given Imaging’s Advisory Board since June 1997, and as a company consultant, she led the effort to secure marketing authorizations worldwide. From 1993 to 1996, she served as Regulatory, Clinical and Quality Assurance Director at InStent Ltd., an Israeli medical device company that was acquired by Medtronic Inc. in 1996. Ms. Friedman holds a B.Sc. in mathematics and physics from Haifa University, a Business Administration Certificate (with Honors) from Hebrew University, a QA Lead Assessor certification from Bywater, Inc. and a Regulatory Affairs Certification (RAC) from the Regulatory Affairs Professionals Society (RAPS).  In recognition of her professional achievements, in 2005 the Regulatory Affairs Professionals Society (RAPS) awarded Ms. Friedman the Richard E. Greco Award, the highest honor bestowed by the RAPS to outstanding leaders who have made significant contributions to the field. In 2012, Ms. Friedman received the RAPS Fellowship, which is a RAPS program that recognizes senior regulatory professionals for their continued significant contributions and leadership in the advancement of the profession.

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Scientific Advisory Board

We are in the process of establishing a scientific advisory board. Our advisory board members will be available to us to advise on our business plans and operational strategies.

Consulting Agreement with SLD Capital Corp.

In October 2012, we entered into a non-exclusive strategic advisory consulting agreement with SLD Capital Corp. SLD Capital is an affiliate of Steven Rosner, an investor in our company. Pursuant to this agreement, SLD Capital will, over the one year term of the agreement, provide strategic advice to our management regarding, among other matters: (i) our operations and related obligations as a U.S. publicly-listed and reporting company, (ii) the industries and businesses in which we are engaged, including our publicly-listed competitors and (iii) other aspects of or concerning our business about which SLD Capital has knowledge or expertise, including our ongoing stockholder relations initiatives. SLD Capital will also provide feedback to our management on the evolution of our business and on our execution of our business plans.

As consideration for such services, upon execution of the agreement, we issued SLD Capital 250,000 shares of our common stock and agreed to issue SLD Capital additional 20,833 shares of our common stock per month in arrears during the first eleven months of an agreement term and 20,837 shares of our common stock in the final month of the agreement term, for a total of 250,000 additional shares of our common stock. In our original registration statement that was declared effective on February 14, 2013, we registered 333,332 shares of our common stock previously issued under this consulting agreement for public resale by SLD Capital and its assigns.

On March 5, 2013, we amended certain terms of such consulting agreement with SLD Capital. Pursuant to the amendment, SLD Capital became entitled to receive four (4) monthly issuances of 41,667 shares of our common stock per month in arrears with the finally monthly issuance to occur as of June 5, 2013 for the monthly period ending May 30, 2013. In addition, SLD Capital Corp. received two warrants to purchase (i) 200,000 shares of our common stock at an exercise price of $1.50 per share, which warrant expires on October 8, 2014 and was only exercisable from and after the date that we have two hundred (200) or more record and/or beneficial owners of our common stock (which milestone has been achieved), and (ii) 250,000 shares of our common stock at an exercise price of $1.50, which warrant expires on April 8, 2015. SLD Capital is entitled to “piggy-back” registration rights with respect to the shares of common stock underlying such warrants. The sale and issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act.

In our registration statement which was declared effective on July 24, 2013, we registered 166,668 shares of common stock and 450,000 underlying warrant shares previously issued under this consulting agreement for public resale by SLD Capital and its assigns.

All of the warrants issued with connection to the above consulting agreement remain outstanding as of the date of this prospectus.

Board Committees

Our board of directors has three standing committees: an Audit Committee, a Compensation Committee and a Nomination and Corporate Governance Committee.

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Audit Committee

Our Audit Committee is comprised of Prof. Nahum D. Melumad and Malcolm Hoenlein, each of whom is an independent director. Prof. Melumad serves as Chairman of the Audit Committee. The board of directors has determined that Prof. Melumad is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Our Audit Committee will oversee our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit Committee has a charter (which will be reviewed annually) and performs several functions. The Audit Committee will:

•	evaluate the independence and performance of, and assesses the qualifications of, our independent auditor and engage such independent auditor;

•	approve the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services and approve in advance any non-audit service to be provided by our independent auditor;

•	monitor the independence of our independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

•	review the financial statements to be included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and reviews with management and our independent auditor the results of the annual audit and reviews of our quarterly financial statements;

•	oversee all aspects our systems of internal accounting control and corporate governance functions on behalf of the board; and

•	provide oversight assistance in connection with legal, ethical and risk management compliance programs established by management and the board, including compliance with requirements of the Sarbanes-Oxley Act of 2002, and make recommendations to the board of directors regarding corporate governance issues and policy decisions.

Compensation Committee

Our Compensation Committee is comprised of Malcolm Hoenlein, David Weintraub and Prof. Itamar Raz, with Mr. Hoenlein serving as Chairman. The Compensation Committee will review or recommend the compensation arrangements for our management and employees and also assists the board of directors in reviewing and approving matters such as company benefit and insurance plans, including monitoring the performance thereof.

The Compensation Committee has the authority to directly engage, at our expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of employee, executive and director compensation.

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Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee was formed in August 2013 and is comprised of Mr. Hoenlein, Mr. Stern and Prof. Raz. No Chairman has been appointed, but one will be chosen by its members. The Nominating and Corporate Governance Committee is charged with the responsibility of reviewing our corporate governance policies and with proposing potential director nominees to the board of directors for consideration. This committee also has the authority to oversee the hiring of potential executive positions in our company.

Director Independence

Our board of directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our board has determined that Drs. Weintraub and Raz and Messrs. Hoenlein and Melumad are “independent directors” as defined in the rules of NASDAQ OMX Group, Inc. corporate governance requirements and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended.

Code of Business Conduct and Ethics

On March 5, 2013, our Board of Directors adopted a Code of Business Conduct and Ethics and Insider Trading Policy.

Limitation of Directors Liability and Indemnification

The Delaware General Corporation Law authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors, is involved in a legal proceeding of any nature.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Executive Compensation

The following table summarizes compensation of our named executive officers, as of December 31, 2012.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards	Option Awards ($)		Non-equity incentive plan compensation	Non-qualified incentive plan compensation	All Other Compensation ($)		Total ($)
Oren Fuerst	2012	$198,922	(1)	—	(2)	—	$183,622	(3)	—	—	$23,434	(4)	$406,978
(Executive Chairman)*	2011	$49,884	(1)	—	(2)	—	—		—	—	$2,380		$52,264
Shilo Ben Zeev (former	2012	$121,387	(5)	—		—.	$292,000	(6)	—	—	$41,545	(7)	$454,931
President and COO)**	2011	$18,697	(5)	—		—.	—		—	—	4,446		$23,143
Mordechi (Motty)	2012	$55,224	(8)	—		—	$36,400	(9)	—	—	$22,781	(10)	$114,404
Hershkowitz (CFO)	2011	—		—		—	—		—	—	—		—

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*	From 2011 to 2013, Dr. Fuerst served as our Chairman and Chief Executive Officer. Beginning in August 2013, Dr Fuerst serves as the Executive Chairman of our company.

**	From August 2011 to until August 2013, Mr. Shilo Ben Zeev served as our President and Chief Operating Officer.

(1)	In accordance with his employment agreement with our company (which was approved by our board of directors in March 2012), Dr. Fuerst was entitled to an annual salary of $192,000. In August 2012, upon the approval of the Compensation Committee of our board of directors, Dr. Fuerst’s annual salary was increased to $252,000, starting from August 2012. Since Dr. Fuerst receives part of his salary from our Israeli subsidiary denominated in New Israeli Shekel (“NIS”), the compensation received from the Israeli subsidiary is calculated for purposes of this table based on the annual average currency exchange. Amounts of salary do not include $18,500 which was earned but not paid at December 31, 2012.
(2)	In accordance with his employment agreement, Dr. Fuerst is entitled to receive bonuses based on his achieving the following milestones: (a) $96,000 in the event we achieve data lock on least one clinical study required for FDA and/or CE Mark regulatory approval, (b) $48,000 in the event we make a 510K regulatory submission with the FDA for regulatory clearance of a company product, (c) $48,000 in the event we obtain a European notified body CE Mark clearance for a company product, (d) $48,000 in the event we obtain a market clearance for a company product in a market not covered by FDA or CE with a population in excess of 100,000,000 and (e) $96,000 in the event we obtain FDA regulatory clearance for a company product. Dr. Fuerst is also entitled to receive additional bonuses for five years in connection with strategic transactions that Dr. Fuerst has helped to consummate. As of December 31, 2012, Dr. Fuerst was entitled to receive a bonus at the amount of $96,000 in light of the achieving of the first milestone described above. However, the bonus had not been paid as of December 31, 2012.
(3)	In accordance with his employment agreement with our company, Dr. Fuerst was entitled to receive fully-vested options to purchase shares of our common stock equal to three percent (3%) of our issued and outstanding capital stock on an as-converted fully diluted basis (but no less than 500,000 shares). Pursuant to Dr. Fuerst’s employment agreement and for accounting purposes, the exercise price of such options was set at $1.00 per share; provided, that the exercise price remained subject to modification if deemed appropriate by our board of directors. In June 2012, the Compensation Committee of our board of directors approved initial option grants under our 2012 Equity Incentive Plan. As part of this approval, the Compensation Committee approved a reduction in the exercise price of the options Dr. Fuerst was entitled to receive from $1.00 to $0.52 and issued additional options at $0.52 per share. As such, Dr. Fuerst was granted an aggregate of 750,000 options with an exercise price of $0.52 per share. In September 2012, the Compensation Committee of our board of directors clarified that 330,000 of these options vested immediately, and 420,000 are subject to 2-year vesting in equal increments on annual basis. The value of the granted options for purposes of this table was derived using the Black-Sholes model. In March and June, 2013, the Compensation Committee of our board of directors approved additional grants of options under our 2012 Equity Incentive Plan. For further details, see “Employment Agreements” below. We may grant Dr. Fuerst additional options to purchase shares of common stock from time to time at the discretion of our board of directors or the Compensation Committee thereof.

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(4)	In addition to his salary, Dr. Fuerst is entitled to receive a leased automobile and mobile phone during his employment as well as reimbursements for expenses accrued. These benefits as well as other social benefits under Israeli law are included as part of his “All Other Compensation”.
(5)	Mr. Ben Zeev served as our President and Chief Operating Officer until August 2013 (see further details in “Employment Agreements” below). Since Mr. Ben Zeev received his entire salary from our Israeli subsidiary denominated in NIS, the compensation received is calculated for purposes of this table based on the annual average currency exchange.
(6)	As part of the initial grants under our 2012 Equity Incentive Plan approved by the Compensation Committee of our board of directors in June 2012, Mr. Ben Zeev was granted 400,000 options to purchase shares of common stock with an exercise price of $0.001 per share. 100,000 of these options vested immediately and 300,000 are subject to 2-year vesting in equal increments on a quarterly basis. The value of the granted options for purposes of this table was derived using the Black-Sholes model. In March and June, 2013, the Compensation Committee of our board of directors approved additional grants of options under our 2012 Equity Incentive Plan. For further details, see “Employment Agreements” below. We may grant Mr. Ben Zeev additional options to purchase shares of common stock from time to time at the discretion of our board of directors or the Compensation Committee thereof.
(7)	In addition to his salary, Mr. Ben-Zeev is entitled to receive a leased automobile and mobile phone during his employment. These benefits as well as other social benefits under Israeli law are included as part of his “All Other Compensation”.
(8)	Mr. Hershkowitz became our Chief Financial Officer in March 2012. Since Mr. Hershkowitz receives his entire salary from our Israeli subsidiary denominated in NIS, the compensation received is calculated for purposes of this table based on the annual average currency exchange.
(9)	As part of the initial grants under our 2012 Equity Incentive Plan approved by the Compensation Committee of our board of directors in June 2012, Mr. Hershkowitz was granted 70,000 options to purchase shares of common stock with an exercise price of $0.47 per share. 10,000 of these options vested immediately and 60,000 are subject to 2-year vesting in equal increments on a quarterly basis. The value of the granted options for purposes of this table was derived using the Black-Sholes model. In March and June, 2013, the Compensation Committee of our board of directors approved additional grants of options under our 2012 Equity Incentive Plan. For further details, see “Employment Agreements” below. We may grant Mr. Hershkowitz additional options to purchase shares of common stock from time to time at the discretion of our board of directors or the Compensation Committee thereof.
(10)	In addition to his salary, Mr. Hershkowitz is entitled to receive a leased automobile and mobile phone during his employment. These benefits as well as other social benefits under Israeli law are included as part of his “All Other Compensation”.

All compensation awarded to our executive officers were independently reviewed by our Compensation Committee and approved by our entire board of directors.

Employment Agreements

Except as set forth below, we currently have no written employment agreements with any of our officers, directors or key employees. The following is a description of our current executive employment agreements:

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Oren Fuerst, Executive Chairman – We entered into an at-will employment agreement with Dr. Fuerst on March 15, 2012 and effective on November 1, 2011. Such agreement was amended in August 2012 to increase Dr. Fuerst’s annual base salary. Dr. Fuerst is not required to dedicate a minimum amount of time to fulfilling his roles with our company. Under the terms of his amended agreement, Dr. Fuerst is entitled to receive an annual base salary of $252,000. Dr. Fuerst is also entitled to receive bonuses based on his achieving the following milestones: (a) $96,000 in the event we achieve data lock on least one clinical study required for FDA and/or CE Mark regulatory certification, (b) $48,000 in the event we make a 510K regulatory submission with the FDA for regulatory clearance of a company product, (c) $48,000 in the event we obtain a European notified body CE Mark clearance for a company product, (d) $48,000 in the event we obtain a market clearance for a company product in a market not covered by FDA or CE with a population in excess of 100,000,000 and (e) $96,000 in the event we obtain FDA regulatory clearance for a company product. Moreover, Dr. Fuerst is entitled to receive the following additional bonuses for five years in connection with strategic transactions of our company that Dr. Fuerst has helped to consummate as follows: (i) 5% of the revenues of the company from such transaction in the event we complete a strategic transaction with an aggregate actual or potential value of over US$1 million and less than US$10 million and (ii) 7% of the revenues of the revenues of our company from such transaction in the event we complete a strategic transaction with an aggregate actual or potential value in excess of $10 million.

In addition, in accordance with his employment agreement (which was approved by our board of directors in March 2012), upon the completion of the 2011-2012 Private Placement, Dr. Fuerst was entitled to receive fully-vested options to purchase shares of our common stock equal to three percent (3%) of our issued and outstanding capital stock on an as-converted fully diluted basis (but no less than 500,000 shares). Since the trigger for the grant of such options occurred on March 30, 2012, we recognized for accounting purposes at March 31, 2012 the full compensation cost related to 547,392 options in total amount of $26,141.

In June 2012, the Compensation Committee of our board of directors approved a grant under our 2012 Equity Incentive Plan to Dr. Fuerst of 750,000 options to purchase shares of our common stock (which include the 547,392 options referred to above plus 202,608 additional options). In connection with such grant, the Compensation Committee reviewed a current valuation of our company and accordingly reduced the exercise price of the options Dr. Fuerst was entitled to receive under his employment agreement from $1.00 to $0.52 per share and granted the additional 202,608 with an exercise price of $0.52. In September, 2012 the Compensation Committee of our board of directors clarified that 330,000 of these options vested immediately, and 420,000 are subject to 2-year vesting in equal increments on annual basis.

On March 15, 2013, the Compensation Committee of our board of directors approved a grant under our 2012 Equity Incentive Plan to Dr. Fuerst of 200,000 options to purchase shares of our common stock for an exercise price of $1.65. 100,000 of these options vested immediately and the remaining are subject to one year vesting.

In June 2013, the Compensation Committee of our board of directors approved a grant under our 2012 Equity Incentive Plan to Dr. Fuerst of 200,000 options to purchase shares of our common stock for an exercise price of $3. 40,000 of these options vest on June 30, 2013 and the remaining are subject to 4 quarters vesting in equal increments commencing September 30, 2013.

The employment agreement may be terminated by us at will or upon the following events: death, disability, Change of Control or for Cause (each defined under the employment agreement). In the event the employment agreement is terminated at will, Dr. Fuerst shall be entitled to receive 6-month base salary. In the event the employment agreement is terminated and triggered by an event of Change of Control, Dr. Fuerst shall be entitled to receive (i) benefits for up to two (2) times annual salary, (ii) rights granted to him under our benefit plans and exercise any unvested options and (iii) right to immediately exercise any unvested options granted to him under our 2012 Equity Incentive Plan and other applicable sub-plans over a period of three (3) years from the occurrence of Change of Control. In the event the employment agreement is terminated on death or disability, any unvested options granted to him shall become fully vested and exercisable. In the event the employment agreement is terminated by us for Cause, Dr. Fuerst will be entitled to payment of any base salary earned but unpaid through the date of termination.

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Dr. Fuerst’s employment agreement also includes a one (1) year non-competition and non-solicitation, certain confidentiality covenants and assignment of any his invention. Under the terms of the agreement, Dr. Fuerst is entitled to certain expense reimbursements and other standard vacation and sick leave.

Erez Raphael, Chief Executive Officer and President – On August 30, 2013, we entered into an amendment to a Personsal Employment Agreement with Mr. Raphael in connection with his August 2013 appointment as our President and Chief Executive Officer. Pursuant to the terms of his Employment Agreement as amended, Raphael is entitled to a monthly salary of NIS44,000.

On March 15, 2013, the Compensation Committee of our board of directors approved a grant under our 2012 Equity Incentive Plan to Erez Raphael of 180,000 options to purchase shares of our common stock for an exercise price of $1.35. 30,000 of these options vested immediately and the remaining are subject to 5 quarters vesting in equal increments commencing June 30, 2013.

In June 2013, the Compensation Committee of our board of directors approved a grant under our 2012 Equity Incentive Plan to Erez Raphael of 20,000 options to purchase shares of our common stock for an exercise price of $3.00. 4,000 of these options vest on June 30, 2013 and the remaining are subject to 4 quarters vesting in equal increments commencing September 30, 2013.

On September 3, 2013, the Compensation Committee of our board of directors approved a one time grant under our 2012 Equity Incentive Plan to Mr. Raphael of 300,000 options to purchase shares of our common stock at an exercise price of $2.67. Fifty percent (50%) of such options vested immediately, and fifty percent (50%) shall vest on August 30, 2014.

Mr. Raphael’s employment agreement may be terminated at will or upon the following events by the Company: death, disability, other events permissible under applicable Israeli severance law or for Cause (each defined under the Employment Agreement). In the event the Employment Agreement is terminated at will, Raphael shall be entitled to receive 6-month base salary and severance payment pursuant to applicable Israeli severance law. In the event the employment agreement is terminated by the Company for Cause, Mr. Raphael will only be entitled to severance payment under applicable Israeli severance law.

Mr. Raphael’s employment agreement also includes a one (1) year non-competition and non-solicitation, certain confidentiality covenants and assignment of any of his Company-related inventions to the Company. Under the terms of the agreement, Mr. Raphael is entitled to certain expense reimbursements and other standard benefits, including vacation, sick leave, life and disability insurance and car and mobile phone allowances.

Shilo Ben Zeev, Former President and Chief Operating Officer - We entered into an at-will Personal Employment Agreement with Mr. Ben Zeev on March 15, 2012 and effective on November 1, 2011. Under the terms of his agreement (which was amended in August 2012), Mr. Ben Zeev received a monthly base salary of NIS 44,000.

In June 2012, the Compensation Committee of our board of directors approved a grant under our 2012 Equity Incentive Plan to Mr. Ben Zeev of 400,000 options to purchase shares of our common stock for an exercise price of $0.001 per share. 100,000 of these options vested immediately and the remaining were subject to 8 quarters vesting in equal increments commencing September 30, 2012.

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On March 15, 2013, the Compensation Committee of our board of directors approved a grant under our 2012 Equity Incentive Plan to Mr. Ben Zeev of 200,000 options to purchase shares of our common stock for an exercise price of $1.35. 100,000 of these options vested on March 31, 2013 and the remaining were subject to 5 quarters vesting in equal increments commencing June 30, 2013.

In June 2013, the Compensation Committee of our board of directors approved a grant under our 2012 Equity Incentive Plan to Mr. Ben Zeev of 150,000 options to purchase shares of our common stock for an exercise price of $3.00. 30,000 of these options vest on June 30, 2013 and the remaining were subject to 4 quarters vesting in equal increments commencing September 30, 2013.

Mr. Ben Zeev’s employment agreement includes a one (1) year non-competition and non-solicitation, certain confidentiality covenants and assignment of any his invention. Under the terms of the agreement, Mr. Ben Zeev was entitled to certain expense reimbursements and other standard benefits, including vacation, sick leave and life and disability insurance.

In connection with his departure from our company in August 2013, we entered into a Separation Agreement with Mr. Ben Zeev which was approved by the Compensation Committee of our Board of Directors effective from August 11, 2013. Pursuant to the Separation Agreement, the employment agreement with Mr. Ben Zeev shall be voluntarily terminated effective as of February 11, 2014. In consideration of Mr. Ben Zeev’s non-competition undertakings and obligations, as detailed in his employment agreement, we paid Mr. Ben Zeev a one time payment of NIS200,000 which was fully paid as of September 30, 2013. Additionally, we are required to pay Mr. Ben Zev a bonus in the amount of NIS150,000 following the effective date of his departure subject to the achievement by our company of each of the following milestones: (a) we receive CE Mark certification for our Dario blood glucose monitoring device and (b) we have initiated and achieved initial commercial sales of Dario, regardless of sales volumes and (c) we shall have received or earned cash in the aggregate gross amount if $20 million through any combination of equity or debt financing or sales revenues during the period from and after September 1, 2013. In addition, the Separation Agreement provides that the exercise period for vested options held by Mr. Ben Zeev holds as of the effective date of his departure shall have an exercise period of 12 months from such effective date.

Mordechi (Motty) Hershkowitz, Chief Financial Officer, Treasurer and Secretary – We entered into an at-will Personal Employment Agreement with Mr. Hershkowitz on March 15, 2012. Mr. Hershkowitz is a full-time employee of our company. Under the terms of his agreement (which was amended in August 2012 and in April 2013), Mr. Hershkowitz is entitled to receive a base monthly salary of NIS35,000. Mr. Hershkowitz is also entitled to additional options pursuant to our 2012 Equity Incentive Plan, which may be awarded by the board, in the board’s sole discretion, based on certain annual performance-based objectives established by the board of directors.

In June 2012, the Compensation Committee of our board of directors approved a grant under our 2012 Equity Incentive Plan to Mr. Hershkowitz of 70,000 options to purchase shares of our common stock for an exercise price of $0.47. 10,000 of these options vested immediately and the remaining are subject to 8 quarters vesting in equal increments commencing September 30, 2012.

On March 15, 2013, the Compensation Committee of our board of directors approved a grant under our 2012 Equity Incentive Plan to Mr. Hershkowitz of 110,000 options to purchase shares of our common stock for an exercise price of $1.50. 10,000 of these options vested on March 31, 2013 and the remaining are subject to 5 quarters vesting in equal increments commencing June 30, 2013.

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In June 2013, the Compensation Committee of our board of directors approved a grant under our 2012 Equity Incentive Plan to Mr. Hershkowitz of 50,000 options to purchase shares of our common stock for an exercise price of $3.10,000 of these options vest on June 30, 2013 and the remaining are subject to 4 quarters vesting in equal increments commencing September 30, 2013.

The employment agreement may be terminated at will or for Cause (each defined under the employment agreement) by us. In the event the employment agreement is terminated at will, Mr. Hershkowitz shall be entitled to receive 3-month base salary and severance payment pursuant to applicable Israeli severance law. In the event the employment agreement is terminated by us for Cause, Mr. Hershkowitz will be entitled to severance payment under applicable Israeli severance law.

Mr. Hershkowitz’s employment agreement also includes a one (1) year non-competition and non-solicitation, certain confidentiality covenants and assignment of any his invention. Under the terms of this agreement, Mr. Hershkowitz is entitled to certain expense reimbursements and other standard benefits, including vacation, sick leave and life and disability insurance.

Non-Employee Director Remuneration Policy

In March 2013, our Board of Directors adopted the following non-employee director remuneration policy:

Cash Awards

Beginning with our fiscal year ended December 31, 2013 and for each fiscal year thereafter, each of our non-employee directors (currently Prof. Melumad, Prof. Raz, Dr. Weintraub, Mr. Hoenlein and Mr. Stern) will receive the following cash payments: (i) $25,000 per year, to be paid quarterly in arrears and (ii) $16,000 for Board committee service, to be paid quarterly in arrears; provided, however, that for our fiscal year ended December 31, 2013, such quarterly payments and committee meeting fees shall accrue and shall be payable upon the approval of Dr. Fuerst at such time when our company is adequately capitalized in his reasonable discretion.

Option Awards

Beginning with our fiscal year ended December 31, 2013 and for each fiscal year thereafter, each of our non-employee directors will receive 25,000 options to purchase shares of common stock (which we refer to as the Annual Director Options). The Annual Director Options will be confirmed (together with the exercise price for such options) at the first meeting of our board of directors for each fiscal year and shall vest quarterly in arrears. The exercise price per share for the 2013 Annual Director Options (approved in March 2013) is $1.50 per share. Annual Director Options shall have ten (10) year terms and, unless otherwise approved by Compensation Committee of our board of directors, shall not be issued under our 2012 Equity Incentive Plan or any successor to such plan.

In March 2013, each of our non-employee directors as of such date was given a one-time grant of 150,000 fully vested, 10-year options to purchase shares of common stock, which options have an exercise price of $1.50 per share. In addition, as part of the initial grants of options under our 2012 Equity Incentive Plan approved by the Compensation Committee of our board of directors in June 2012, two of our three independent directors (Malcolm Hoenlein and Prof. Nahum Melumad) were each granted 200,000 options with an exercise price of $0.47 per share. In each case, 100,000 of such options vested immediately and the remaining 100,000 options are subject to 2-year vesting in equal increments on quarterly basis.

All Annual Director Options or other equity incentives issued under our non-employee director remuneration policy shall be deemed to have been issued under an “employee benefit plan” as defined in Rule 405 promulgated under the Securities Act of 1933, as amended.

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Compensation Committee Review

For each fiscal year following 2013, the Compensation Committee shall, if it deems necessary or prudent in its discretion, reevaluate and approve in January of each such year (or in any event prior to the first board meeting of such fiscal year) the cash and equity awards (amount and manner or method of payment) to be made to non-employee directors for such fiscal year. In making this determination, the Compensation Committee shall utilize such market standard metrics as it deems appropriate, including, without limitation, an analysis of cash compensation paid to independent directors of our peer group.

The Compensation Committee shall also have the power and discretion to determine in the future whether non-employee directors should receive annual or other grants of options to purchase shares of common stock or other equity incentive awards in such amounts and pursuant to such policies as the Compensation Committee may determine utilizing such market standard metrics as it deems appropriate, including, without limitation, an analysis of equity awards granted to independent directors of our peer group.

Participation of Employee Directors; New Directors

Unless separately and specifically approved by the Compensation Committee in its discretion, no employee director of our company shall be entitled to receive any remuneration for service as a director (other than expense reimbursement as per prevailing policy).

New directors joining our board of directors shall be entitled to a pro rated portion (based on months to be served in the fiscal year in which they join) of cash and stock option or other equity incentive awards (if applicable) for the applicable fiscal year at the time they join the board.

Summary Director Compensation Table

The following table summarizes the annual compensation paid to our non-employee directors for the fiscal years ended December 31, 2012 and 2011:

Name and Principal Position	Year	Fees Paid or Earned in Cash ($)	Stock Awards	Option Awards ($)		Non-equity incentive plan compensation	Non-qualified incentive plan compensation	All Other Compensation ($)	Total ($)
Malcolm Hoenlein	2012	—	—	$104,000	(1)	—	—	—	$104,000
	2011	—	—	—		—	—	—

Prof. Nahum Melumad	2012	—	—	$104,000	(2)	—	—	—	$104,000
	2011	—	—	—		—	—	—	—

Dr. David Weintraub	2012	—	—	—		—	—	—	—
	2011	—	—	—		—	—	—	—

Adam K. Stern	2012	—	—	—		—	—	—	—
	2011	—	—	—		—	—	—	—

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(1)          As part of the initial grants under our 2012 Equity Incentive Plan approved by the Compensation Committee of our board of directors in June 2012, Mr. Hoenlein was granted 200,000 options to purchase shares of common stock with an exercise price of $0.47 per share. 100,000 of these options vested immediately and 100,000 are subject to 2-year vesting in equal increments on a quarterly basis. We may grant Mr. Hoenlein additional options to purchase shares of common stock from time to time at the discretion of our board of directors or the Compensation Committee thereof. The value of the granted options for purposes of this table was derived using the Black-Sholes model.

(2)          As part of the initial grants under our 2012 Equity Incentive Plan approved by the Compensation Committee of our board of directors in June 2012, Prof. Melumad was granted 200,000 options to purchase shares of common stock with an exercise price of $0.47 per share. 100,000 of these options vested immediately and 100,000 are subject to 2-year vesting in equal increments on a quarterly basis. We may grant Prof. Melumad additional options to purchase shares of common stock from time to time at the discretion of our board of directors or the Compensation Committee thereof. The value of the granted options for purposes of this table was derived using the Black-Sholes model.

2012 Equity Incentive Plan

On January 23, 2012, our board of directors and a majority of the holders of our then outstanding shares of our common stock adopted a 2012 Equity Incentive Plan for our company (which includes both U.S. and Israeli sub-plans). An aggregate of 2,860,000 shares of our common stock were originally reserved for issuance under our 2012 Equity Incentive Plan. On January 23, 2012, an Israeli sub-plan was adopted under our 2012 Equity Incentive Plan, which sets forth the terms for the grant of stock awards to Israeli employees or Israeli non-employees. The sub-plan was adopted in accordance with the amended sections 102 and 3(i) of Israel’s Income Tax Ordinance. The sub-plan is part of the 2012 Plan and subject to the same terms and conditions.

In February 2013, our board of directors and a majority of the holders of our then outstanding shares of our common stock adopted an amendment to our 2012 Equity Incentive Plan to increase the shares reserved thereunder from 2,860,000 to 5,000,000.

The following table provides information as of June 30, 2013 with respect to options outstanding under our 2012 Equity Incentive Plan:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,550,000	$0.65	1,435,000
Equity compensation plans not approved by security holders	—	—	—
Total	3,550,000		1,435,000

The purpose of our 2012 Equity Incentive Plan is to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial achievements. The 2012 Equity Incentive Plan will be administered by the Compensation Committee of our board of directors or by the full board, which may determine, among other things, the (a) terms and conditions of any option or stock purchase right granted, including the exercise price and the vesting schedule, (b) persons who are to receive options and stock purchase rights and (c) the number of shares to be subject to each option and stock purchase right. The 2012 Equity Incentive Plan will provide for the grant of (i) ”incentive” options (qualified under section 422 of the Internal Revenue Code of 1986, as amended) to employees of our company and (ii) non-qualified options to directors and consultants of our company. In addition, our board has authorized the appointment of Tamir Fishman Equity Plan Services to act as a trustee for grants of options under the Israeli sub-plan to Israeli residents.

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In connection with the administration of our 2012 Equity Incentive Plan, our Compensation Committee will:

•	determine which employees and other persons will be granted awards under our 2012 Equity Incentive Plan;

•	grant the awards to those selected to participate;

•	determine the exercise price for options; and

•	prescribe any limitations, restrictions and conditions upon any awards, including the vesting conditions of awards.

•	Any grant of awards to any of directors under our 2012 Equity Incentive Plan must be approved by the Compensation Committee of our board of directors. In addition, our Compensation Committee will: (i) interpret our 2012 Equity Incentive Plan; and (ii) make all other determinations and take all other action that may be necessary or advisable to implement and administer our 2012 Equity Incentive Plan.

The 2012 Equity Incentive Plan provides that in the event of a change of control event, the Compensation Committee or our board of directors shall have the discretion to determine whether and to what extent to accelerate the vesting, exercise or payment of an award.

In addition, our board of directors may amend our 2012 Equity Incentive Plan at any time. However, without stockholder approval, our 2012 Equity Incentive Plan may not be amended in a manner that would:

•	increase the number of shares that may be issued under our 2012 Equity Incentive Plan;

•	materially modify the requirements for eligibility for participation in our 2012 Equity Incentive Plan;

•	materially increase the benefits to participants provided by our 2012 Equity Incentive Plan; or

•	otherwise disqualify our 2012 Equity Incentive Plan for coverage under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Awards previously granted under our 2012 Equity Incentive Plan may not be impaired or affected by any amendment of our 2012 Equity Incentive Plan, without the consent of the affected grantees.

Option Exercises

To date no options have been exercised by our directors or officers.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our named executive officers and directors; and

•	all our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital shown as beneficially owned, subject to applicable community property laws.

In computing the number and percentage of shares beneficially owned by a person, shares that may be acquired by such person within 60 days of the date of this prospectus are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

Name of Beneficial Owner	Shares of Common Beneficially Stock Owned	Percent of Common Stock Beneficially Owned(1)
Officers and Directors
Oren Fuerst(2)	1,582,500	7.61%
Erez Raphael(3)	248,000	1.22%
Mordechi (Motty) Hershkowitz(4)	117,500	*
David Weintraub(5)	2,868,750	14.18%
Adam K. Stern(6)	1,104,212	5.39%
Malcolm Hoenlein(7)	331,250	1.62%
Nahum D. Melumad(8)	331,250	1.62%
Prof. Itamar Raz(9)	128,875	*
All Executive Officers and Directors as a group (8 persons)	6,712,337	32.87%
5% Stockholders
Laurence G. Allen(10)	1,730,076	8.31%
Meir Plevinski	1,275,000	6.35%
Steven B. Rosner(11)	1,311,000	6.31%
Spencer Trask Investment Partners, LLC(12)	1,271,287	6.16%

*	Less than 1%.

(1)	Percentage ownership is based on 20,065,654 shares of our common stock outstanding as of the date of this prospectus and, for each person or entity listed above, warrants or options to purchase shares of our common stock which exercisable within 60 days of the date of this prospectus.
(2)	Dr. Fuerst is our Executive Chairman. Includes: (i) 862,500 shares of common stock held by Strategic Models, LLC, a Delaware limited liability company owned and controlled by Dr. Fuerst and (ii) 720,000 vested options to purchase common stock held by Dr. Fuerst. Excludes 430,000 options which are not vested.

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(3)	Erez Raphael is our President and Chief Executive Officer. Includes 248,000 vested options to purchase common stock held by Mr. Raphael. Excludes 252,000 options which are not vested.
(4)	Motty Hershkowitz is our Chief Financial Officer, Treasurer and Secretary. Includes 117,500 vested options to purchase common stock held by Mr. Hershkowitz. Excludes 112,500 options which are not vested.
(5)	David Weintraub is a director of our company. Includes 2,700,000 shares of common stock and 168,750 vested options to purchase common stock held by Dr. Weintraub. Excludes 6,250 options which are not vested.
(6)	Adam K. Stern is a director of our company. Includes 935,462 shares and warrants to purchase shares of common stock owned individually by Mr. Stern and through two entities (Piper Venture Partners, LLC and Pavilion Capital Partners, LLC) owned and/or controlled by Mr. Stern. Also includes 168,750 vested options to purchase common stock held by Mr. Stern. Excludes 6,250 options which are not vested.
(7)	Malcolm Hoenlein is a director of our company. Includes 331,250 vested options to purchase common stock held by Mr. Hoenlein. Excludes 43,750 options which are not vested.
(8)	Nahum D. Melumad is a director of our company. Includes 331,250 vested options to purchase common stock held by Prof. Melumad. Excludes 43,750 options which are not vested.
(9)	Prof. Itamar Raz is a director of our company. Includes 128,875 vested options to purchase common stock held by Prof. Melumad. Excludes 34,375 options which are not vested.
(10)	Laurence G. Allen is the natural person with voting and dispositive power over the shares held by ACP X, LP, ACP Investment Group, LLC, ACP Partners, LP, NYPPEX LLC and NYPPEX Holdings, LLC. This includes 1,435,146 shares of common stock and underlying warrant shares held by ACP X, LP, 90,000 shares of underlying warrant shares held by ACP Partners, LP and 30,000 shares of underlying warrant shares held by NYPPEX LLC. Also includes 174,930 shares of common stock and shares of common stock underlying warrant shares held by Laurence G. Allen.
(11)	Includes: (i) 330,000 shares of common stock held by SLD Capital Corp.; (ii) 450,000 shares underlying warrants to purchase shares of common stock held by SLD Capital Corp.; (iii) 261,000 shares held by Steven B. Rosner and (iv) 270,000 shares underlying warrants to purchase shares of common stock held by Steven B. Rosner.
(12)	Includes: (i) to purchase 700,000 shares of common stock with; (ii) a warrant to purchase 241,971 shares of common stock with an exercise price of $1.00 per share and (iii) a warrant to purchase 279,311 shares of common stock with a current exercise of approximately $1.3 per share. Such warrants were originally issued to Spencer Trask as part of its compensation for acting as our placement agent and subsequently transferred to Spencer Trask Investment Partners, LLC by Spencer Trask. Such warrants are exercisable at any time prior to April 8, 2016.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Spencer Trask and its Related Parties

In connection with our formation on August 11, 2011, certain affiliates of Spencer Trask Ventures, Inc. and certain other parties not affiliated with our company or Spencer Trask received an aggregate of 2,000,000 shares of common stock, for which they agreed to pay an aggregate of $10,000 (or $0.005 per share). Under this transaction, Spencer Trask Investment Partners, LLC, an affiliate of Spencer Trask, purchased 700,000 shares of common stock and Adam K. Stern, a former affiliate of Spencer Trask and also now a director of our company, both individually and through two entities controlled by him, purchased 700,000 shares of our common stock.

Spencer Trask, acting as our placement agent in our 2011-2012 Private Placement, received certain cash placement fees and was also granted two warrants: (i) to purchase 482,200 shares of common stock with an exercise price of $1.00 out of which 42,633 were exercised through a cashless exercise and 1,829 were exercised for $1,829 as of the date of this prospectus and (ii) to purchase 554,655 shares of common stock with a current exercise price of $1.30 per share out of which 34,893 were exercised through a cashless exercise and 2,111 were exercised for $2,743 as of the date of this prospectus. Such outstanding warrants are exercisable at any time prior to April 8, 2016. Subsequent to issuance, and as permitted under FINRA rules, such warrants were divided and allocated to certain affiliates and individual employees of Spencer Trask.

Pursuant to the terms of a placement agent agreement, dated September 8, 2011, between us and Spencer Trask entered into in connection with our 2011-2012 Private Placement, Spencer Trask appointed Adam K. Stern as a member of our board of directors for a two-year term from October 27, 2011. His successor during such two year period, if any, will be chosen by Spencer Trask, subject to our reasonable approval.

We also entered into a Right of First Refusal Agreement with Spencer Trask on October 27, 2011 which provides that, for a period of two (2) years from March 30, 2012, Spencer Trask has the irrevocable preferential right of first refusal (i) to purchase for its own account or to act as agent for any proposed private offering of securities (equity or debt) by us and (ii) to purchase or sell such securities on terms no less favorable than we can obtain elsewhere. If, within ten (10) days of the receipt of such notice of intention and statement of terms, Spencer Trask does not accept in writing such offer to purchase such securities or to act as agent with respect to such offering upon the terms proposed, we will be free to negotiate terms with third parties with respect to such offering and to effect such offering on such proposed terms.

In addition, on October 27, 2011, we entered into a non-exclusive Finder’s Fee Agreement with Spencer Trask which provides that if we or any of our affiliates enter into any of certain transactions enumerated in the Finder’s Agreement (including financing transactions and business combinations or similar arrangements) with any party introduced to us by Spencer Trask, directly or indirectly at any time prior to the date which is four (4) years after March 30, 2012, then we shall pay or cause to be paid to Spencer Trask certain cash finder’s fees as follows:

(i)	7% of the first $1,000,000 or portion thereof of the consideration paid in such transaction; plus
(ii)	6% of the next $1,000,000 or portion thereof of the consideration paid in such transaction; plus

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(iii)	5% of the next $5,000,000 or portion thereof of the consideration paid in such transaction; plus

(iv)	4% of the next $1,000,000 or portion thereof of the consideration paid in such transaction; plus
(v)	3% of the next $1,000,000 or portion thereof of the consideration paid in such transaction; plus
(vi)	2.5% of any consideration paid in such transaction in excess of $9,000,000.

On August 20, 2012, we entered into another non-exclusive Finder’s Agreement with Spencer Trask in connection with our October 2012 Private Placement under which we paid to Spencer Trask (i) a cash fee equal to 10% of the consideration actually paid to us by investors introduced to us by Spencer Trask and (ii) a warrant to purchase shares of common stock equal to 10% of the number of shares of common stock purchased by investors introduced to us by Spencer Trask and (iii) reimbursement for expenses related to the Private Placement at the amount of up to $10,000.

Statement of Policy

All future transactions between us and our officers, directors or five percent stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

To the best of our knowledge, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

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DESCRIPTION OF OUR SECURITIES

Our Certificate of Incorporation authorizes us to issue:

•	45 million shares of common stock, par value $0.0001 per share; and

•	5 million shares of blank-check preferred stock, par value $0.0001 per share, none of which have yet been designated.

The following statements are summaries only of provisions of our authorized capital stock and are qualified in their entirety by our Certificate of Incorporation. You should review these documents for a description of the rights, restrictions and obligations relating to our capital stock. Copies of our Certificate of Incorporation may be obtained from the Company upon written request.

Common Stock

Voting. The holders of our common stock are entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent to).

Dividends. The holders of our common stock are entitled to receive, ratably, dividends only if, when and as declared by our board of directors in their discretion pursuant to the Delaware General Corporation Law therefor and after provision is made for each class of capital stock having preference over the common stock (including the preferred stock if any).

Liquidation Rights. In the event of our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the common stock (including the preferred stock if any).

Conversion Rights. The holders of our common stock have no conversion rights.

Preemptive and Similar Rights. The holders of our common stock have no preemptive or similar rights under our Certificate of Incorporation but will have rights of anti-dilution, price protection and participation in future private financings of our company as provided for in a certain Investor Rights Agreement entered into in connection with the 2011-2012 Private Placement.

Tag-along, Drag-along and Registration Rights. The holders of our common stock have rights of tag-along, drag along and registration as provided for in a certain Investors Rights Agreement entered into in connection with the 2011-2012 Private Placement.

Redemption/Put Rights. There are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of our common stock are fully-paid and nonassessable.

The following description of our capital stock is a summary and does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation, our bylaws which we have included as exhibits to the registration statement of which this prospectus forms a part.

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Warrants

2011-2012 Warrants

General Terms. In connection with our 2011-2012 Private Placement, we issued warrants to 45 investors to purchase an aggregate 2,461,000 shares of our common stock. We refer to these warrants as the 2011-2012 Investor Warrants. The 2011-2012 Investor Warrants are exercisable for our common stock at an exercise price equal to $1.50 per share (the “Exercise Price”). The Exercise Price and the number of securities issued upon exercise of the 2011-2012 Investor Warrants are subject to adjustment in certain cases described below under “Adjustments.” The Exercise Price has been adjusted to $1.30 per share and 371,017 underlying warrant shares became subject to the 2011-2012 Investor Warrants due to a dilutive issuance arising out of the consummation of the August 2012 Private Placement.

Exercisability. The 2011-2012 Investor Warrants are exercisable immediately upon issuance and may be exercised at any time prior to October 27, 2016. The 2011-2012 Investor Warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration of the 2011-2012 Investor Warrants. No fractional shares will be issued upon the exercise of the 2011-2012 Investor Warrants. As of the date of this prospectus, 130,000 warrants (141,305 adjusted warrants as describe below) have been exercised for a total amount of $195,000.

Adjustments The exercise price and the number of warrant shares purchasable upon the exercise of the 2011-2012 Investor Warrants are subject to “weighted average” adjustment for dilutive issuance as well as adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations, down round protection and reclassifications of our capital stock. Additionally, an adjustment would be made in the case of an exchange, consolidation or merger of our company with or into another corporation (other than a consolidation or merger in which our company is the surviving corporation) or sale of all or substantially all of the assets of our company in order to enable holders of the 2011-2012 Investor Warrants to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares common stock that might otherwise have been purchased upon the exercise of the 2011-2012 Investor Warrants.

Warrantholder Not a Stockholder. The 2011-2012 Investor Warrants do not confer upon the holders thereof any voting, dividend or other rights as stockholders of our company.

Spencer Trask Placement Agent Warrants

As part of the consideration issued to Spencer Trask for acting as the placement agent in our 2011-2012 Private Placement, we issued to Spencer Trask: (i) a warrant to purchase 482,200 shares of our common stock at an exercise price equal to $1.00 per share and (ii) a second warrant to purchase 482,200 shares of our common stock at an exercise price equal to $1.50 per share (the “$1.50 Exercise Price”). The $1.50 Exercise Price has been adjusted to $1.30 per share due to a dilutive issuance arising out of the consummation of the August 2012 Private Placement and Spencer Trask is entitled to purchase an additional 72,455 shares of common stock as a result of such dilutive issuance.

Exercisability. The STV Placement Agent Warrants are exercisable immediately upon issuance and may be exercised at any time prior to April 8, 2016. The STV Placement Agent Warrants contain a “cashless exercise” provision and may be exercised at any time in whole or in part at the applicable exercise price until expiration of the STV Placement Agent Warrants. No fractional shares will be issued upon the exercise of the STV Placement Agent Warrants. As of the date of this prospectus, 42,633 and 31,923 warrants (34,893 adjusted warrants as describe below) with an exercise price of $1.00 and $1.50 ($1.30 adjusted price), respectively, were exercised through a cashless exercise and 1,829 and 1,829 warrants (2,111 adjusted warrants as described below) with an exercise price of $1.00 and $1.50 ($1.30 adjusted price)), respectively, were exercised for a total amount of $4,572.

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Adjustments. The exercise price and the number of warrant shares purchasable upon the exercise of the STV Placement Agent Warrants are subject to “weighted average” adjustment for dilutive issuance as well as adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations down round protection and reclassifications of our capital stock. Additionally, an adjustment would be made in the case of an exchange, consolidation or merger of our company with or into another corporation (other than a consolidation or merger in which our company is the surviving corporation) or sale of all or substantially all of the assets of our company in order to enable holders of the STV Placement Agent Warrants to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares common stock that might otherwise have been purchased upon the exercise of the STV Placement Agent Warrants.

Warrantholder Not a Stockholder. The STV Placement Agent Warrants do not confer upon the holders thereof any voting, dividend or other rights as stockholders of our company.

August 2012 Warrants

General Terms. In connection with our August 2012 Private Placement, we issued warrants in three tranches to 13 investors to purchase an aggregate 1,500,036 shares of our common stock. We refer to these warrants in the aggregate as the August 2012 Investor Warrants. The August Investor Warrants are exercisable for our common stock at an exercise price equal to $1.00 per share. The exercise price and the number of securities issued upon exercise of the August 2012 Investor Warrants are subject to adjustment in certain cases described below under “Adjustments.”

Exercisability. The August 2012 Investor Warrants are exercisable immediately upon issuance and may be exercised at any time: (i) until April 8, 2014 with respect to the one hundred percent (100%) of the August 2012 Investor Warrants and (ii) until April 8, 2015 with respect to fifty percent (50%) of the August 2012 Investor Warrants. The August 2012 Investor Warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration of the August 2012 Investor Warrants. No fractional shares will be issued upon the exercise of the August 2012 Investor Warrants. As of the date of this prospectus, 92,000 warrants were exercised for a total amount of $92,000.

Adjustments. The exercise price and the number of warrant shares purchasable upon the exercise of the August 2012 Investor Warrants are not subject to “weighted average” or any other price based adjustment. The exercise price is subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations and reclassifications of our capital stock. Additionally, an adjustment would be made in the case of an exchange, consolidation or merger of our company with or into another corporation (other than a consolidation or merger in which our company is the surviving corporation) or sale of all or substantially all of the assets of our company in order to enable holders of the August 2012 Investor Warrants to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares common stock that might otherwise have been purchased upon the exercise of the August 2012 Investor Warrants.

Warrantholder Not a Stockholder. The August 2012 Investor Warrants do not confer upon the holders thereof any voting, dividend or other rights as stockholders of our company.

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Finder Warrants

As part of the consideration issued to the FINRA members we engaged as finders for our October 2012 Private Placement we issued to such finders warrants to purchase an aggregate of 179,502 shares of our common stock at an exercise price equal to $1.50 per share. We refer to these warrants as the Finder Warrants.

Exercisability. The Finder Warrants are exercisable immediately upon issuance and may be exercised at any time prior to the third anniversary of the issuance of the Finder Warrants. The Finder Warrants contain a “cashless exercise” provision and may be exercised at any time in whole or in part at the applicable exercise price until expiration of the Finder Warrants. No fractional shares will be issued upon the exercise of the Finder Warrants. As of the date of this prospectus, 25,918 warrants were exercised through a cashless exercise and 694 warrants were exercised for a total amount of $1,041.

Adjustments. The exercise price and the number of warrant shares purchasable upon the exercise of the Finder Warrants are not subject to “weighted average” or any other price based adjustment. The exercise price is subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations and reclassifications of our capital stock. Additionally, an adjustment would be made in the case of an exchange, consolidation or merger of our company with or into another corporation (other than a consolidation or merger in which our company is the surviving corporation) or sale of all or substantially all of the assets of our company in order to enable holders of the Finder Warrants to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares common stock that might otherwise have been purchased upon the exercise of the Finder Warrants.

Warrantholder Not a Stockholder. The Finder Warrants do not confer upon the holders thereof any voting, dividend or other rights as stockholders of our company.

May 2013 Warrants

General Terms. The 2,000,000 Warrants issued in connection with the May 2013 Private Placement are exercisable for shares of our common stock at an initial exercise price equal to $5.00 per share. The exercise price and the number of securities issued upon exercise of the Warrants are subject to adjustment in certain cases described below under “Adjustments.”

Exercisability. The Warrants are exercisable immediately upon issuance and may be exercised at any time prior to the third (3rd) anniversary of the date of the first closing of the May 2013 Private Placement. The Warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration of the Warrants. No fractional shares will be issued upon the exercise of the Warrants. As of the date of this prospectus, no warrants issued in the May 2013 Private Placement have been exercised.

Adjustments. The exercise price and the number of warrant shares purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations and reclassifications of our capital stock. Additionally, an adjustment would be made in the case of an exchange, consolidation or merger of our company with or into another corporation (other than a consolidation or merger in which our company is the surviving corporation) or sale of all or substantially all of the assets of our company in order to enable holders of the Warrants to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of our common stock that might otherwise have been purchased upon the exercise of the Warrants.

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Warrantholder Not a Stockholder. The Warrants do not confer upon the holders thereof any voting, dividend or other rights as stockholders of our company.

Aegis Placement Agent Warrants

As part of the consideration issued to Aegis for acting as the placement agent in our May 2013 Private Placement, we issued to Aegis and its designees warrants to purchase our common stock in an amount equal to 10% of the shares of our common stock included in the units sold in our May 2013 Private Placement at an exercise price of $2.50 per share and 10% of the shares of our common stock underlying warrants at an exercise price of $5.00 per share.

Exercisability. The Aegis Placement Agent Warrants will be exercisable for a term equal to three (3) years from the first closing of the May 2013 Private Placement. The Aegis Placement Agent Warrants contain a “cashless exercise” provision and may be exercised at any time in whole or in part at the applicable exercise price until expiration of the Aegis Placement Agent Warrants. No fractional shares will be issued upon the exercise of the Aegis Placement Agent Warrants. As of the date of this prospectus, none of the Aegis Placement Agent Warrants have been exercised.

Adjustments. The exercise price and the number of warrant shares purchasable upon the exercise of the Aegis Placement Agent Warrants are subject to customary adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations and reclassifications of our capital stock. Additionally, an adjustment would be made in the case of an exchange, consolidation or merger of our company with or into another corporation (other than a consolidation or merger in which our company is the surviving corporation) or sale of all or substantially all of the assets of our company in order to enable holders of the Aegis Placement Agent Warrants to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares common stock that might otherwise have been purchased upon the exercise of the Aegis Placement Agent Warrants.

Warrantholder Not a Stockholder. The Aegis Placement Agent Warrants do not confer upon the holders thereof any voting, dividend or other rights as stockholders of our company.

SLD Capital Warrants

Pursuant to its consulting agreement with us, SLD Capital Corp. has received two warrants to purchase (i) 200,000 shares of our common stock at an exercise price of $1.50 per share, which warrant expires on October 8, 2014 and was only exercisable from and after the date that we have two hundred (200) or more record and/or beneficial owners of our common stock (which milestone has been achieved), and (ii) 250,000 shares of our common stock at an exercise price of $1.50, which warrant expires on April 8, 2015. SLD Capital is entitled to “piggy-back” registration rights with respect to the shares of common stock underlying such warrants.

The exercise price and the number of warrant shares purchasable upon the exercise of the SLD Capital Warrants are subject to customary adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations and reclassifications of our capital stock. Additionally, an adjustment would be made in the case of an exchange, consolidation or merger of our company with or into another corporation (other than a consolidation or merger in which our company is the surviving corporation) or sale of all or substantially all of the assets of our company in order to enable holders of the SLD Capital Warrants to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares common stock that might otherwise have been purchased upon the exercise of the SLD Capital Warrants.

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The SLD Capital Warrants do not confer upon the holders thereof any voting, dividend or other rights as stockholders of our company.

As of the date of this prospectus, none of the SLD Capita Warrants have been exercised.

Transfer Agent and Registrar

VStock Transfer, LLC is the transfer agent and registrar for our common stock.

Quotation of Securities

Our common stock is listed for quotation on the OTCBB and OTCQB under the symbol “DRIO”.

Anti-Takeover Effect of Delaware Law, Certain Charter and Bylaw Provisions

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

•	they provide that special meetings of stockholders may be called only by the board of directors, President or our Chairman of the Board of Directors, or at the request in writing by stockholders of record owning at least fifty (50%) percent of the issued and outstanding voting shares of common stock;

•	they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our board of directors; and

•	they allow us to issue, without stockholder approval, up to 5,000,000 shares of preferred stock that could adversely affect the rights and powers of the holders of our common stock.

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:

•	prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

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•	on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

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SELLING STOCKHOLDERS

The following table sets forth information as of the date of this prospectus, to our knowledge, about the beneficial ownership of our common stock by the selling stockholders both before and immediately after the offering.

All of the selling stockholders received their securities in: (i) the 2011-2012 Private Placement, (ii) the August 2012 Private Placement and/or (iii) the October 2012 Private Placement.  We believe that the selling stockholders have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them unless otherwise indicated.

The percent of beneficial ownership for the selling stockholders is based on 20,065,654 shares of common stock outstanding as of the date of this prospectus.  Warrants to purchase shares of our common stock held by certain investors that are currently exercisable or exercisable within 60 days of the date of this prospectus are considered outstanding and beneficially owned by such investors for the purpose of computing the percentage ownership of their respective percentage ownership but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder.  Unless otherwise stated below, to our knowledge, none of the selling stockholders has had a material relationship with us other than as a stockholder at any time within the past three years or has ever been one of our officers or directors.

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our common stock which the stockholder has the right to acquire within 60 days, including upon exercise of warrants to purchase shares of our common stock.

The shares of common stock being offered pursuant to this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders.  After the date of effectiveness, the selling stockholders may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their common stock.

Information about the selling stockholders may change over time.  Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Shares Beneficially Owned as of the date of this Prospectus		Shares Offered by this	Shares Beneficially Owned After the Offering(1)
Name of Selling Stockholder	Number	Percent	Prospectus	Number	Percent

DIT Equity Holdings, LLC(2) (3) (4) (5)	791,049	3.88%	591,049	200,000	*

Anthony Ivankovich(2) (3) (4)	704,909	3.47%	680,227	24,682	*

FEQ Realty, LLC(2) (3) (4) (6)	703,858	3.45%	453,858	250,000	1.23%

ACP X, LP(2) (4) (7)	1,435,146	6.94%	754,011	681,135	3.30%

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Veladen Investments Corp, LLC(2) (3) (8)	600,000	2.95%	400,000	200,000	*

David Blonder(2) (4)	538,579	2.65%	538,579	—	—

George Karfunkel(2) (3) (4)	654,909	3.21%	480,227	174,682	*

SLD Capital Corp.(2) (9)	780,000	3.80%	333,332	446,668	2.18

Donald Wray & Linda Wray JTWROS(2) (4)	430,863	2.12%	430,863	—	—

Moggle Investors, LLC(2) (3) (10)	402,000	1.99%	268,000	134,000	*

Steven B. Rosner(2) (3)(9)	1,311,000	6.31%	200,000	1,111,000	5.35%

Sten-Anders Fellman(2) (3) (4)	285,788	1.41%	273,447	12,341	*

Steven B. Rosner, as trustee for SLD Capital Corp. MPP(2) (3)	231,000	1.14%	160,000	71,000	*

ABBA Properties Partnership(2) (4) (11)	320,432	1.59%	215,432	105,000	*

Mondas Investments Ltd. (2) (4) (12)	215,432	1.07%	215,432	—	—

White Rock Capital Partners, L.P. (13)	466,666	2.31%	166,666	300,000	1.49%

Montague Capital LP(14)	150,000	*	150,000	—	—

Porthos Ventures, LLC(15)	133,333	*	133,333	—	—

Avrom Balsam(2) (4)	144,259	*	129,259	15,000	*

RBC Capital Markets Cust FBO Laurence G. Allen IRA(2) (4)	167,716	*	107,716	60,000	*

Barbara S. Dickler Trust(2) (4) (16)	182,716	*	107,716	75,000	*

Bruce P. Andre Trust(2) (4) (17)	107,716	*	107,716	—	—

Dan Manor(2) (4)	107,716	*	107,716	—	—

Edward S. Rosenthal(2) (4)	104,348	*	107,716	—	—

Maurice Aaron(2) (4)	107,716	*	107,716	—	—

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Robert D DeRose and Susan DeRose Family Trust(2) (4) (18)	107,716	*	107,716	—	—

Steve M. Payne(2) (4)	254,348	1.26%	107,716	150,000	*

CRL Management LLC(19)	250,000	1.24%	100,000	150,000	*

Don Bahouth	194,500	*	100,000	94,500	*

Nathaniel Abramson(2) (4)	92,555	*	77,555	15,000	*

Four Jr. Investments LTD. (20)	66,666	*	66,666	—	—

Robert M. Newsome	156,666	*	66,666	90,000	*

Louis A. Romeo & Brenda K. Romeo	66,666	*	66,666	—	—

Henry Rothman(2) (3) (4)	63,116	*	60,030	3,086	*

John E. Dell	360,000	1.79%	60,000	300,000	1.49%

ACP Investment Group, LLC(2) (4) (21)	—	—	—	—	—

Clayton Struve(2) (4)	53,858	*	53,858	—	—

David & Julie Rosen(2) (4)	53,858	*	53,858	—	—

Marvin Boehm(2) (4)	53,858	*	53,858	—	—

Mary L. Marcus-West Declaration Trust(2) (4) (22)	53,858	*	53,858	—	—

Larry W. Schwartz(2) (4)	53,858	*	53,858	—	—

Graham Short(2) (4)	53,858	*	53,858	—	—

NYPPEX Holdings, LLC(2) (4) (23)	—	—	—	—	—

Richard Neustadter(2) (4)	53,858	*	53,858	—	—

Richard Todd Gross(2) (4)	53,858	*	53,858	—	—

Renald & Catherine Anelle	63,566	*	50,666	12,900	*

John R. Campo	50,000	*	50,000	—	—

88

Charles Affron and Mirella Affron JTWROS(2) (4)	43,086	*	43,086	—	—

Fabrizio Balestri(2) (4)	43,086	*	43,086	—	—

Joseph Merrill(2) (4)	43,086	*	43,086	—	—

Raymond L. Vollintine(2) (4)	43,086	*	43,086	—	—

Howard K. Fuguet	55,000	*	40,000	15,000	*

Michael Leiter	68,133	*	33,333	34,800	*

Robert Montgomery(2) (4)	46,543	*	31,543	15,000	*

Edward Dunn	180,000	*	30,000	150,000	*

David A. Rosner(2) (3)	30,000	*	20,000	10,000	*

Lauren Paige Rosner(2) (3)	30,000	*	20,000	10,000	*

John Dempsey(2) (4)	26,929	*	26,929	—	—

Ron Eller(2) (3) (4)	26,254	*	24,011	1,234	*

Akita Capital, LLC(24)	21,866	*	21,866	—	—

Ian Stern(2) (4)	27,543	*	21,543	6,000	*

Robert Frome(2) (4)	20,870	*	21,543	—	—

Walter J. Lachewitz Jr. (2) (4)	21,543	*	21,543	—	—

Michael Willis	95,000	*	20,000	75,000	*

Thomas C. Stephens	20,000	*	20,000	—	—

John T. Winebrenner Trust(25)	50,000	*	20,000	30,000	*

Robyn Schreiber Irrevocable Trust(26)	20,000	*	20,000	—	—

William C. Stone & Megan N. Williams	32,000	*	20,000	12,000	*

Richard Grossbard	167,000	*	17,000	150,000	*

Derek Sroufe	31,666	*	16,666	15,000	*

89

Robert B. Baker	46,666	*	16,666	30,000	*

Trevor R. Ashmore	16,666	*	16,666	—	—

David & Lillian Barry	22,666	*	16,666	6,000	*

Scott Anderson	22,666	*	16,666	6,000	*

Lawrence Grossbard	84,466	*	16,666	67,800	*

Brian and Debbie Keller(2) (4)	16,157	*	16,157	—	—

Paul O’Brien	15,000	*	15,000	—	—

Brooks and Carmen McCartney	28,400	*	13,400	15,000	*

John C. Boyer	13,333	*	13,333	—

Paul V. Isicrate	13,300	*	13,300	—	—

Israel Bernstein(2) (4)	10,772	*	10,772	—	—

PNT Marketing Services Inc. Profit Sharing Plan & Trust FBO Anthony Coretto(2) (4) (27)	10,772	*	10,772	—	—

Tatiana Ivanova(2) (4)	10,772	*	10,772	—	—

Bill L. Boad	10,000	*	10,000	—	—

Michael Hetzner & Ann Hetzner	25,000	*	10,000	15,000	*

Mark A. Dante	8,333	*	8,333	—	—

Eric J. Cooper	12,750	*	6,750	6,000	*

John F. Neary	6,700	*	6,700	—	—

Grigoriy Levitskiy	6,666	*	6,666	—	—

Rafique Sheikh	5,000	*	5,000	—	—

Dmitry Dary	4,000	*	4,000	—	—

Robert Friedman	3,000	*	3,000	—	—

TOTAL	13,756,234		9,430,162

90

* Less than 1%.

(1)	Assumes the sale of all shares offered pursuant to this prospectus.
(2)	Share numbers include shares underlying warrants held by the selling stockholders.
(3)	Securities registered include shares of common stock and shares of common stock underlying warrants to be purchased by the selling stockholder pursuant to the irrevocable commitment to purchase such securities provided by such selling stockholder in connection with the second tranche of our August 2012 Private Placement.
(4)	Securities registered include additional shares of common stock which underlines warrants held by the selling stockholder as a result of anti-dilution adjustments caused by the funding of tranches two and three of the August 2012 Private Placement.
(5)	Kyung Won Lee is the natural person with voting and dispositive power over the shares held by DIT Equity Holdings, LLC.
(6)	Ernest Bartlett is the natural person with voting and dispositive power over the shares held by FEQ Realty, LLC.
(7)	Laurence G. Allen is the natural person with voting and dispositive power over the shares held by ACP X, LP, ACP Investment Group, LLC, NYPPEX, LLC and NYPPEX Holdings, LLC. Mr. Allen and NYPPEX Holdings, LLC are affiliated with NYPPEX, LLC, a FINRA member broker-dealer.
(8)	William Miller is the natural person with voting and dispositive power over the shares held by Veladen Investments Corp, LLC.
(9)	Steven B. Rosner is the natural person with voting and dispositive power over the shares held by SLD Capital Corp and Steven B. Rosner, as Trustee for SLD Capital Corp. MPP. The shares offered by SLD Capital Corp. consist of shares received under a Consulting Agreement between SLD Capital Corp. and our company. See “Management — Consulting Agreement with SLD Capital Corp.”
(10)	Stephen Harrington is the natural person with voting and dispositive power over the shares held by Moggle Investors, LLC.
(11)	Avrom Balsam and Nathaniel Abramson are the natural persons with voting and dispositive power over the shares held by ABBA Properties Partnership.
(12)	Marika Favre-Calo and Francois Kirschmann are the natural persons with voting and dispositive power over the shares held by Mondas Investments Ltd.
(13)	Thomas U. Barton is the natural person with voting and dispositive power over the shares held by White Rock Capital Partners, L.P.
(14)	Denis Kalenja is the natural person with voting and dispositive power over the shares held by Montague Capital LP.
(15)	Nick Patel is the natural person with voting and dispositive power over the shares held by Porthos Ventures, LLC.
(16)	Barbara S. Dickler and Marshall N. Dickler are the co-trustees with voting and dispositive power over the shares held by the Barbara S. Dickler Trust.
(17)	Bruce P. Andre is the trustee with voting and dispositive power over the shares held by the Bruce P. Andre Trust.
(18)	Robert D. DeRose and Susan DeRose are co-trustees with voting and dispositive power over the shares held by the Robert D DeRose and Susan DeRose Family Trust.
(19)	Charles Raymond Langston is the natural person with voting and dispositive power over the shares held by CRL Management LLC.
(20)	Robert D. Burke MD is the natural person with voting and dispositive power over the shares held by Four Jr. Investments LTD.
(21)	Laurence G. Allen is the natural person with voting and dispositive power over the shares held by ACP X, LP, ACP Investment Group, LLC and NYPPEX Holdings, LLC.

91

(22)	Mary L. Marcus-West is the trustee with voting and dispositive power over the shares held by the Mary L. Marcus-West Declaration Trust.
(23)	Laurence G. Allen is the natural person with voting and dispositive power over the shares held by ACP X, LP, ACP Investment Group, LLC and NYPPEX Holdings, LLC.
(24)	Gary Gotto is the natural person with voting and dispositive power over the shares held by Akita Capital, LLC.
(25)	Thomas C. Stephens is the natural person with voting and dispositive power over the shares held by John T. Winebrenner Trust.
(26)	Warren Schreiber is the natural person with voting and dispositive power over the shares held by Robyn Shreiber Irrevocable Trust.

(27)	Anthony Coretto is the trustee with voting and dispositive power over the shares held by the PNT Marketing Services Inc. Profit Sharing Plan & Trust FBO Anthony Coretto.

92

PLAN OF DISTRIBUTION

The selling stockholders (which term, as used herein, includes donees, pledgees, transferees, distributees, assignees, heirs or other successors-in-interest of such individuals or entities) may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

The selling security holders may sell some or all of their shares at prevailing market prices on the OTCBB and OTCQB or at privately negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus; provided, however, that prior to any such transfer the following information (or such other information as may be required by the federal securities laws from time to time) with respect to each such selling beneficial owner must be added to the prospectus by way of a prospectus supplement or post-effective amendment, as appropriate: (1) the name of the selling beneficial owner; (2) any material relationship the selling beneficial owner has had within the past three years with us or any of our predecessors or affiliates; (3) the amount of securities of the class owned by such beneficial owner before the offering; (4) the amount to be offered for the beneficial owner’s account; and (5) the amount and (if one percent or more) the percentage of the class to be owned by such beneficial owner after the offering is complete.

93

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering, provided, however, we will receive proceeds from the exercise of the warrants held by certain investors.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The maximum amount of compensation to be received by any FINRA member or independent broker-dealer for the sale of any securities registered under this prospectus will not be greater than 8.0% of the gross proceeds from the sale of such securities.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

94

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is listed on the OTCBB and OTCQB markets under the symbol “DRIO”.

From April 9, 2013 (the first day of public trading in our common stock) through October 25, 2013, the high and low sales prices per share of our common stock was $3.05 and $2.47, respectively.

As of October 25, 2013, the last reported price of our common stock quoted on the OTCQB was $2.47 per share. The OTCBB/OTCQB prices set forth above represent inter-dealer quotations, without adjustment for retail mark-up, mark-down or commission, and may not represent the prices of actual transactions.

As of October 25, 2013, we have approximately 254 stockholders of record of our common stock.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of LabStyle Innovations Corp. at December 31, 2012 and 2011, and for each of the periods ended December 31, 2012, appearing in this prospectus and related registration statement have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1b to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified to the fullest extent permitted under Delaware law. We may also purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a capacity, and such a policy may be obtained by us in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

95

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC our original registration statement on Form S-1 under the Securities Act, which was declared effective on February 14, 2013. This prospectus, which is part of such registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

96

INDEX TO FINANCIAL STATEMENTS

As of June 30, 2013 (unaudited)

Condensed Consolidated Balance Sheets as of June 30, 2013 (unaudited) and December 31, 2012	F-2 - F-3

Condensed Consolidated Statements of Operations (unaudited) for the three months ended June 30, 2013 and 2012 and the period from inception (August11, 2011) to June 30, 2013	F-4

Condensed Consolidated Statement of Changes in Stockholders’ Equity (Deficit) (unaudited) for the period from inception (August 11, 2011) to June 30, 2013	F-5

Condensed Consolidated Statements of Cash Flows (unaudited) for the three months ended June 30, 2013 and 2012 and the period from inception (April 11, 2011) to June 30, 2013	F-6

Notes to Condensed Consolidated Financial Statements	F-7 - F-16

As of December 31, 2012

Report of Independent Registered Public Accounting Firm	F-

Consolidated Balance Sheets	F-17 - F-18

Consolidated Statements of Operations	F-19

Statements of Changes in Stockholders’ Equity (Deficit)	F-20

Consolidated Statements of Cash Flows	F-21

Notes to Consolidated Financial Statements	F-22 - F-41

F-1

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY
(A Development Stage Company)

CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. dollars

	June 30,	December 31,
	2013	2012
	Unaudited

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$7,025,282	$1,230,034
Restricted cash	-	13,422
Short-term bank deposits	127,812	21,566
Other accounts receivable and prepaid expenses	654,306	401,522

Total current assets	7,807,400	1,666,544

LEASE DEPOSIT	107,610	31,545

PROPERTY AND EQUIPMENT, NET	1,486,426	617,364

Total assets	$9,401,436	$2,315,453

The accompanying notes are an integral part of the consolidated financial statements.

F-2

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY
(A Development Stage Company)

CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. dollars (except stock and stock data)

	June 30,	December 31,
	2013	2012
	Unaudited

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Trade payables	$660,628	$250,352
Other accounts payable and accrued expenses	666,289	316,403

Total current liabilities	1,326,917	566,755

LIABILITY RELATED TO WARRANTS (Note 4)	6,232,553	2,817,741

COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' EQUITY (DEFICIT) (Note 5):
Common Stock of $0.0001 par value - Authorized: 45,000,000 shares at June 30, 2013 and December 31, 2012; Issued: 19,965,079 (unaudited) and 14,547,689 shares at June 30, 2013 and December 31, 2012, respectively; Outstanding: 19,965,079 (unaudited) and 14,547,689 shares at June 30, 2013 and December 31, 2012, respectively	1,996	1,454
Preferred Stock of $0.0001 par value - Authorized: 5,000,000 shares at June 30, 2013 and December 31, 2012; Issued: None at June 30, 2013 and December 31, 2012; Outstanding: None at June 30, 2013 and December 31, 2012	-	-
Additional paid-in capital	18,425,233	5,001,425
Deficit accumulated during the development stage	(16,585,263)	(6,071,922)

Total stockholders' equity (deficit)	1,841,966	(1,069,043)

Total liabilities and stockholders' equity (deficit)	$9,401,436	$2,315,453

The accompanying notes are an integral part of the consolidated financial statements.

F-3

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY
(A Development Stage Company)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars (except stock and stock data)

	Three months ended June 30		Six months ended June 30		Period from August 11, 2011 (inception date) to June
	2013	2012	2013	2012	30, 2013
	Unaudited		Unaudited
Operating expenses:
Research and development	$1,415,805	$449,148	$2,091,219	$620,818	$3,670,379
Marketing and pre-production costs	664,063	-	1,161,091	-	1,457,078
General and administrative (Note 6)	1,516,206	417,201	3,419,931	740,277	5,753,905

Total operating loss	3,596,074	866,349	6,672,241	1,361,095	10,881,362

Revaluation of warrants (Note 4)	1,663,980	(5,322)	3,799,977	(26,440)	5,390,488
Issuance cost related to warrants to investors and service provider	-	-	-	101,263	257,360
Other financial expense	26,418	6,203	41,123	2,195	56,053

Financial expenses, net	1,690,398	881	3,841,100	77,018	5,703,901

Net loss	$5,286,472	$867,230	$10,513,341	$1,438,113	$16,585,263

Net loss per share

Basic and diluted loss per share	$(0.29)	$(0.07)	$(0.63)	$(0.13)

Weighted average number of common stock used in computing basic and diluted net loss per share	18,327,387	11,957,593	16,590,423	11,435,406

The accompanying notes are an integral part of the consolidated financial statements.

F-4

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY
(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

U.S. dollars (except stock and stock data)

	Common stock		Additional paid-in	Deficit accumulated during the development	Total stockholders' equity
	Number	Amount	capital	stage	(deficit)

Balance as of August 11, 2011 (inception date)	-	$-	$-	$-	$-

Issuance of common stock to founders upon inception date at par value	6,500,000	650	-	-	650
Issuance of common stock to accredited investors upon inception date at par value	2,000,000	200	9,800	-	10,000
Issuance of common stock to founders in October 2011 at par value	1,000,000	100	-	-	100
Issuance of common stock in October and November 2011 at $0.61 per stock, net of issuance cost	1,140,000	114	481,376	-	481,490
Issuance of common stock in December 2011 at $0.62 per stock, net of issuance cost	190,000	19	86,234	-	86,253
Net loss	-	-	-	(385,349)	(385,349)

Balance as of December 31, 2011	10,830,000	1,083	577,410	(385,349)	193,144

Issuance of common stock in February and March 2012 at $0.63 per stock, net of issuance cost	1,131,000	113	539,996	-	540,109
Issuance of common stock and warrants in August 2012 at $1.00 per unit, net of issuance cost	500,014	50	498,107	-	498,157
Issuance of common stock in September and October 2012 at $1.50 per stock, net of issuance cost	1,795,009	179	2,384,299	-	2,384,478
Issuance of common stock to service provider	291,666	29	437,470	-	437,499
Stock-based compensation	-	-	564,143	-	564,143
Net loss	-	-	-	(5,686,573)	(5,686,573)

Balance as of December 31, 2012	14,547,689	1,454	5,001,425	(6,071,922)	(1,069,043)

Employee options exercised on January 6 2013	15,000	2	13	-	15
Issuance of common stock and warrants in February 2013 at $1.00 per unit, net of issuance cost	500,011	50	497,961	-	498,011
Issuance of common stock to service provider	83,333	8	155,362	-	155,370
Issuance of warrants to service provider in March 2013	-	-	237,500	-	237,500
Stock-based compensation	-	-	1,319,398	-	1,319,398
Net loss	-	-	-	(5,226,869)	(5,226,869)

Balance as of March 31, 2013 (unaudited)	15,146,033	1,514	7,211,659	(11,298,791)	(4,085,618)

Issuance of common stock and warrants in April and May 2013 at $2.50 per unit, net of issuance cost	4,000,000	400	8,985,110	-	8,985,510
Issuance of common stock and warrants in June 2013 at $1.00 per unit, net of issuance cost	500,011	50	498,361	-	498,411
Exercise of warrants	194,034	19	580,144	-	580,163
Issuance of common stock to service provider	125,001	13	332,487	-	332,500
Issuance of warrants to service provider in May 2013	-	-	286,000	-	286,000
Stock-based compensation	-	-	531,472	-	531,472
Net loss	-	-	-	(5,286,472)	(5,286,472)

Balance as of June 30, 2013 (unaudited)	19,965,079	$1,996	$18,425,233	$(16,585,263)	$(1,841,966)

The accompanying notes are an integral part of the consolidated financial statements.

F-5

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY
(A Development Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS

U.S. dollars

	Six months ended June 30		Period from August 11, 2011 (inception date) to June 30,
	2013	2012	2013
	Unaudited
Cash flows from operating activities:
Net loss	$(10,513,341)	$(1,438,114)	$(16,585,263)
Adjustments required to reconcile net loss to net cash used in operating activities:
Stock-based compensation, warrants and restricted shares	2,862,240	398,781	3,863,882
Issuance cost related to warrants to investors and service provider	-	101,263	258,110
Depreciation	313,702	3,681	338,523
Decrease (increase) in other accounts receivable and prepaid expenses	(207,910)	1,255	(612,013)
Increase in trade payables	371,114	100,078	621,466
Increase in other accounts payable and accrued expenses	349,886	64,228	666,288
Revaluation of warrants	3,799,977	(26,440)	5,390,488
Loss from disposal of fixed assets	2,878	-	2,878

Net cash used in operating activities	(3,021,454)	(795,267)	(6,055,641)

Cash flows from investing activities:
Investment in short-term bank deposits	(105,028)	-	(138,316)
Proceeds of maturities of short-term bank deposit	13,843	-	26,604
Investment in lease deposits	(91,726)	-	(121,728)
Purchase of property and equipment	(1,146,480)	(22,082)	(1,788,665)
Investment in restricted cash	-	-	(13,422)

Net cash used in investing activities	(1,329,391)	(22,082)	(2,035,527)

Cash flows from financing activities:
Proceeds from issuance of Common Stocks and warrants, net of issuance cost	9,951,080	915,845	14,921,437
Proceeds from exercise of options and warrants	195,013	-	195,013

Net cash provided by financing activities	10,146,093	915,845	15,116,450

Increase in cash and cash equivalents	5,795,248	98,496	7,025,282
Cash and cash equivalents at beginning of period	1,230,034	908,765	-

Cash and cash equivalents at end of period	$7,025,282	$1,007,259	$7,025,282

Non-cash investing and financing and activities:

Receivable on account of shares	$30,852	$-	$30,852

Purchase of property and equipment	$39,162	$-	$39,162

Conversion of liability related to warrants to common stock	$385,165	$-	$385,165

The accompanying notes are an integral part of the consolidated financial statements.

F-6

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY
(Development Stage Company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and stock data)

NOTE 1:-	GENERAL

a.	LabStyle Innovations Corp. (the "Company") was incorporated in Delaware and commenced operations on August 11, 2011. Through its proprietary and patent pending technology, the Companyis seeking to bring laboratory testing capabilities to consumers through the use of smartphones. The Company has not generated revenues to date; accordingly, the Company is considered to be in the development stage as defined in ASC No. 915, "Development stage entities".

The Company has a wholly owned subsidiary, LabStyle Innovation Ltd. ("Ltd."), incorporated and located in Israel, which commenced operations on September 14, 2011. Its principal business activity is to perform the research and development activities as well as manufacturing and marketing its product.

b.	On February 14, 2013, a registration statement (the "Initial Registration Statement") covering the public resale of 9,430,162 shares of the Company’s common stock, par value $0.0001 per share (the "Common Stock") (including shares of Common Stock underlying warrants) previously issued in private placements or issuances which occurred in 2011 and 2012 was declared effective by the U.S. Securities and Exchange Commission (“SEC). Commencing on April 9, 2013, the Company received a ticker symbol for its Common Stock and caused the Common Stock to be eligible for trading on the Over-the-Counter Bulletin Board and the OTCQB Market operated by OTC Markets Group, Inc. ("OTCQB") under the ticker symbol "DRIO".

On July 24, 2013, another registration statement (the "Second Registration Statement") covering the public resale of 7,936,690 shares of Common Stock, (the "Common Stock") (including shares of Common Stock underlying warrants) previously issued in private placements or issuances which occurred in 2012 and 2013 was declared effective by the SEC (See also Note 5d).

c.	During the six month period ended June 30, 2013, the Company incurred operating losses and negative cash flows from operating activities amounting to $6,672,241 and $3,021,454, respectively. The Company will be required to obtain additional capital resources to maintain its commercialization, research and development activities. The Company plans to address its liquidity needs by seeking additional funding and continuing its efforts to initiate commercial sales of its initial product in Europe as soon as regulatory approvals are achieved in 2013. According to the management estimates and based on the Company's budget, the Company will have sufficient liquidity resources to continue its activity until January 2014.

On May 10, 2013, the Company conducted the final closing of the April-May 2013 Private Placement. In the aggregate, the Company raised the maximum amount of $10 million in the April-May 2013 Private Placement. Net proceeds to the Company from the April-May 2013 Private Placement were approximately $9 million, net of issuance cost. See also Note 5d.

F-7

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY
(Development Stage Company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and stock data)

NOTE 1:-	GENERAL (Cont.)

The Company will seek to raise capital from public and/or private sources. There are no assurances, however, that the Company will be able to obtain an adequate level of financing needed for the long-term development and commercialization of its products.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies applied in the annual financial statements of the Company as disclosed in the Company's Special Financial Report on Form 10-K for the period ended December 31, 2012 are applied consistently in these financial statements.

NOTE 3:-	UNAUDITED INTERIM FINANCIAL STATEMENTS

The accompanying unaudited interim consolidated financial statements as of June 30, 2013, have been prepared in accordance with U.S. generally accepted accounting principles and standards of the Public Company Accounting Oversight Board for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles in the United States for complete financial statements. In the opinion of management, the unaudited interim consolidated financial statements include all adjustments of a normal recurring nature necessary for a fair presentation of the Company's consolidated financial position as of June 30, 2013, the Company's consolidated results of operations and the Company's consolidated cash flows for the six and three months ended June 30, 2013. Results for the six and three months ended June 30, 2013 are not necessarily indicative of the results that may be expected for the year ended December 31, 2013.

NOTE 4:-	FAIR VALUE MEASUREMENTS

ASC 820, "Fair Value Measurements and Disclosures" ("ASC 820"), defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and consider assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions and risk of nonperformance.

F-8

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY
(Development Stage Company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and stock data)

NOTE 4:-	FAIR VALUE MEASURMENTS (Cont.)

ASC 820 also establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument's categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. ASC 820 establishes three levels of inputs that may be used to measure fair value:

Level 1 -	quoted prices in active markets for identical assets or liabilities;

Level 2 -	inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; or

Level 3 -	unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

On March 30, 2012, the Company consummated the final closing of a private placement transaction (the "2011-2012 Private Placement") pursuant to which the investors purchased an aggregate of 2,461,000 shares of Common Stock and warrants to purchase 2,461,000 shares of Common Stock at the exercise price of $1.50 for total consideration of $2,461,000. The placement agent for the 2011-2012 Private Placement was granted warrants to purchase (i) 482,200 shares of common stock at the exercise price of $1.00 per share and (ii) 482,200 shares of common stock at the exercise price of $1.50 per share. The $1.50 exercise price for both the investors warrants and placement agent warrants were adjusted to approximately $1.3 per share due to a certain anti-dilutive issuance (see also Note 5c) and, accordingly, additional warrants to purchase 371,017 and 72,455 shares of Common Stock were granted to such investors and placement agent, respectively.

The Company accounts for such warrants held by investors and the Company's placement agent (each of which include weighted average anti-dilution protection) as a liability according to the provisions of ASC 815-40, "Derivatives and Hedging - Contracts in Entity's Own Equity". The Company measures the warrants at fair value by using Binomial option-pricing model in each reporting period until they are exercised or expired, with changes in the fair values being recognized in the Company's statement of operations as financial income or expense.

F-9

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY
(Development Stage Company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and stock data)

NOTE 4:-	FAIR VALUE MEASURMENTS (Cont.)

In estimating the warrants' fair value, the Company used the following assumptions:

Investors warrants:

	Issuance date	December 31, 2012	March 31, 2013	June 30, 2013

Risk-free interest rate (1)	1.2%	0.51%	0.48%	0.79%
Expected volatility (2)	80%	70%	58.89%	47.23%
Expected life (in years) (3)	5	3.82	3.57	3.33
Expected dividend yield (4)	0	0	0	0
Fair value:
Warrants	$0.39	$0.81	$1.34	$1.69

Placement agent warrants:

	Issuance date	December 31, 2012	March 31, 2013	June 30, 2013

Risk-free interest rate (1)	0.86%	0.41%	0.36%	0.59%
Expected volatility (2)	75%	59%	57.46%	46.63%
Expected life (in years) (3)	3.93	3.25	3	2.75
Expected dividend yield (4)	0	0	0	0
Fair value:
Warrants	$ 0.31-0.32	$ 0.65-0.79	$ 1.26-1.47	$ 1.64-1.87

(1)	Risk-free interest rate - based on yield rates of non-index linked U.S. Federal Reserve treasury bonds.

(2)	Expected volatility - was calculated based on actual historical stock price movements of companies in the same industry over a term that is equivalent to the expected term of the option.

(3)	Expected life - the expected life was based on the maturity date of the warrants.

(4)	Expected dividend yield - was based on the fact that the Company has not paid dividends to its shareholders in the past and does not expect to pay dividends to its shareholders in the future.

F-10

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY
(Development Stage Company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and stock data)

NOTE 4:-	FAIR VALUE MEASURMENTS (Cont.)

The changes in Level 3 liabilities associated with the 2011-2012 Private Placement warrants are measured at fair value on a recurring basis. The following tabular presentation reflects the components of the liability associated with such warrants as of June 30, 2013:

Fair value of liability related to warrants

Balance at January 1, 2012	$664,363
Fair value of warrants to investors and service provider	547,000
Change in fair value of warrants	1,606,378

Balance at December 31, 2012	2,817,741
Change in fair value of warrants	2,135,997

Balance at March 31, 2013 (unaudited)	$4,953,738
Change in fair value of warrants	1,663,980
Exercise of warrants (*)	(385,165)

Balance at June 30, 2013 (unaudited)	$6,232,553

(*)	During May and June, 2013, 141,305 and 71,315 Investors and Placement agent warrants, respectively, were exercised to a total amount of 182,552 Common Stock of the Company (See also Note 5b)

In addition, the Company's financial instruments also include cash and cash equivalents, short-term bank deposits, other accounts receivable, trade payables and other accounts payable and accrued expenses. The fair value of these financial instruments was not materially different from their carrying values as of June 30, 2013 due to the short-term maturity of such instruments.

F-11

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY
(Development Stage Company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and stock data)

NOTE 5:-	STOCKHOLDERS' EQUITY (DEFICIT)

a.	Stock based compensation:

During February 2013, the Board of Directors and majority stockholders of the Company approved an increase in the size of the Company's 2012 Equity Incentive Plan (the "2012 Plan") from 2,860,000 shares of Common Stock to 5,000,000 shares of Common Stock.

On March 15, 2013, the Company's Board of Directors (with the recommendation of the Compensation Committee of the Board of Directors) approved the grant of 820,000 and 20,000 options to employees and non-employees, respectively, at an exercise price between $1.44 and $1.35 per share, respectively. Such options to employees and non-employees shall vest over a period of up to 2 years commencing the above date. The options shall have ten year terms, unless otherwise approved by Compensation Committee of the Board of Directors, and shall be issued under the 2012 Plan.

In addition, on March 15, 2013, the Company's Board of Directors (with the recommendation of the Compensation Committee of the Board of Directors) approved the grant of 600,000 options to purchase shares of Common Stock at an exercise price of $1.50 per share to non-employee directors. These non-qualified options were not issued under the 2012 Plan and are fully vested as of March 31, 2013 and have expiration date which is 10 years from the date of issuance.

Furthermore, on March 15, 2013, the Company's Board of Directors (with the recommendation of the Compensation Committee of the Board of Directors) approved an annual award under a newly adopted Non-Employee Director Remuneration Policy of 25,000 to purchase shares of Common Stock to each non-employee directors of the Company. These non-qualified options were not issued under the 2012 Plan and shall vest quarterly in arrears commencing March 31, 2013. The above award will be granted as of the fiscal year ended December 31, 2013 and for each fiscal year thereafter upon approval of the Compensation Committee of the Board of Directors. The options shall have ten year terms, unless otherwise approved by the Compensation Committee of the Board of Directors.

On June 5, 2013, the Company's Board of Directors (with the recommendation of the Compensation Committee of the Board of Directors) approved the grant of 640,000 to employees at an exercise price of $3.00 per share.

Upon such approvals, the remaining 1,435,000 options to purchase Common Stock are available for future grants under the 2012 Plan to employees, advisors, consultants and service providers of the Company or its subsidiary.

F-12

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY
(Development Stage Company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and stock data)

NOTE 5:-	STOCKHOLDERS' EQUITY (DEFICIT) (Cont.)

The total compensation cost related to all of the Company's equity-based awards, recognized during the period of six and three months ended June 30, 2013 was comprised as follows:

	Three months ended June 30, 2013	Six months ended June 30, 2013

Research and development	$171,679	$380,490
Marketing and pre-production costs	80,186	111,840
General and administrative	279,607	1,358,540

Total stock-based compensation expenses	$531,472	$1,850,870

As of June 30, 2013, the total amount of unrecognized stock-based compensation expenses was approximately $1,807,152 which will be recognized over a weighted average period of 0.94 years.

b.	During May and June 2013, 237,844 warrants were exercised. 141,305 warrants with an exercise price of $1.38 were exercised to 141,305 Common Stock for an aggregate amount of $ 194,998. The remaining 96,539 warrants were exercised to 52,729 Common Stock through cash-less exercise.

c.	On February 11, 2013, the Company entered into an addendum to Securities Purchase Agreement that was executed with 13 accredited investors on August 29, 2012 for a Company private placement (the "August 2012 Private Placement") consisting of three tranches for a total of 1,500,036 shares of Common Stock at $1.00 per share and warrants to purchase 1,500,036 shares of Common Stock at $1.00 per share. Such addendum modified the timing for the second and third tranches of such financing and provided that such second tranche would be funded by the 5th business day following the effectiveness of the Registration Statement and the third tranche on or before the 100th day following the date on which both: (i) any registration statement covering the sale or resale of any of the Company's securities is declared effective and (ii) the Company has received a ticker symbol for the Common Stock and caused the Common Stock to be eligible for trading on the Over-the-Counter Bulletin Board, OTCQB Market or similar trading system. The amount and pricing of the securities to be purchased in such second and third tranches was not modified, and the investors remain irrevocably committed to funding their portions of such tranches. Consequently the funding of the second and third tranches of this financing in the amount of $498,011 and $498,411, net of issuance cost, respectively, occurred on February 21, 2013 and June 26, 2013 and consequently the Company issued a total of 1,000,022 shares of Common Stock and warrants to purchase 1,000,022 shares of Common Stock at $1.00 per share. As of June 30, 2013, $ 30,852 of the third tranche financing were recorded as receivables on account of shares. Of this amount, $18,511 were received during July 2013.

F-13

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY
(Development Stage Company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and stock data)

NOTE 5:-	STOCKHOLDERS' EQUITY (DEFICIT) (Cont.)

The $1.00 price per share in the second and third tranches of the August 2012 Private Placement triggered anti-dilution protection for investors in the 2011-2012 Private Placement. Accordingly, the exercise price for the investor and placement agent warrants issued in the 2011-2012 Private Placement of $1.42 (which had been adjusted from $1.50 to $1.42 as a result of the funding of the first tranche of the August 2011 Private Placement) was further adjusted to approximately $1.30 per share and, accordingly, additional warrants to purchase 232,369 and 45,289 shares of Common Stock were granted to the investors and placement agent, respectively.

d.	On March 29, 2013, the Company commenced a private placement offering (the "April-May 2013 Private Placement") to accredited investors of up to $10 million in the form of 40 units composed of an aggregate of 4,000,000 shares of Common Stock and warrants (the “Warrants”) to purchase 2,000,000 shares of Common Stock. Each unit was priced at $250,000 per unit, or $2.50 for one share of Common Stock and 0.5 of a Warrant. The Warrants have an exercise price of $5.00 per share and expire on April 4, 2016. The Warrants contain standard anti-dilution protection clauses and therefore will be classified as equity. Partial units were sold, and the units were not issued as separate securities of the Company.

On May 10, 2013, the Company conducted the final closing of the April-May 2013 Private Placement. In the aggregate, the Company raised the maximum amount of $10 million in the April-May 2013 Private Placement. Net proceeds to the Company from the April-May 2013 Private Placement were approximately $9 million, net of issuance cost.

In connection with the April-May 2013 Private Placement, the Company engaged an exclusive placement agent to assist in selling the units. Such agent is entitled to receive compensation for services rendered in the form of a cash fee and a non-accountable expense allowance as certain percentage of the gross proceeds raised at each closing of the April-May 2013 Private Placement, and warrants (substantially similar to the Warrants but with a cashless exercise feature) equal to a percentage of the securities sold as well as percentage from the warrants issued to the investors in the April-May 2013 Private Placement, of which part of are exercisable at an exercise price of $2.50 per share and the second part are exercisable at an exercise price of $5.00 per share immediately upon issuance. The placement agent warrants expire on April 4, 2016 and contain standard anti-dilution protection clauses and therefore were classified as equity.

According to the private placement documents for the April-May 2013 Private Placement, the Company, on a commercially reasonable efforts basis, is required to file a registration statement covering the public resale of the shares of Common Stock and Common Stock underlying the Warrants issued in the April-May 2013 Private Placement (the "Registrable Shares") within 60 days of the final closing of the April-May 2013 Private Placement and to cause such registration statement to become effective within 90 days after such filing.

Failure to comply with the above registration requirements (the "Registration Failure"), or to maintain the effectiveness and use thereof for a period no less than the date that the investors are able to sell 100% of their Registrable Shares (the "Effectiveness Failure") in a single day on any day during a consecutive three month period, shall trigger certain liquidated damages. In the event that a Registration Failure or an Effectiveness Failure,

F-14

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY
(Development Stage Company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and stock data)

NOTE 5:-	STOCKHOLDERS' DEFICIT (Cont.)

the Company shall pay to each investor, as liquidated damages, an amount equal to one-half of one percent per month (prorated for each day of non-compliance) of the purchase price paid by such investor which shall continue for and be paid each month until the Registration Failure or Effectiveness Failure is cured, up to a maximum amount of six percent of the investment amount.

A registration statement covering the Registrable Shares was submitted to the SEC on July 10, 2013, and such registration statement was declared effective on July 24, 2013.

e.	Following Note 8h to the Company's consolidated financial statements in the Company’s Special Financial Report on Form 10-K for the period ended December 31, 2012, on March 5, 2013, the Company amended the Consulting Agreement with SLD Capital Corp. pursuant to which the remaining 166,668 unvested shares of Common Stock as to future strategic advisory consultancy services will be accelerated such that beginning for the month of such services commencing February 1, 2013, the above service provider shall receive 4 monthly issuances of 41,667 shares of Common Stock per month in arrears, with the final monthly issuance to occur as of June 5, 2013 for the monthly period ending May 30, 2013.

The related cost of the 208,334 and 125,001 shares that were vested through the period of six and three months ended June 30, 2013, respectively, was $487,870 and $332,500, respectively, and recorded as part of general and administrative expenses.

In addition, as further consideration for such services to be provided under the consulting agreement, the Company issued to the service provider, as of March 5, 2013, two warrants to purchase shares of Common Stock which composed of:

1.	250,000 warrants to purchase up to an aggregate of 250,000 shares of Common Stock at a per share exercise price of $1.50 at any time prior to two year anniversary since the date in which the Company has received a ticker symbol for its Common Stock and caused the Common Stock to be eligible for trading on the Over-the-Counter Bulletin Board, OTCQB Market or similar trading system (the "Effective Date") (See also Note 1b). For the period of six and three months ended June 30, 2013 the Company recorded expenses in the amount of $237,500 and none, respectively, as part of general and administrative expenses with relation to these warrants.

2.	200,000 warrants to purchase up to an aggregate of 200,000 shares of Common Stock at a per share exercise price of $1.50 that will vest at any time prior to 18 month anniversary since the Effective Date and as long as the Company will have at least 200 record beneficial owners of Common Stock. As of May 10, 2013 the Company had reached the 200 record beneficial owners threshold and therefore during the period of three months ended June 30, 2013 the Company recorded expenses in the amount of $ 286,000 as part of general and administrative expenses with relation to these warrants.

F-15

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY
(Development Stage Company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and stock data)

NOTE 6:-	SELECTED STATEMENTS OF OPERATIONS DATA

General and administrative:

	Three months ended June 30		Six months ended June 30		Period from August 11, 2011 (inception date) to June 30, 2013
	2013		2013	2012
	Unaudited

Payroll, office and related	$276,214	$184,655	$534,254	$346,049	$1,570,511
Legal and professional fees	336,228	66,335	468,626	101,424	823,048
Stock-based compensation	279,607	166,211	1,358,540	292,804	1,748,943
Issuance of Common Stock and warrants to service provider	618,500	-	1,011,370	-	1,448,869
Other	5,657	-	47,141	-	162,534

Total General and administrative	$1,516,206	$417,201	$3,419,931	$740,277	$5,753,905

NOTE 7:-	SUBSEQUENT EVENTS

1.	On July 30, 2013, the Israeli Parliament (the Knesset) approved the second and third readings of the Economic Plan for 2013-2014 ("Amended Budget Law") which consists, among others, of fiscal changes whose main aim is to enhance long-term collection of taxes. These changes include, among others, raising the Israeli corporate tax rate from 25% to 26.5%, cancelling the lowering of the tax rates applicable to preferred enterprises (9% in development area A and 16% in other areas), taxing revaluation gains and increasing the tax rates on dividends within the scope of the Law for the Encouragement of Capital Investments to 20% effective from January 1, 2014. The Company estimates that the effect of the change in tax rates will not lead to material change in the amounts on the consolidated financial statements.

2.	On August 9, 2013, the Company's Board of Directors approved the following management changes:

a.	The Company’s chairman and chief executive officer has assumed the new position of executive chairman.

b.	The Company’s vice president of research and development has been named president and chief executive officer of the Company and Ltd. and will be responsible for the overall management of the Company.

c.	The president and chief operating officer is leaving the Company to pursue other business interests but is anticipated to remain a strategic consultant to the Company in the months following his departure.

The Company’s Board of Directors has delegated authority to the Compensation Committee of the Board of Directors to determine and approve the memorialization of the economic arrangements with the foregoing individuals.

F-16

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS
U.S. dollars

	December 31,
	2012	2011
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,230,034	$908,765
Restricted cash	13,422	-
Short-term bank deposit	21,566	13,130
Other accounts receivable and prepaid expenses (Note 3)	401,522	12,664

Total current assets	1,666,544	934,559

LEASE DEPOSITS	31,545	20,616

PROPERTY AND EQUIPMENT, NET (Note 4)	617,364	23,223

Total assets	$2,315,453	$978,398

The accompanying notes are an integral part of the consolidated financial statements.

F-17

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS
U.S. dollars (except stock data)

	December 31,
	2012	2011
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Trade payables	$250,352	$32,578
Other accounts payable and accrued expenses (Note 5)	316,403	88,313

Total current liabilities	566,755	120,891

LIABILITY RELATED TO WARRANTS (Note 8e)	2,817,741	664,363

COMMITMENTS AND CONTINGENT LIABILITIES (Note 6)

STOCKHOLDERS' EQUITY (DEFICIT) (Note 8):
Common Stock of $0.0001 par value - Authorized: 45,000,000 shares at December 31, 2012 and 2011; Issued: 14,547,689 and 10,830,000 shares at December 31, 2012 and 2011, respectively; Outstanding: 14,547,689 and 10,830,000 shares at December 31, 2012 and 2011, respectively	1,454	1,083
Preferred Stock of $0.0001 par value - Authorized: 5,000,000 shares at December 31, 2012 and 2011; Issued and outstanding: none at December 31, 2012 and 2011	-	-
Additional paid-in capital	5,001,425	577,410
Deficit accumulated during the development stage	(6,071,922)	(385,349)

Total stockholders' equity (deficit)	(1,069,043)	193,144

Total liabilities and stockholders' equity (deficit)	$2,315,453	$978,398

The accompanying notes are an integral part of the consolidated financial statements.

F-18

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
U.S. dollars

	Year ended December 31,	Period from August 11, 2011 (inception date) to December 31,	Period from August 11, 2011 (inception date) to December 31,
	2012	2011	2012

Operating expenses:
Research and development	$1,501,265	$77,895	$1,579,160
Marketing and pre-production costs	295,987	-	295,987
General and administrative	2,177,156	156,818	2,333,974

Total operating loss	3,974,408	234,713	4,209,121

Revaluation of warrants to investors and service provider	1,606,378	(15,867)	1,590,511
Others (Note 9)	105,787	166,503	272,290

Financial (income) expenses, net	1,712,165	150,636	1,862,801

Net loss	$5,686,573	$385,349	$6,071,922

Net loss per share:

Basic and diluted loss per share	$(0.46)	$(0.04)

Weighted average number of common stock used in computing basic and diluted net loss per share	12,375,002	9,499,507

The accompanying notes are an integral part of the consolidated financial statements.

F-19

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY

(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
U.S. dollars (except stock data)

	Common stock		Additional paid-in	Deficit accumulated during the development	Total stockholders' equity
	Number	Amount	capital	stage	(deficit)

Balance as of August 11, 2011 (inception date)	-	$-	$-	$-	$-

Issuance of common stock to founders upon inception date at par value	6,500,000	650	-	-	650
Issuance of common stock to accredited investors upon inception date at par value	2,000,000	200	9,800	-	10,000
Issuance of common stock to founders in October 2011 at par value	1,000,000	100	-	-	100
Issuance of common stock in October 2011 at $0.61 per stock, net of issuance cost	805,000	81	346,082	-	346,163
Issuance of common stock in November 2011at $0.61 per stock, net of issuance cost	335,000	33	135,294	-	135,327
Issuance of common stock in December 2011 at $0.62 per stock, net of issuance cost	190,000	19	86,234	-	86,253
Net loss	-	-	-	(385,349)	(385,349)

Balance as of December 31, 2011	10,830,000	1,083	577,410	(385,349)	193,144

Issuance of common stock in February 2012 at $0.63 per stock, net of issuance cost	171,000	17	81,465	-	81,482
Issuance of common stock in March 2012 at $0.63 per stock, net of issuance cost	890,000	89	422,031	-	422,120
Issuance of common stock in March 2012 at $0.63 per stock, net of issuance cost	70,000	7	36,500	-	36,507
Issuance of common stock and warrants in August 2012 at $1.00 per unit, net of issuance cost	500,014	50	498,107		498,157
Issuance of common stock in September 2012 at $1.50 per stock, net of issuance cost	801,733	80	1,049,994	-	1,050,074
Issuance of common stock in October 2012 at $1.50 per stock, net of issuance cost	993,276	99	1,334,305	-	1,334,404
Issuance of common stock during fourth quarter to service provider	291,666	29	437,470	-	437,499
Stock-based compensation	-	-	564,143	-	564,143
Net loss	-	-	-	(5,686,573)	(5,686,573)

Balance as of December 31, 2012	14,547,689	1,454	5,001,425	(6,071,922)	(1,069,043)

The accompanying notes are an integral part of the consolidated financial statements.

F-20

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS
U.S. dollars

	Year ended December 31,	Period from August 11, 2011 (inception date) to December 31,	Period from August 11, 2011 (inception date) to December 31,
	2012	2011	2012
Cash flows from operating activities:
Net loss	$(5,686,573)	$(385,349)	$(6,071,922)
Adjustments required to reconcile net loss to net cash used in operating activities:
Stock-based compensation and restricted shares	1,001,642	-	1,001,642
Issuance cost related to warrants to investors and service provider	101,263	156,847	258,110
Depreciation	24,317	504	24,821
Increase in other accounts receivable and prepaid expenses	(391,747)	(12,358)	(404,105)
Increase in trade payables	133,950	32,578	166,528
Change in the fair value of warrants	1,606,378	(15,867)	1,590,511
Increase in other accounts payable and accrued expenses	228,090	88,313	316,403

Net cash used in operating activities	(2,982,680)	(135,332)	(3,118,012)

Cash flows from investing activities:
Investment in short-term bank deposits	(19,851)	(13,437)	(33,288)
Proceeds of maturities of short-term bank deposit	12,762	-	12,762
Investment in restricted cash	(13,422)	-	(13,422)
Investment in lease deposit	(9,386)	(20,616)	(30,002)
Purchase of property and equipment	(534,634)	(23,727)	(558,361)

Net cash used in investing activities	(564,531)	(57,780)	(622,311)

Cash flows from financing activities:
Proceeds from issuance of Common Stocks and warrants, net of issuance cost	3,868,480	1,101,877	4,970,357

Net cash provided by financing activities	3,868,480	1,101,877	4,970,357

Increase (decrease) in cash and cash equivalents	(321,269)	908,765	1,230,034
Cash and cash equivalents at beginning of period	908,765	-	-

Cash and cash equivalents at end of period	$1,230,034	$908,765	$1,230,034

Non-cash investing and financing and activities:

Purchase of property and equipment	$83,824	$-	$83,824

The accompanying notes are an integral part of the consolidated financial statements.

F-21

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and per stock data)

NOTE 1:-	GENERAL

a.	LabStyle Innovations Corp. (the "Company") was incorporated in Delaware on August 11, 2011 to exploit a proprietary technology and commenced its operations. The Company's technology is seeking to bring laboratory testing capabilities to consumers through the use of smartphones. Accordingly, the Company is considered to be in the development stage as defined in ASC No. 915, "Development stage entities".

The Company has a wholly owned subsidiary, LabStyle Innovation Ltd., incorporated and located in Israel ("Ltd."), which commenced operations on September 14, 2011. Its principal business activity is to perform the research and development activities of the group.

b.	During the year ended December 31, 2012, the Company continues to incur operating losses and negative cash flows amounting to $3,974,408 and $2,982,680, respectively. The Company will have to obtain additional capital resources to maintain its commercialization, research and development activities. The Company is addressing its liquidity issues by seeking additional funding and continuing its efforts to initiate commercial sales of its initial product as soon as practical in 2013.

On February 14, 2013, a registration statement covering the public resale of certain shares of Company common stock, par value $.0001 per share (the "Common Stock") previously issued in 2012-2013 in private placements was declared effective by the U.S. Securities and Exchange Commission. As of such date, there is no public market for the Common Stock, and the Company is seeking approvals to have its Common Stock quoted on the Over-the-Counter Bulletin Board ("OTCBB") and/or the OTCQB Market operated by OTC Markets Group, Inc. ("OTCQB").

The Company will seek to raise capital from public and/or private sources. There are no assurances, however, that the Company will be able to obtain an adequate level of financing needed for the long-term development and commercialization of its products. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Subsequent to the balance sheet date, the Company obtained additional Common Stock financing in total gross amount of $500,011, as described in more detail in Note 10b.

F-22

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and per stock data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements are prepared according to United States generally accepted accounting principles ("U.S. GAAP").

a.	Use of estimates:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

b.	Financial statements in U.S. dollars:

The accompanying financial statements have been prepared in U.S. dollars.

Ltd.'s financing activities are incurred in U.S. dollars. Although a portion of the Company's expenses are denominated in Israeli New Shekels ("NIS") (mostly salaries and rent), a substantial portion of their expenses are denominated in U.S. dollars. The Company's management believes that the currency of the primary economic environment in which the operations of the Company and its Israeli subsidiary are conducted is the U.S. dollar ("dollar"); thus, the dollar is the functional currency of the Company and Ltd.

Transactions and balances denominated in U.S. dollars are presented at their original amounts. Monetary accounts denominated in currencies other than the dollar are re-measured into dollars in accordance with ASC No. 830, "Foreign Currency Matters". All transaction gains and losses of the re-measurement of monetary balance sheet items are reflected in the consolidated statement of operations as financial income or expenses, as appropriate.

c.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its subsidiary. All intercompany balances and transactions have been eliminated upon consolidation.

d.	Cash and cash equivalents:

The Company considers all highly liquid investments, which are readily convertible to cash with a maturity of three months or less at the date of acquisition, to be cash equivalents.

e.	Restricted cash:

Restricted cash is an interest bearing saving account which is used as a security for the Company's short-term credit.

F-23

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and per stock data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

f.	Short-term bank deposit:

Short-term bank deposit is deposit with maturities of more than three months and up to one year. The short-term bank deposit is denominated in NIS and bear interest at an average rate of 1.82 % and 2.72% as of December 31, 2012 and 2011, respectively. The short-term bank deposit is presented at their cost, including accrued interest.

g.	Long-term lease deposits:

Long-term leases deposit includes long-term deposits for offices rent and car lease.

h.	Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets at the following annual rates:

%

Computers, and peripheral equipment	15-33
Office furniture and equipment	6
Production equipment	20-100
Leasehold improvements	Over the shorter of the lease term or useful economic life

i.	Impairment of long-lived assets:

Property and equipment are reviewed for impairment in accordance with ASC No. 360, "Property, Plant and Equipment," whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. During the year ended December 31, 2012 and the period ended December 31, 2011, no impairment losses have been recorded.

j.	Concentrations of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, restricted cash, short-term bank deposit and other account receivables.

F-24

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and per stock data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The majority of cash and cash equivalents of the Company and its subsidiary are invested in deposits and current accounts with major U.S. and Israeli banks. Such cash and cash equivalents may be in excess of insured limits and are not insured in other jurisdictions. Generally, cash and cash equivalents may be redeemed and therefore a minimal credit risk exists with respect to these deposits and investments.

k.	Research and development costs:

Research and development costs are charged to the statement of operations, as incurred.

l.	Income taxes:

The Company accounts for income taxes in accordance with ASC No. 740, "Income Taxes". This Statement prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value. As of December 31, 2012 and 2011, a full valuation allowance was provided by the Company.

ASC 740 contains a two-step approach to recognizing and measuring a liability for uncertain tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. No liability for unrecognized tax benefits was recorded as a result of the implementation of ASC 740.

m.	Fair value of financial instruments:

The Company applies ASC 820, "Fair Value Measurements and Disclosures". Under this standard, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the "exit price") in an orderly transaction between market participants at the measurement date.

In determining fair value, the Company uses various valuation approaches. ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company's assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

F-25

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and per stock data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The hierarchy is broken down into three levels based on the inputs as follows:

Level 1 -	Valuations based on quoted prices in active markets for identical assets that the Company has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 instruments. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

Level 2 -	Valuations based on one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 -	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of observable inputs can vary from investment to investment and is affected by a wide variety of factors, including, for example, the type of investment, the liquidity of markets and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment and the investments are categorized as Level 3.

The carrying amounts of cash and cash equivalents, short-term bank deposit, other accounts receivable, trade payables and other accounts payable approximate their fair value due to the short-term maturity of such instruments. Warrants are classified within Level 3 because they are valued using valuation techniques. Some of the inputs to these models are unobservable in the market and are significant.

Fair value measurements using significant unobservable inputs (Level 3):

Fair value of liability related to warrants

Balance at August 11, 2011 (inception date)	$-
Fair value of warrants to investors and service provider (see Note 8e)	680,230
Change in fair value of warrants (see Note 8e)	(15,867)

Balance at December 31, 2011	664,363
Fair value of warrants to investors and service provider (see Note 8e)	547,000
Change in fair value of warrants (see Note 8e)	1,606,378

Balance at December 31, 2012	$2,817,741

F-26

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and per stock data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

n.	Basic and diluted net earnings per share:

Basic net earnings per share is computed based on the weighted average number of shares of Common Stock outstanding during each year. Diluted net earnings per share is computed based on the weighted average number of shares of Common Stock outstanding during each year, plus dilutive potential Common Stock considered outstanding during the year, in accordance with ASC topic 260, "Earnings Per Share".

The total weighted average number of shares related to the outstanding warrants and options excluded from the calculations of diluted net earnings per share due to their anti-dilutive effect was 4,556,544 and 754,062 for the year ended December 31, 2012 and for the period ended December 31, 2011, respectively.

o.	Severance pay:

Since inception date, all of the subsidiary's employees who are entitled to receive Severance pay in accordance with the applicable law in Israel are included under section 14 of the Israeli Severance Compensation Law. Under this section, they are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made on their behalf with insurance companies. Payments in accordance with section 14 release the subsidiary from any future severance payments in respect of those employees. Deposits under section 14 are not recorded as an asset in the Company's balance sheet.

p.	Warrants:

The Company accounts for certain warrants held by investors and the Company’s previous placement agent’s which include down round protection as a liability according to the provisions of ASC 815-40, "Derivatives and Hedging - Contracts in Entity's Own Equity", ("ASC 815") which provides new two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer's own stock and thus able to qualify to be a derivative financial instrument. The Company measures the warrants at fair value by using Binomial option-pricing model in each reporting period until they are exercised or expired, with changes in the fair values being recognized in the Company's statement of operations as financial income or expense. For more information refer to Note 8e.

F-27

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and per stock data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

q.	Accounting for stock-based compensation:

The Company accounts for stock-based compensation in accordance with ASC 718, "Compensation - Stock Compensation" ("ASC 718") which requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in the Company's consolidated statement of operations.

The Company recognizes compensation expenses for the value of its awards granted based on the straight-line method over the requisite service period of each of the awards, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The Company estimates the fair value of stock options granted using the Black-Scholes-Merton option-pricing model. The option-pricing model requires a number of assumptions, of which the most significant are the expected stock price volatility and the expected option term. Expected volatility was calculated based upon historical volatilities of similar entities in the related sector index. The expected option term represents the period that the Company's stock options are expected to be outstanding and is determined based on the simplified method until sufficient historical exercise data will support using expected life assumptions. The risk-free interest rate is based on the yield from U.S. treasury bonds with an equivalent term. The Company has historically not paid dividends and has no foreseeable plans to pay dividends.

The Company applies ASC 505-50, "Equity-Based Payments to Non-Employees" with respect to options and warrants issued to non-employees.

The fair value of the shares of Common Stock underlying the options and warrants had been determined by the Company's management with assistance of an independent valuation firm by applying of market approach using recent third-party transactions in the equity of the Company. Because there has been no public market for the Common Stock, management has determined fair value of the Common Stock at the time of grant of options by considering a number of objective and subjective factors. The fair value of the underlying shares of Common Stock shall be determined by management until such time as the Common Stock is listed on an established stock exchange, national market system or other quotation system.

F-28

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and per stock data)

NOTE 3:-	OTHER ACCOUNTS RECEIVABLE AND PREPAID EXPENSES

	December 31,
	2012	2011

Prepaid expenses *)	$330,092	$3,060
Government authorities	71,430	9,604

	$401,522	$12,664

*)	Consists components amounting to $55,187 which are intended to be used as part of research and development activities subsequent to balance sheet date.

NOTE 4:-	PROPERTY AND EQUIPMENT, NET

	December 31,
	2012	2011
Cost:

Computers and peripheral equipment	$51,466	$16,800
Office furniture and equipment	12,823	3,546
Production equipment	574,515	-
Leasehold improvement	3,381	3,381

	642,185	23,727
Accumulated depreciation:

Computers and peripheral equipment	10,196	463
Office furniture and equipment	535	17
Production equipment	13,727	-
Leasehold improvement	363	24

	24,821	504

Property and equipment, net	$617,364	$23,223

Depreciation expenses for the year ended December 31, 2012 and for the period ended December 31, 2011 amounted to $24,317 and $504, respectively.

F-29

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and per stock data)

NOTE 5:-	OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

	December 31,
	2012	2011

Employees and payroll accruals	$84,076	$20,486
Accrued expenses	232,327	67,827

	$316,403	$88,313

NOTE 6:-	COMMITMENTS AND CONTINGENT LIABILITIES

The facilities and motor vehicles of the Company are leased under several operating lease agreements.

The Company signed a lease agreement in Israel for its offices for a period of 24 months beginning November 10, 2011 and scheduled to expire on November 10, 2013. During 2012 the Company entered into additional lease agreement in Israel for additional offices.

On November 13, 2011 the Company entered into a motor vehicle lease agreement for a period of 36 months. During 2012, in light of the recruitment of additional employees the Company entered into additional two motor vehicle lease agreement for a period of 36 months. As of December 31, 2012 the Company maintains four lease cars.

As of December 31, 2012, the future minimum aggregate lease commitments under non-cancelable operating lease agreement are as follows:

Year ended December 31,	Facilities	Motor vehicles	Total

2013	$95,024	$10,885	$105,909
2014	2,595	11,208	13,803
2015	2,094	3,000	5,094

	$99,713	$25,093	$124,806

Facility and motor vehicle lease expenses for the year ended December 31, 2012 and for the period ended December 31, 2011 were $120,685 and $4,763, respectively.

F-30

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and per stock data)

NOTE 7:-	TAXES ON INCOME

a.	The Company and its subsidiary are separately taxed under the domestic tax laws of the state of incorporation of each entity.

b.	Tax rates applicable to Ltd.:

On December 5, 2011, the Israeli Parliament (the Knesset) passed the Law for Tax Burden Reform (Legislative Amendments), 2011 ("the Law") which, among others, cancels effective from 2012, the scheduled progressive reduction in the corporate tax rate. The Law also increases the corporate tax rate to 25% in 2012. In view of this increase in the corporate tax rate to 25% in 2012, the real capital gains tax rate and the real betterment tax rate were also increased accordingly.

c.	Net operating loss carry forward:

Ltd. has accumulated net operating losses for Israeli income tax purposes as of December 31, 2012 in the amount of approximately $1,439,911. The net operating losses may be carried forward and offset against taxable income in the future for an indefinite period.

As of December 31, 2012, the Company had a U.S. federal net operating loss carry forward of approximately $1,236,750 that can be carried forward and offset against taxable income and that expires during the years 2031 to 2032. Utilization of U.S. loss carry forward may be subject to substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitations may result in the expiration of losses before utilization.

d.	Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

	December 31,
	2012	2011
Deferred tax assets:

Net operating loss carry forward	$854,678	$127,196
Temporary differences	247,722	13,755

Deferred tax assets before valuation allowance	1,102,400	140,951
Valuation allowance	(1,102,400)	(140,951)

Net deferred tax asset	$-	$-

F-31

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and per stock data)

NOTE 7:-	TAXES ON INCOME (Cont.)

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences are deductible and net operating losses are utilized. Based on consideration of these factors, the Company recorded a full valuation allowance at December 31, 2012 and 2011.

e.	Loss before taxes on income consists of the following:

	Year ended December 31,	Period from August 11, 2011 (inception date) to December 31,
	2012	2011

Domestic	$2,987,718	$259,957
Foreign	2,698,855	125,392

	$5,686,573	$385,349

f.	The main reconciling item between the statutory tax rate of the Company and the effective tax rate is the recognition of valuation allowance in respect of deferred taxes relating to accumulated net operating losses carried forward due to the uncertainty of the realization of such deferred taxes.

NOTE 8:-	STOCKHOLDERS' EQUITY (DEFICIT)

a.	General:

The Common Stock entitles its holders thereof the right to one vote for each share of Common Stock held of record by such holder with respect to all matters on which holders of Common Stock are entitled to vote, to receive dividends according to Board of Directors decision, to participate in the balance of the Company's assets remaining after liquidation, dissolution or winding up, ratably in proportion to the number of shares of Common Stock held by them. The Common Stock has no pre-emptive or similar rights and is not subject to redemption rights and carries no subscription or conversion rights.

b.	At inception date, the Company issued 6,500,000 shares of Common Stock to its founders and management team.

c.	At inception date, the Company issued 2,000,000 shares of Common Stock to accredited investors for total amount of $10,000.

F-32

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and per stock data)

NOTE 8:-	STOCKHOLDERS' EQUITY (DEFICIT) (Cont.)

d.	On October 27, 2011, subject to the private placement (see Note 8e) and upon the first closing the Company issued 1,000,000 shares of Common Stock to its founders and management team in consideration of transfer of certain intellectual property rights to the Company.

e.	During 2011, the Company entered into private placement process in which units composed of 50,000 shares of the Common Stock and 50,000 warrants to purchase 50,000 shares of Common Stock were offered to third party accredited investors, at an exercise price of $1.50 per share. The warrants expire on October 27, 2016.

Under the above-mentioned private placement, until December 31, 2011, the Company raised funds in a total amount of $1,091,877, net of issuance cost. In consideration the Company issued 1,330,000 of Common Stock and warrants to purchase 1,330,000 shares of Common Stock.

During the three-month period ended March 31, 2012 the Company raised additional funds in a total amount of $915,845, net of issuance cost. In consideration the Company issued 1,131,000 shares and 1,131,000 warrants.

The exercise price and the number of shares to be issued upon exercise of the warrants are subject to weighted average adjustment for dilution in accordance with ASC 815. The warrants are classified as liability and the fair value of the warrants was measured using the Binomial option-pricing model as described below.

According to the private placement documents, the Company, on a commercially reasonable efforts basis, is required to file a registration statement covering the sale of the shares of Common Stock included in the units sold and underlying Common Stock upon the exercise of the warrants included in the units sold (the "Registrable Shares") within 60 days of the final closing of the offering and to cause such registration statement to become effective within 150 days after such filing. The final closing occurred on March 30, 2012.

A registration statement covering the Registrable Shares was submitted to the SEC on June 26, 2012, and such registration statement was declared effective on February 14, 2013.

Failure to comply with the above registration requirements (the "Registration Failure"), or to maintain the effectiveness and use thereof for a period no less than the date that the investors are able to sell 100% of their Registrable Shares (the "Effectiveness Failure") in a single day on any day during a consecutive three month period, shall trigger certain liquidated damages. In the event that a Registration Failure or an Effectiveness Failure, the Company shall pay to each Investor, as liquidated damages, an amount equal to one percent per month (prorated for each day of non-compliance) of the purchase price paid by such Investor which shall continue for and be paid each month until the Registration Failure or Effectiveness Failure is cured, up to a maximum amount of ten percent.

F-33

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and per stock data)

NOTE 8:-	STOCKHOLDERS' EQUITY (DEFICIT) (Cont.)

In contemplation of the above private placement offering, the Company engaged an exclusive placement agent to assist in selling the units, for which was compensated by a cash fee and a non-accountable expense allowance as certain percentage of the gross proceeds raised at each closing, and 964,400 warrants of which half are exercisable at an exercise price of $1.50 per share and half are exercisable at an exercise price of $1.00 per share immediately upon issuance and have a term equal to the earlier of seven years or three years after the Common Stock becomes publicly-traded. The number and exercise price of these warrants are also subject to dilutive issuance and therefore classified as liability and re-measured using the Binominal option-pricing model as well.

In estimating the warrants' fair value, the Company used the following assumptions:

Investors warrants:

	Issuance date	December 31, 2012	December 31, 2011

Risk-free interest rate (1)	1.2%	0.51%	0.78%
Expected volatility (2)	80%	70%	80%
Expected life (in years) (3)	5	3.82	4.79
Expected dividend yield (4)	0	0	0
Fair value:
Warrants	$0.39	$0.81	$0.38

Placement agent warrants:

	Issuance date	December 31, 2012	December 31, 2011

Risk-free interest rate (1)	0.86%	0.41%	0.53%
Expected volatility (2)	75%	59%	75%
Expected life (in years) (3)	3.93	3.25	3.71
Expected dividend yield (4)	0	0	0
Fair value:
Warrants	$0.31-0.32	$0.65-0.79	$0.29-0.32

(1)	Risk-free interest rate - based on yield rates of non-index linked U.S. Federal Reserve treasury bonds.

(2)	Expected volatility - was calculated based on actual historical stock price movements of companies in the same industry over a term that is equivalent to the expected term of the option.

(3)	Expected life - the expected life was based on the maturity date of the warrants.

F-34

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and per stock data)

NOTE 8:-	STOCKHOLDERS' EQUITY (DEFICIT) (Cont.)

(4)	Expected dividend yield - was based on the fact that the Company has not paid dividends to its shareholders in the past and does not expect to pay dividends to its shareholders in the future.

As a result of the anti-dilution protection in the private placement documents and the price per share in the August SPA that is described in Note 8f below, the exercise price of $1.50 was adjusted to approximately $1.42 per share and additional warrants to purchase 138,648 and 27,166 share of Common Stock were granted to the investors and placement agent, respectively (see Note 10b for disclosure of subsequent anti-dilution adjustments).

The Company measured these warrants at fair value in total amount of $2,817,741 and $664,363 as of December 31, 2012 and 2011, respectively. Issuance expenses that were allocated to the component of the warrants, amounted to $101,263 and $156,097 for the year ended December 31, 2012 and the period ended December 31, 2011, respectively, were expensed immediately and are included as part of financial expenses in the consolidated statements of operations.

As of December 31, 2012 and 2011, the Company re-measured the warrants component. Consequently, during the year ended December 31, 2012 and the period ended December 31, 2011, the Company recorded $1,606,378 and $(15,867), respectively, as financial expenses (income), net as a result of a change in the Company's warrant value.

f.	During August 2012, the Company entered into securities purchase agreement (the "August SPA") to raise capital by means of units, at a price of $1.00 per unit, composed of 1,500,036 shares of Common Stock and 1,500,036 warrants to purchase 1,500,036 shares of Common Stock were offered to third party accredited investors, at an exercise price of $1.00 per share. The warrants expiration date for 100% of the warrants is within one year from the date of effectiveness of the Company's registration in OTCBB ("Effective Date") and if not exercised until then, 50% of the warrants will be expired and the remaining will be outstanding for additional year. The warrants contain standard anti-dilution protection clauses and therefore classified as equity.

Subject to the August SPA the investment amount of $1,500,036 shall be funded in three tranches for which the first tranche of $500,014 will occur on the date of the signing on the August SPA, the second and third tranches will occur within 90 and 180 days following the Effective Date, each in aggregate amount of $500,011 (see also Note 10b describing a subsequent amendment to the timing for the funding tranches).

Under the above mentioned August SPA, through the period of three months ended September 30, 2012 the Company raised funds in a total amount of $498,157, net of issuance cost. In consideration the Company issued 500,014 shares of Common Stock and warrants to purchase 500,014 shares of Common Stock.

g.	During September 2012, the Company entered into a private placement transaction to accredited investors up to 1,833,333 shares of Common Stock at $1.50 per share, for gross proceeds of up to $2,750,000.

F-35

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and per stock data)

NOTE 8:-	STOCKHOLDERS' EQUITY (DEFICIT) (Cont.)

In addition, in connection with the above private placement, warrants to purchase shares of Common Stock equal to 10% of the shares issued in such private placement were issued as a finder fee to four FINRA member broker-dealers. Such finder warrants have an exercise price equal to $1.50 per share and term of three years from the date of the Company's closing on the investment amount by the applicable investor. The warrants contain standard anti-dilution protection clauses and therefore classified as equity.

As of December 31, 2012 the Company has issued 1,795,009 shares of Common Stock for total consideration of $2,384,478, net of issuance cost. Consequently, 179,502 warrants were issued as a finder fee.

h.	On October 5, 2012 the Company entered into a non-exclusive consulting agreement (the "Consulting Agreement") with SLD Capital Corp. under which strategic advisory consultancy services will be rendered to the Company. Consideration under this agreement is 500,000 shares of Common Stock, of which 250,000 shares were issued at October 5, 2012, with an additional 20,833 shares of Common Stock being issued per month in arrears during the first eleven months of the agreement term as services are rendered, and 20,837 shares of Common Stock in the final month of the agreement term, for a total of 250,000 additional shares of Common Stock. The agreement will expire on October 5, 2013. Services provided under this agreement include strategic advice regarding: (i) the Company’s operations and related obligations as a U.S. publicly-listed and reporting company, (ii) the industries and businesses in which the Company is engaged and (iii) other aspects of or concerning the Company’s business about which the consultant has knowledge or expertise, including ongoing stockholder relations initiatives.

As of December 31, 2012, 208,334 shares are yet to be issued under this agreement. The related cost of the 291,666 shares that were issued through December 31, 2012 was $437,499 and recorded as part of general and administrative expenses.

Subsequent to the balance sheet date the Company amended the above Consulting Agreement (see also Note 10c).

i.	Stock options plans:

1.	On January 23, 2012, an equity incentive plan (the "2012 Plan") was adopted by the Board of Directors of the Company and approved by a majority of the Company's stockholders, under which options to purchase up to 2,860,000 shares of Common Stock have been reserved (see also Note 10a). Under the 2012 Plan, options to purchase Common Stock may be granted to employees, advisors, directors, consultants and service providers of the Company or any affiliate, each option granted can be exercised to one share of Common Stock. The vesting schedule and other terms and conditions will be determined as the Board of Directors of the Company or a designated committee thereof shall deem appropriate and set forth in the option agreement for each grantee. No option shall be exercisable after the expiration of ten years from the date it was granted or the date set forth at the option agreement, as earlier.

F-36

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and per stock data)

NOTE 8:-	STOCKHOLDERS' EQUITY (DEFICIT) (Cont.)

2.	On January 23, 2012, the 2012 Israeli equity sub plan (the "Sub Plan") was adopted by the Board of Directors of the Company, which is set forth the terms for the grant of stock awards to Israeli employees or Israeli non-employees. The Sub Plan was adopted in accordance with the amended sections 102 and 3(i) of Israel's Income Tax Ordinance. The Sub Plan is part of the 2012 Plan and subject to the same terms and conditions.

3.	On June 22, 2012 the Compensation Committee of the Company's Board of Directors granted total options to purchase 2,100,000 Common Stock. 320,000, 230,000 and 1,550,000 options were granted to employees, consultants and directors, respectively. The exercise prices per option is determined by the Board of Directors, subject to applicable law, and will not be less than 100% of the fair market value per Common Stock on the date of the grant with expiration date which is not less than 10 years from the date of grant except certain resolutions of Board of Directors and its committee. Any options that are cancelled or forfeited before expiration become available for future grants. As of December 31, 2012, there were 760,000 options to purchase the Company's Common Stock available for future grants under the 2012 Plan (see Note 10a describing a subsequent increase in the size of the 2012 Plan).

Transactions related to the grant of options to employees, directors and non employees under the above plans during the year ended December 31, 2012, were as follows:

	Number of options	Weighted average exercise price	Weighted average remaining contractual life	Intrinsic value
		$	Years	$

Options outstanding at beginning of year	-	-	-	-
Options granted (*)	2,100,000	0.32
Options exercised	-	-
Options expired	-	-
Options forfeited	-	-

Options outstanding at end of year	2,100,000	0.32	7.69	1.18

F-37

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and per stock data)

NOTE 8:-	STOCKHOLDERS' EQUITY (DEFICIT) (Cont.)

Options vested and expected to vest at end of year	2,086,750	0.24	7.17	1.17

Exercisable at end of year	1,045,000	0.16	6.88	1.18

(*) Excluding 500,000 restricted shares granted (see also Note 8h).

Weighted average fair value of options granted during the year ended December 31, 2012 is $0.52.

The aggregate intrinsic value in the table above represents the total intrinsic value (the difference between the Company's closing stock price on the last day of fiscal 2012 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on December 31, 2012. This amount is impacted by the changes in the fair market value of the Company's shares.

The following table presents the weighted-average assumptions used to estimate the fair values of the options granted in the period presented:

Year ended December 31, 2012

Volatility	49.9%-75.1%
Risk-free interest rate	0.37%-0.96%
Dividend yield	0%
Expected life (years)	2.5-5

As of December 31, 2012, the total unrecognized estimated compensation cost related to non-vested stock options granted prior to that date was $541,942, which is expected to be recognized over a weighted average period of approximately 1.46 years.

The total compensation cost related to all of the Company's equity-based awards, recognized during year ended December 31, 2012 was comprised as follows:

Year ended December 31, 2012

Research and development	$173,740
General and administrative	390,403
Total stock-based compensation expenses	$564,143

F-38

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and per stock data)

NOTE 8:-	STOCKHOLDERS' EQUITY (DEFICIT) (Cont.)

4.	On March 2012, the Company entered into employment agreement with its chief executive office ("CEO") and was approved by the Company’s Board of Directors in which the Company will grant options to purchase shares of the Company's Common Stock equal to three percent of the issued and outstanding capital stock of the Company, following to the final closing of the Company’s 2011-2012 private offering, but not less than 500,000 options with exercise price of $1.00 per share.

Since the final closing of such private offering was on March 30, 2012, the trigger of the above options to be vested has been occurred and therefore the Company accounted for these options under ASC 718, "Compensation - Stock Compensation". The Company recognized full compensation cost related to the 547,392 options that have been granted to the CEO in total amount of $26,141. The compensation cost was recorded as part of general and administrative expenses.

On June 22, 2012, the Compensation Committee of the Company’s Board of Directors approved to reduce the exercise price of the CEO’s options from $1.00 to $0.52 per share and change the vesting schedule by extending the vesting period of 210,000 options vested as of March 31, 2013, which were previously granted to the Company's CEO, as fully vested. The Company accounted for the exercise price reduction and the extension of options' terms pursuant to ASC 718 as a modification. Accordingly, additional compensation was calculated by the Company as the fair value of the modified award in excess of the fair value of the original award measured immediately before its terms have been modified based on current circumstances. The total incremental compensation cost related to this modification was $76,186. As of December 31, 2012, the Company recognized $70,727 of these compensation costs which were recorded as part of General and administrative expenses.

NOTE 9:-	SELECTED STATEMENTS OF OPERATIONS DATA

Financial expenses, net:

	Year ended December 31,	Period from August 11, 2011 (inception date) to December 31,
	2012	2011

Bank charges	$7,225	$298
Foreign currency adjustments losses	(2,701)	9,358
Issuance cost related to warrants to investors and service provider	101,263	156,097
Issuance cost related to common shares to founders	-	750

	$105,787	$166,503

F-39

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and per stock data)

NOTE 10:-	SUBSEQUENT EVENTS

a.	During February 2013, the Board of Directors and majority stockholders approved to increase the pool of 2012 Plan, under which options to purchase up to 5,000,000 shares of Common Stock will be reserved.

b.	On February 11, 2013, the Company entered into an addendum to the August SPA, as described in Note 8f above, which modifies the timing for the second and third tranches and provides that such second tranche will be funded by the 5th business day following the effectiveness of the registration statement and the third tranche on or before the 100th day following the date on which both: (i) any registration statement covering the sale or resale of any of the Company’s securities is declared effective and (ii) the Company has received a ticker symbol for the Common Stock and caused the Common Stock to be eligible for trading on the Over-the-Counter Bulletin Board, OTCQB Market or similar trading system. The amount and pricing of the securities to be purchased in such second and third tranches was not modified, and the investors remain irrevocably committed to funding their portions of such tranches.

As a result of the anti-dilution protection in the private placement documents and the price per share in the August SPA, and the impact of the above addendum pursuant to which gross amount of $500,011 has been received and paid after the balance sheet date, the exercise price of $1.42 was adjusted to approximately $1.38 per share and additional warrants to purchase 75,352 and 14,764 share of Common Stock were granted to the investors and placement agent, respectively.

c.	On March 5, 2013, the Company amended the Consulting Agreement with SLD Capital Corp. In accordance with this amendment the issuance schedule of the remaining 166,668 unvested shares of Common Stock for the future strategic consultancy services will be accelerated such that beginning for the month of such services commencing February 1, 2013 SLD shall receive 4 monthly issuances of 41,667 shares of Common Stock per month in arrears, with the final monthly issuance to occur as of June 5, 2013 for the monthly period ending May 30, 2013.

In addition, as further consideration for such services to be provided under the Consulting Agreement, the Company shall issue to the service provider, as of March 5, 2013, two warrants to purchase shares of Common Stock which composed of:

1.	250,000 warrants to purchase up to an aggregate of 250,000 shares of Common Stock at a per share exercise price of $1.50 at any time prior to two year anniversary since the date in which the Company has received a ticker symbol for its Common Stock and caused the Common Stock to be eligible for trading on the Over-the-Counter Bulletin Board, OTCQB Market or similar trading system (the "Effective Date").

2.	200,000 warrants to purchase up to an aggregate of 200,000 shares of Common Stock at a per share exercise price of $1.50 at any time prior to 18 month anniversary since the Effective Date and as long as the Company has at least 200 record beneficial owners of Common Stock.

F-40

LABSTYLE INNOVATIONS CORP. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars (except stock and per stock data)

NOTE 10:-	SUBSEQUENT EVENTS (Cont.)

d.	On March 5, 2013 the Compensation Committee of the Company's Board of Directors adopted a director remuneration policy for non-employee directors. In accordance with this policy, directors who are not also executive officers or employees of the Company shall receive the following remuneration:

1.	Cash awards amounted of $25,000 per year for each non-employee director that will be paid in arrears on a quarterly basis and $16,000 for each Committee member that will be paid in arrears on a quarterly basis. Such award will be accrued and payable since the fiscal year ended December 31, 2013 and for each fiscal year thereafter, upon the approval of the Company’s CEO at such time when the Company is adequately capitalized in his reasonable discretion.

2.	Option Awards of 25,000 options for each non-employee director of the Company to purchase shares of Common Stock of the Company, which will be confirmed, together with the exercise price, at the first meeting of the Board of Directors for each fiscal year and shall vest quarterly in arrears. Such award will be granted since the fiscal year ended December 31, 2013 and for each fiscal year thereafter. The options shall have ten year terms and, unless otherwise approved by Compensation Committee of the Board of Directors, and shall not be issued under the 2012 Plan or any successor to such plan.

3.	In addition the Compensation Committee of the Company's Board of Directors has approved a granting of 150,000 options to purchase shares of Common Stock of the Company at an exercise price of $1.50 per share to each of the non-employee directors. The options are fully vested on the grant date and have expiration date which is 10 years from such date.

e.	On March 5, 2013 the Compensation Committee of the Company's Board of Directors has approved a granting of 1,315,000 and 1,100,000 options to employees and non-employees, respectively.

F-41

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

LABSTYLE INNOVATIONS CORP.

9,430,162 Shares

Common Stock

_____________________________

PROSPECTUS

_____________________________

[      ], 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder.  No expenses shall be borne by the selling shareholder.  All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC Registration Fee*	$2,168.12

Accounting Fees and Expenses	$4,000.00

Legal Fees and Expenses	$30,000.00

Miscellaneous Fees and Expenses	$5,000

Total	$36,668.12

*  Previously paid.

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. In addition, our director and officer indemnification agreements with each of our directors and officers provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that no indemnitee will be entitled to indemnification in connection with any claim initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of the claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.

II-1

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

1.          In connection with our formation, on August 11, 2011, we accepted a subscription from nine (9) investors (including Adam Stern, Piper Venture Partners, LLC, Pavilion Capital Partners, LLC, Discretionary Investment Trust, Spencer Trask Investment Partners, LLC, Millennium MSO, Inc., Capital Growth Investment Trust, FEQ Realty, LLC, and Michael J. Garnick) who collectively subscribed for 2,000,000 shares of restricted common stock for an aggregate purchase price of $10,000. No underwriting discounts or commissions were paid in connection with the sale of the securities. The sale and issuance of these securities was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(2) of the Securities Act.

2.          On March 30, 2012, we consummated the final closing of a private placement transaction with aggregate forty-five (45) investors whereby such investors collectively purchased 2,461,000 shares of our common stock and warrants to purchase 2,461,000 shares of our common stock at the exercise of $1.50 for total gross consideration of $2,461,000. In connection with such private placement transaction, Spencer Trask was granted warrants to purchase (i) 482,200 shares of common stock at the exercise price of $1.00 per share and (ii) 482,200 shares of common stock at the exercise price of $1.50 per share. The $1.50 exercise price was adjusted to approximately $1.30 per share due to a certain anti-dilutive issuance and additional warrants to purchase 371,017 shares of common stock and additional warrants to purchase 72,455 shares of common stock were granted to such investors and Spencer Trask, respectively. The sale and issuance of the securities granted to Spencer Trask are exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, as transaction by an issuer not involving a public offering.

3.          On August 31, 2012, we consummated a private placement transaction (which we refer to as the August 2012 Private Placement) with 13 accredited investors, including existing stockholders of our company. Pursuant to this financing, we issued, in three tranches, an aggregate of 1,500,036 shares of our common stock at a price equal to $1.00 per share (for gross proceeds of $1,500,036) and issued warrants to purchase an aggregate of 1,500,036 shares of our common stock with an exercise price of $1.00 per share. One-half of the warrants issued in the August 2012 Private Placement have an exercise period ending on April 8, 2014, and the exercise period for the remaining one-half of the warrants ends on April 8, 2015.

The first tranche of the August 2012 Private Placement closed on August 31, 2012, the second tranche on February 21, 2013 and the third tranche on June 26, 2013. The sale and issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, as transaction by an issuer not involving a public offering.

II-2

4.          On October 17, 2012, we consummated a final closing of a separate private placement transaction with 44 accredited investors, including existing stockholders of our company. Pursuant to this financing, we issued an aggregate of 1,795,009 shares of our common stock at a price equal to $1.50 per share (for gross proceeds of $2,692,513). We utilized the services of four FINRA member broker-dealers as finders for this private placement, including Spencer Trask, and we paid commissions to such finders equal to 10% of the funds they each raised in cash and 10% in warrants. We issued warrants to such brokers-dealers, which allow them to purchase aggregate 179,502 shares of common stock. The sale and issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, as transaction by an issuer not involving a public offering.

5.          On May 10, 2013, we consummated a final closing of a separate private placement transaction with 126 accredited investors, including existing stockholders of our company. Pursuant to this financing, an aggregate of 40 units of the Company were offered and sold for gross proceeds of $10,000,000. Each unit consisted of 100,000 shares of our common stock and warrants to purchase 50,000 shares of common stock. Each unit was priced at $250,000 per unit, or $2.50 for one share of common stock and 0.5 of a warrant. The warrants have an exercise price of $5.00 per share and expire on April 4, 2016. In the aggregate, 4,000,000 shares of common stock and warrants to purchase 2,000,000 shares of common stock were issued in this financing. Aegis Capital Corp. acted as the placement agent for this financing, and Aegis utilized the services of FINRA member sub-agents. We paid to Aegis or its sub-agents an aggregate cash fee and non-accountable allowance of $950,000 and issued to Aegis or its designees warrants (substantially similar to the warrants issued to investors, but containing a cashless exercise feature) to purchase an aggregate of 400,000 shares of our common stock at $2.50 per share and additional warrants to purchase 400,000 shares of our common stock at $5.00 per share. The sale and issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, as transaction by an issuer not involving a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description
3.1	Certificate of Incorporation (1)
3.2	Bylaws (2)
4.1	Form of Warrant issued to investors in the Company’s 2011-2012 private placement (3)
4.2	Warrant for shares of common stock ($1.00 exercise price) issued to Spencer Trask Ventures, Inc. (4)
4.3	Warrant for shares of common stock ($1.30 exercise price) issued to Spencer Trask Ventures, Inc. (5)
4.4	Form of Warrant issued to investors in the Company’s August 2012 private placement (6)
4.5	Form of Finder Warrant issued in connection with the Company’s October 2012 private placement (7)
4.6	Form of Warrant issued to investors in the Company’s May 2013 private placement (8)
4.7	2012 Equity Incentive Plan of the Company (9)
5.1	Opinion of Ellenoff Grossman & Schole LLP*
10.1	Placement Agency Agreement, dated September 8, 2011, between the Company and Spencer Trask Ventures, Inc.(10)
10.2	Finder’s Agreement, dated October 27, 2011, between the Company and Spencer Trask Ventures, Inc.(11)
10.3	Right of First Refusal Letter Agreement, dated October 27, 2011, between the Company and Spencer Trask Ventures, Inc. (12)
10.4	Form of Subscription Agreement for the Company’s 2011-2012 private placement (13)
10.5	Employment Agreement, dated March 15, 2012, between the Company and Oren Fuerst (14)

II-3

10.6	Employment Agreement, dated October 11, 2012, , between LabStyle Israel and Erez Raphael (15)
10.7	Employment Agreement, dated March 18, 2012, between LabStyle Israel and Mordechi (Motty) Hershkowitz (16)
10.8	Amendment to Employment Agreement, dated August 8, 2012, between the Company and Oren Fuerst (17)
10.9	Amendment to Employment Agreement, dated April 1, 2013, between LabStyle Israel and Erez Raphael (18)
10.10	Amendment to Employment Agreement, dated August 30, 2013, between LabStyle Israel and Erez Raphael (19)
10.11	Amendment to Employment Agreement, dated August 8, 2012, between the Company and Mordechi (Motty) Hershkowitz (20)
10.12	Amendment to Employment Agreement, dated April 1, 2013, between the Company and Mordechi (Motty) Hershkowitz *
10.13	Form of Securities Purchase Agreement for the Company’s August 2012 private placement (21)
10.14	Addendum to Securities Purchase Agreement, dated February 11, 2013, for the Company’s August 2012 private placement (22)
10.15	Form of Subscription Agreement for the Company’s October 2012 private placement (23)
10.16	Consulting Agreement, dated October 5, 2012, between the Company and SLD Capital Corp. (24)
10.17	Addendum to Consulting Agreement, dated March 5, 2013, between the Company and SLD Capital Corp. (25)
10.18	Distribution Agreement, dated April 25, 2013, by and between the Labstyle Innovation Ltd. and Farla Medical Limited (26)
10.19	Form of Subscription Agreement for the Company’s May 2013 private placement (27)
21.1	List of Subsidiaries of the Company*
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global**
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement)**

101.INS	XBRL Instance Document**
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document**
101.SCH	XBRL Taxonomy Extension Schema Document**
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document**
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document**
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document**

*	Previously filed.
**	Filed herewith.
(1)	Incorporated by reference to the registrant’s Registration Statement on Form S-1, filed January 16, 2013.
(2)	Incorporated by reference to the registrant’s Registration Statement on Form S-1, filed January 16, 2013.
(3)	Incorporated by reference to the registrant’s Registration Statement on Form S-1, filed January 16, 2013.
(4)	Incorporated by reference to the registrant’s Registration Statement on Form S-1, filed January 16, 2013.
(5)	Incorporated by reference to the registrant’s Registration Statement on Form S-1, filed January 16, 2013.
(6)	Incorporated by reference to the registrant’s Registration Statement on Form S-1, filed January 16, 2013.
(7)	Incorporated by reference to the registrant’s Registration Statement on Form S-1, filed January 16, 2013.
(8)	Incorporated by reference to the registrant’s Current Report on Form 8-K, filed May 13, 2013.
(9)	Incorporated by reference to the registrant’s Registration Statement on Form S-1, filed January 16, 2013.
(10)	Incorporated by reference to the registrant’s Registration Statement on Form S-1, filed January 16, 2013.
(11)	Incorporated by reference to the registrant’s Registration Statement on Form S-1, filed January 16, 2013.
(12)	Incorporated by reference to the registrant’s Registration Statement on Form S-1, filed January 16, 2013.
(13)	Incorporated by reference to the registrant’s Registration Statement on Form S-1, filed January 16, 2013.
(14)	Incorporated by reference to the registrant’s Registration Statement on Form S-1, filed January 16, 2013.
(15)	Incorporated by reference to the registrant’s Current Report on Form 8-K, filed September 6, 2013.

II-4

(16)	Incorporated by reference to the registrant’s Registration Statement on Form S-1, filed January 16, 2013.
(17)	Incorporated by reference to the registrant’s Registration Statement on Form S-1, filed January 16, 2013.
(18)	Incorporated by reference to the registrant’s Current Report on Form 8-K, filed September 6, 2013.
(19)	Incorporated by reference to the registrant’s Current Report on Form 8-K, filed September 6, 2013.
(20)	Incorporated by reference to the registrant’s Registration Statement on Form S-1, filed January 16, 2013.
(21)	Incorporated by reference to the registrant’s Registration Statement on Form S-1, filed January 16, 2013.
(22)	Incorporated by reference to the registrant’s Registration Statement on Form S-1, filed February 12, 2013.
(23)	Incorporated by reference to the registrant’s Registration Statement on Form S-1, filed January 16, 2013.
(24)	Incorporated by reference to the registrant’s Registration Statement on Form S-1, filed January 16, 2013.
(25)	Incorporated by reference to the registrant’s Registration Statement on Form S-1, filed February 12, 2013.
(26)	Incorporated by reference to the registrant’s Current Report on Form 8-K, filed April 30, 2013.
(27)	Incorporated by reference to the registrant’s Current Report on Form 8-K, filed May 13, 2013.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post Effective Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ramat Gan, Israel on October 28, 2013.

LABSTYLE INNOVATIONS CORP.

By:	/s/ Erez Raphael
Name: Erez Raphael
Title: President and Chief Executive Officer

By:	/s/ Mordechi Hershkowitz
Name: Mordechi (Motty) Hershkowitz
Title: Chief Financial Officer, Treasurer and Secretary
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors LabStyle Innovations Corp., a Delaware corporation (the “Company”), do hereby constitute and appoint Oren Fuerst, Erez Raphael and Mordechi (Motty) Hershkowitz, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Oren Fuerst.	Executive Chairman	October 28, 2013
Oren Fuerst.

/s/ Erez Raphael	President and Chief Executive Officer	October 28, 2013
Erez Raphael	(Principal Executive Officer)

/s/ Mordechi Hershkowitz	Chief Financial Officer, Treasurer and Secretary	October 28, 2013
Mordechi (Motty) Hershkowitz	(Principal Financial and Accounting Officer)

/s/ David Weintraub	Director	October 28, 2013
David Weintraub

/s/ Malcolm Hoenlein	Director	October 28, 2013
Malcolm Hoenlein

/s/ Nahum D. Melumad	Director	October 28, 2013
Nahum D. Melumad

/s/ Adam K. Stern	Director	October 28, 2013
Adam K. Stern

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